                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-64283

The information in this prospectus supplement and the attached prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 22, 1999                 [STUDENT LOAN LOGO]
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 21, 1999

                  $525,000,000* STUDENT LOAN ASSET-BACKED NOTES

                       STUDENT LOAN FUNDING 1999-A/B TRUST
                                    (ISSUER)

                       STUDENT LOAN FUNDING RIVERFRONT LLC
                                   (DEPOSITOR)

                                                                                ---------------------------------------------------
SECURITIES OFFERED                                                              YOU  SHOULD   CAREFULLY   CONSIDER  THE  RISK
   -    Series 1999A-1 Senior Auction Rate Callable Notes                       FACTORS   BEGINNING  ON  PAGE  S-10  OF  THIS
   -    Series 1999A-2 Senior Auction Rate Callable Notes                       PROSPECTUS SUPPLEMENT.
   -    Series 1999A-3 Senior Auction Rate Callable Notes

   -    Series 1999A-4 Senior Auction Rate Callable Notes                       THE  SECURITIES ARE  OBLIGATIONS  ONLY OF THE
   -    Series 1999A-5 Senior Auction Rate Callable Notes                       TRUST  AND  ARE   PAYABLE   SOLELY  FROM  THE
   -    Series 1999A-6 Senior Auction Rate Callable Notes                       STUDENT LOANS AND OTHER ASSETS OF THE TRUST.
   -    Series 1999B-1 Subordinate Auction Rate Callable Notes

                                                                                THE  PRINCIPAL  AMOUNT OF THE  NOTES  EXCEEDS
                                                                                THE PRINCIPAL AMOUNT OF THE FINANCED STUDENT
ASSETS                                                                          LOANS PLUS ACCRUED INTEREST ON THE FINANCED
   -    student loans guaranteed by federal guarantors                          STUDENT LOANS PLUS THE AMOUNT OF FUNDS HELD
                                                                                UNDER THE INDENTURE.

                                                                                ---------------------------------------------------
CREDIT ENHANCEMENT
   -    senior notes
        -    subordination of subordinated notes
        -    reserve fund
   -    subordinated notes
        -    reserve fund



                                ORIGINAL       INTEREST RATE     FINAL MATURITY   PRICE TO PUBLIC   UNDERWRITING    PROCEEDS TO
                            PRINCIPAL AMOUNT                          DATE                            DISCOUNT      THE SELLER(1)

SERIES 1999 A-1 NOTES      $  75,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 A-2 NOTES         75,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 A-3 NOTES         75,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 A-4 NOTES        100,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 A-5 NOTES         75,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 A-6 NOTES         95,000,000*       Auction Rate    December 1, 2020                %                %               %

SERIES 1999 B-1 NOTES         30,000,000*       Auction Rate    December 1, 2027                %                %               %

TOTAL                      $ 525,000,000*                                               $               $                $

(1)    Before deducting expenses, estimated to be $_______________.                                              %

Delivery of the securities will be made on or about October 28, 1999, against payment in immediately available funds.

           NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES
              OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE.
                             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SALOMON SMITH BARNEY                                                                                  BANC OF AMERICA SECURITIES LLC

                               Prospectus Supplement dated October ____, 1999

--------------------
* Subject to Change


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         The issuer provides information to you about your notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (b) this prospectus supplement, which describes the specific terms of your notes.

         If the descriptions of the terms of the notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                            ------------------------

         Until January __, 2000 all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealers' obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS
                               -----------------

                                                                         PAGE
                                                                         ----

SUMMARY OF TERMS .........................................................S-1
  The Depositor ..........................................................S-1
  The Issuer .............................................................S-1
  The Servicer ...........................................................S-1
  The Trustees ...........................................................S-1
  Issue Date .............................................................S-2
  Interest ...............................................................S-2
  Principal ..............................................................S-2
  Parity Percentage ......................................................S-4
  Senior Parity Percentage ...............................................S-4
  Final Maturity .........................................................S-4
  Subordination ..........................................................S-5
  Priority of Payments ...................................................S-5
  Security for the Notes; Trust Assets ...................................S-7
  Reserve Fund ...........................................................S-8
  Redemption .............................................................S-8
  ERISA Considerations ...................................................S-9
  Registration, Clearing and Settlement ..................................S-9

  Rating .................................................................S-9
RISK FACTORS .............................................................S-10
THE ISSUER ...............................................................S-19
  The Trust ..............................................................S-19
  Co-owner Trustee .......................................................S-20
  Owner Trustee ..........................................................S-20
  Year 2000 ..............................................................S-20
THE DEPOSITOR ............................................................S-21
  Year 2000 ..............................................................S-21
USE OF PROCEEDS ..........................................................S-23
THE FINANCED STUDENT LOANS ...............................................S-22
  Incentive Programs .....................................................S-29
MATURITY AND PREPAYMENT CONSIDERATIONS ...................................S-30
THE SERVICERS ............................................................S-31
  AFSA Data Corporation ..................................................S-31
  Great Lakes Higher Education Servicing Corporation .....................S-32
  InTuition, Inc. ........................................................S-33
  Kentucky Higher Education Student Loan Corporation .....................S-33
  Pennsylvania Higher Education Assistance Agency ........................S-34
  UNIPAC Service Corporation .............................................S-35
  USA Group Loan Services, Inc. ..........................................S-36
THE GUARANTEE AGENCIES ...................................................S-36
EXCHANGE AGREEMENTS ......................................................S-39
DESCRIPTION OF THE NOTES .................................................S-40
  Interest ...............................................................S-40
  Determination of the Auction Rate ......................................S-42
  Auction Period Adjustment ..............................................S-44
  Auction Period Conversion of and Mandatory Tender
     of the Auction Rate Notes ...........................................S-44
  Principal ..............................................................S-45
  Subordination of the Series 1999B-1 Notes ..............................S-47
REDEMPTION ...............................................................S-48
  Optional Redemption ....................................................S-48
  Notice of Redemption ...................................................S-48
THE INDENTURE ............................................................S-49
  Indenture Trustee ......................................................S-49
  Eligible Lender Trustee ................................................S-49
  Reports to Holders .....................................................S-49
  Acquisition Fund .......................................................S-49
  Student Loan Portfolio Fund ............................................S-50
  Collection Fund ........................................................S-51
  Reserve Fund ...........................................................S-56
UNDERWRITING .............................................................S-57
LEGAL MATTERS ............................................................S-59
RATING ...................................................................S-59
APPENDIX A - Glossary of Principal Definitions ............................A-1
APPENDIX B - Auction Procedures ...........................................B-1
APPENDIX C - Settlement Procedures ........................................C-1

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE NOTES AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU FIND IMPORTANT IN MAKING YOUR INVESTMENT DECISION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONTAIN MORE DETAILED TERMS ABOUT THE NOTES BEING OFFERED TO YOU, AS WELL AS SELECTED BUSINESS INFORMATION AND FINANCIAL DATA. YOU ARE STRONGLY ENCOURAGED TO READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING WHETHER TO PURCHASE ANY OF THE NOTES.

THE DEPOSITOR

Student Loan Funding Riverfront LLC

THE ISSUER

Student Loan Funding 1999-A/B Trust

THE SERVICER

Student Loan Funding Resources, Inc., as master servicer, will arrange for the servicing of the financed student loans under a master servicing agreement. The master servicer will arrange for one or more other institutions to service the financed student loans on a day to day basis.

The servicers expected to service the financed student loans are:

- AFSA Data Corporation
- Great Lakes Higher Education Loan Servicing Corporation
- InTuition, Inc.
- Kentucky Higher Education Student Loan Corporation
- Pennsylvania Higher Education Assistance Authority
- UNIPAC Service Corporation
- USA Group Loan Services, Inc.

THE TRUSTEES

- Firstar Bank, National Association, a national banking association, is the eligible lender trustee. One or more additional eligible lender trustees may be added or substituted for Firstar Bank, National Association from time to time.

- First Union Trust Company, National Association is the owner trustee for purposes of the trust's beneficial ownership of the financed student loans.

- Firstar Bank, National Association is the co-owner trustee for purposes of the trust's beneficial ownership of the financed student loans.

-    Firstar Bank, National Association is the indenture trustee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ISSUE DATE

Issuance of the notes is scheduled for October 28, 1999.

INTEREST

We will pay you interest on the notes on the business day following each auction period at an interest rate of the least of the auction rate, the net loan rate or 17%.

The net loan rate is an annualized percentage rate and for each interest period equals the weighted average interest rate of the student loans as of the first day of the applicable monthly collection period, minus the program operating expenses.

Program operating expenses mean all reasonable and proper expenses, including operating expenses incurred or to be incurred in connection with the program of financing the financed student loans under the indenture.

PRINCIPAL

We will pay principal on the notes from available funds on the first auction payment date occurring after the first business day of a month for which timely notice of payment of principal can be given as described below:



                                      S-2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                               PRIORITY OF PAYMENT                         AMOUNT OF PAYMENT

SERIES 1999A-1 NOTES                                                       Equal to the reduction in the student
                                                                           loan principal  balance less the amount
                                                                           of principal, if any, paid or provided
                                                                           for on the Series B-1 Notes

SERIES 1999A-2 NOTES           After the Series 1999A-1 Notes are paid     Equal to the reduction in the student
                                                                           loan principal  balance less the amount
                                                                           of principal, if any, paid or provided
                                                                           for on the Series B-1 Notes

SERIES 1999A-3 NOTES           After the Series 1999A-1 Notes and the      Equal to the reduction in the student
                               Series 1999A-2 Notes are paid               loan principal balance less the amount
                                                                           of principal, if any, paid or provided
                                                                           for on the Series B-1 Notes

SERIES 1999A-4 NOTES           After the Series 1999A-1 Notes, the         Equal to the reduction in the student
                               Series 1999A-2 Notes and the Series         loan principal balance less the amount
                               1999A-3 Notes are paid                      of principal, if any, paid or provided
                                                                           for on the Series B-1 Notes

SERIES 1999A-5 NOTES           After the Series 1999A-1 Notes, the         Equal to the reduction in the student
                               Series 1999A-2 Notes, the Series 1999A-3    loan principal balance less the amount
                               Notes and the Series 1999A-4 Notes are      of principal, if any, paid or provided
                               paid                                        for on the Series B-1 Notes

SERIES 1999A-6 NOTES           After the Series 1999A-1 Notes, the         Equal to the reduction in the student
                               Series 1999A-2 Notes, the Series 1999A-3    loan principal balance less the amount
                               Notes, the Series 1999A-4 Notes and the     of principal, if any, paid or provided
                               Series 1999A-5 Notes are paid               for on the Series B-1 Notes

SERIES 1999B-1 NOTES                                                       While any Series 1999A Notes are
                                                                           outstanding, equal to the reduction in
                                                                           the student loan principal balance but
                                                                           only to the extent that after the
                                                                           payment of principal on the Series
                                                                           1999B-1 Notes the parity percentage is
                                                                           not less than 101% and the senior
                                                                           parity percentage is not less than 109%
                                                                           and the outstanding principal amount of
                                                                           Series 1999B-1 Notes is at least equal
                                                                           to 5.75% of the total principal amount
                                                                           of outstanding notes.

                               After the Series 1999A Notes are paid       Equal to the reduction in the student
                                                                           loan principal  balance




                                      S-3

-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

After receiving the monthly information regarding the receipt of principal payments on the financed student loans for the relevant collection period, the issuer must give 15 days' notice of any payment of principal prior to making the payment of principal.

The amount of any payment also may include parity percentage payments and make-up of shortfalls in prior payments of principal.

If an event of default occurs, principal will be paid pro rata on the Series 1999A Notes.

We will make principal payments on the notes only in integral multiples of $50,000.

ACCELERATED PRINCIPAL

Subject to the availability of funds in the collection account, the notes entitled to principal payments in any month also will receive parity percentage payments of principal on the same dates as other payments of principal are made until the parity percentage equals 101%.

We will make principal payments on the notes only in integral multiples of $50,000.

PARITY PERCENTAGE

The parity percentage is determined by dividing:

- The principal amount (including capitalized interest) of the financed student loans plus accrued interest, interest subsidies and special allowance payments, and all amounts in the acquisition fund, the collection fund and the reserve fund, by

- The principal balance of the notes plus accrued and unpaid interest and expenses.

SENIOR PARITY PERCENTAGE

The senior parity percentage is determined by dividing:

- The principal amount (including capitalized interest) of the financed student loans plus accrued interest, interest subsidies and special allowance payments, and all amounts in the acquisition fund, the collection fund and the reserve fund, by

- The principal balance of the Series 1999A Notes plus accrued and unpaid interest and expenses.

FINAL  MATURITY

The final payment of principal and interest will be made no later than these dates:

-    December 1, 2020 for the Series 1999A-1 Notes
-    December 1, 2020 for the Series 1999A-2 Notes
-    December 1, 2020 for the Series 1999A-3 Notes
-    December 1, 2020 for the Series 1999A-4 Notes

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-    December 1, 2020 for the Series 1999A-5 Notes
-    December 1, 2020 for the Series 1999A-6 Notes
-    December 1, 2027 for the Series 1999B-1 Notes

For several reasons, the actual maturity of each series is expected to occur sooner.

SUBORDINATION

The Series 1999B-1 Notes and any exchange counterparties under an interest rate exchange agreement on a parity with the Series 1999B-1 Notes are subordinated to the extent described in this prospectus supplement to the Series 1999A Notes and any exchange counterparties under an interest rate exchange agreement on a parity with the Series 1999A Notes. The payment of principal on the Series 1999B-1 Notes is subject to conditions relating to parity percentage, senior parity percentage and minimum amounts of Series 1999B-1 Notes remaining outstanding in proportion to total outstanding notes. Also, in some circumstances, payment of principal on the Series 1999B-1 Notes may be suspended until some or all of the Series 1999A Notes are paid.

Payments of interest on the Series 1999B-1 Notes and any interest rate exchange payments on a parity with the Series 1999B-1 Notes on any auction payment date will be made only after payment of interest on and any interest rate exchange payments on a parity with the Series 1999A Notes have been made. In some circumstances, payment of interest on and any interest rate exchange payments relating to the Series 1999B-1 Notes may be deferred. As long as any Series 1999A Notes remain outstanding, any shortfall or deferral in the payment will not constitute an event of default under the indenture unless the shortfall or deferral exists on the maturity date for the Series 1999B-1 Notes.

PRIORITY OF PAYMENTS

On the first business day of each month, we will apply, or set aside to be applied on auction payment dates, funds that are available after paying expenses in the following priority:

- FIRST, to pay interest on the Series 1999A Notes on each auction payment date occurring during that month and to pay any interest rate exchange payment that is on a parity with that interest, including any early termination payment resulting from a default by the issuer;

- SECOND, prior to the payment of the principal balance on the Series 1999A Notes, to pay interest on the Series 1999B-1 Notes on each auction payment date occurring during that month and any interest rate exchange payment that is on a parity with that interest, including any early termination payment resulting from a default by the issuer;

- THIRD, to pay principal on the Series 1999B-1 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given, but only to the extent that after the payment of principal on the Series 1999B-1 Notes the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes;

- FOURTH, to pay principal on the Series 1999A-1 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;


                                      S-5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

- FIFTH, after the principal balance of the Series 1999A-1 Notes has been paid, to pay principal on the Series 1999A-2 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- SIXTH, after the principal balance of the Series 1999A-1 Notes and the Series 1999A-2 Notes has been paid, to pay principal on the Series 1999A-3 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- SEVENTH, after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes and the Series 1999A-3 Notes has been paid, to pay principal on the Series 1999A-4 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- EIGHTH, after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes and the Series 1999A-4 Notes has been paid, to pay principal on the Series 1999A-5 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- NINTH, after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes and the Series 1999A-5 Notes has been paid, to pay principal on the Series 1999A-6 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- TENTH, after the principal balance of each of the Series 1999A Notes has been paid, to pay principal on the Series 1999B-1 Notes on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given;

- ELEVENTH, to the reserve fund the amount, if any, necessary to maintain the specified reserve fund balance;

- TWELFTH, if the parity percentage is not at least 101%, to pay principal until the parity percentage equals 101%:

     - first, on the Series 1999A-1 Notes until the principal balance is paid,

     -    then, on the Series 1999A-2 Notes until the principal balance is paid,

     -    then on the Series 1999A-3 Notes until the principal balance is paid,

     -    then on the Series 1999A-4 Notes until the principal balance is paid,

     -    then on the Series 1999A-5 Notes until the principal balance is paid,

     - then on the Series 1999A-6 Notes until the principal balance is paid, and

     -    then on the Series 1999B-1 Notes;

-    THIRTEENTH, to pay carryover interest, if any:

     -    first, ratably on the Series 1999A Notes, and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     -    then on the Series 1999B-1 Notes;

- FOURTEENTH, to pay the amount, if any, owed an exchange counterparty in respect of an early termination payment resulting from any event other than a default by the issuer;

- FIFTEENTH, at the option of the issuer, to redeem Series 1999B-1 Notes but only if, after any redemption, the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes; and

- SIXTEENTH, to transfer any remainder to the depositor if after giving effect to the transfer the parity percentage is not less than 102% and the senior parity percentage is not less than 109%; if these parity requirements are not met, then any remainder shall be retained in the collection account.

After receiving the monthly information regarding the receipt of principal payments on the financed student loans for the relevant collection period, the issuer must give 15 days notice of any payment at principal prior to making the payment of principal.

If, at the time interest on the notes is to be set aside, the interest rate is unknown, the interest to be set aside will be calculated at the net loan rate. In any case, principal payments on the notes will be made only in integral multiples of $50,000.

The above payment order will be modified if, after giving effect to the payments on any payment date, either:

- the aggregate principal amount of the Series 1999A Notes would exceed the sum of the principal amount of the financed student loans (including capitalized interest) plus accruals of special allowance payments and interest subsidies payable with respect to the financed student loans as of the end of the preceding monthly collection period, plus the balance of the reserve fund as of the computation date, or

- a payment event of default has occurred under the indenture, but prior to the acceleration of maturity of the notes.

As long as either of these conditions exist, the Series 1999B-1 Notes will not receive any payments of interest or principal and subordinate interest rate exchange payments will not be made. As long as any Series 1999A Notes remain outstanding, any deferral of payments on the Series 1999B-1 Notes will not constitute an event of default under the indenture unless the deferral exists on the maturity date for the Series 1999B-1 Notes. Where an event of default has occurred, we will allocate pro rata, without preference or priority of any kind, principal distributions to all Series 1999A Notes.

In any case, we will make principal payments on the notes only in multiples of $50,000.

SECURITY FOR THE NOTES; TRUST ASSETS

The trust assets are the sole security for the notes. The primary assets of the trust are student loans with an aggregate principal balance of $471,045,381 as of September 30, 1999. The student loans are expected to be acquired by the eligible lender trustee on behalf of the trust on or about October 28, 1999. The student loans consist of education loans to students and parents of students enrolled in accredited institutions of higher education.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The trust assets also include:

- moneys and investment securities on deposit in funds and accounts established under the indenture;

- rights of the issuer and the eligible lender trustee under the master servicing agreement, the servicing agreements, any interest rate exchange agreement, any interest rate exchange counterparty guarantee, the student loan purchase agreements and the guarantee agreements that relate to the financed student loans; and

- rights of the issuer and the eligible lender trustee under other related contracts.

All of the student loans in the trust are FFELP loans. As of September 30, 1999, no more than 7.74% of the student loans in the trust are more than 30 and not more than 120 days delinquent, and none of the student loans in the trust are more than 120 days delinquent.

The issuer may substitute additional student loans for those comprising the initial pool of student loans under some circumstances, including the substitution of student loans with similar characteristics.

RESERVE FUND

The indenture trustee will make an initial deposit of $3,937,500 from the proceeds of the sale of the notes into a reserve fund for the notes. This amount is the reserve fund's specified reserve fund balance. To the extent necessary, the initial deposit will be supplemented on the first business day of the month with all amounts remaining after making or providing for all required distributions to be provided for during that month until the specified reserve fund balance is attained.

REDEMPTION

OPTIONAL REDEMPTION

The Series 1999A Notes are subject to redemption in whole at any time or in part on any auction payment date at the option of the issuer at a price equal to the principal balance of the notes to be redeemed plus accrued interest and unpaid carryover interest, except that in the case of any redemption in part, the redemption is permitted only if the rating agencies rating the notes confirm that the redemption will not result in the withdrawal or reduction of any rating on notes remaining outstanding.

While any Series 1999A Notes are outstanding, the Series 1999B-1 Notes will be subject to redemption in whole or in part on any auction payment date at the option of the issuer, to the extent that after any redemption, the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes.

After the Series 1999A Notes have been paid, the Series 1999B-1 Notes will be subject to redemption in part if after any redemption, the parity percentage is not less than 100%, or in whole at any time.

Any redemption may be made on any applicable auction payment date at the option of the issuer, on 15 days' notice given by the indenture trustee to the holders of the applicable series of notes at a redemption price equal to the principal amount, plus all accrued interest, including interest for prior periods when the applicable interest rate was capped by the net loan rate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

The notes are expected to be treated as debt obligations without significant equity features for purposes of the regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101.

REGISTRATION, CLEARING AND SETTLEMENT

You will hold your interest in the notes through DTC in the United States or through Cedel Bank, societe anonyme or the Euroclear System in Europe. You will not receive a definitive certificate representing your interest in the notes, except in limited circumstances.

The notes will be offered in minimum denominations of $50,000 and any integral multiples of $50,000.

RATING

It is a condition to the sale of the notes that they be rated by the following rating agencies as follows:

                                              Fitch       Moody's
                                              -----       -------

               Series 1999A-1 Notes           AAA          Aaa
               Series 1999A-2 Notes           AAA          Aaa
               Series 1999A-3 Notes           AAA          Aaa
               Series 1999A-4 Notes           AAA          Aaa
               Series 1999A-5 Notes           AAA          Aaa
               Series 1999A-6 Notes           AAA          Aaa
               Series 1999B-1 Notes            A            A2


--------------------------------------------------------------------------------

                                  RISK FACTORS


You should consider the following risk factors in deciding whether to purchase the notes.

YOU MAY HAVE DIFFICULTY
SELLING YOUR NOTES                  The notes will not be listed on any
                                    securities exchange. As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell.
                                    However, the underwriters will not be
                                    obligated to make offers to buy the notes and may stop making offers at any time. In addition, any prices offered may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities like the notes and there may be times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE
INSUFFICIENT TO MAKE
PAYMENTS ON THE NOTES,
YOU MAY INCUR A LOSS                The trust is not permitted to have any
                                    significant assets or sources of funds other than the student loans, the guarantee agreements and the reserve fund. The notes will not be insured or guaranteed by any entity. Consequently, you must rely for repayment on payments only from the trust's assets. If the reserve fund is exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or the servicers from time to time.

FAILURE BY STUDENT LOAN
HOLDERS OR SERVICERS TO
COMPLY WITH STUDENT LOAN
ORIGINATION AND SERVICING
PROCEDURES COULD
ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR
NOTES The Higher Education Act requires student loan holders and servicers to follow specified procedures to ensure that the FFELP loans are properly originated and serviced. Failure to follow these procedures results in:

                                    -   LOSS OF REINSURANCE PAYMENTS, INTEREST
                                        SUBSIDIES AND SPECIAL ALLOWANCE
                                        PAYMENTS. The Department of Education's
                                        refusal to make reinsurance payments to
                                        the guarantee agencies or to make
                                        interest subsidy payments and special
                                        allowance payments to the eligible
                                        lender trustee with respect to the
                                        FFELP loans; and

                                    -   LOSS OF GUARANTEE PAYMENTS. The
                                        guarantee agencies' inability or
                                        refusal to make guarantee payments with
                                        respect to the FFELP loans.

                                   The loss of any payments may adversely
                                   affect the ability to pay principal and
                                   interest on your notes.

THE SUBORDINATE NOTES
WILL ABSORB CASH
SHORTFALLS AND LOSSES
BEFORE THE SENIOR NOTES             The rights of the holders of subordinate
                                    notes to receive payments of interest are subordinated to the rights of the holders of senior notes to receive payments of interest. The holders of subordinate notes will not receive any payments of principal until the senior notes are paid except under the circumstances described in this prospectus supplement. Consequently, amounts available to cover cash shortfalls will be applied to the payment of interest on the senior notes before payment of interest on the subordinate notes. In addition, if the pool of student loans is liquidated because of an event of default under the indenture or the depositor's insolvency, all amounts due on the senior notes will be payable before any amounts are payable on the subordinate notes. Additionally, if the outstanding principal balance of the senior notes is in excess of the assets of the trust, principal will be payable to the holders of the senior notes in the amount of the excess to the extent of funds available before any amounts are payable to the holders of the subordinate notes. If amounts otherwise allocable to the subordinate notes are used to fund payments of interest or principal on the senior notes, distributions of principal and interest on the subordinate notes may be delayed or reduced.


OFFSET BY GUARANTEE
AGENCIES OR A REDUCTION
IN THE AMOUNT OF AVAILABLE
FUNDS BY THE DEPARTMENT
OF EDUCATION COULD
ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR
NOTES If the Department of Education or a guarantee agency determines that the eligible lender trustee owes a liability to the Department of Education or the guarantee agency on any FFELP loan for which the eligible lender trustee is or was legal titleholder, including FFELP loans held under your indenture or other indentures, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the eligible lender trustee under the trust. The offsetting or shortfall of payments due to the eligible lender trustee with respect to the trust could adversely affect the amount of available funds for any monthly collection period and the trust's ability to pay interest and principal on your notes. Indentures of the depositor, the administrator and their affiliates prior to September, 1998 do not contain provisions for cross-indemnification with respect to payments and offsets. The indenture for your notes and other indentures of the depositor, the administrator and their affiliates entered into during or after September, 1998 contain the cross-indemnification provisions. Although these indentures will include these provisions, there can be no assurance that the amount of funds available to the trust with respect to the right of indemnification will be adequate to compensate the trust and you for any previous reduction in the available funds for a monthly collection period. Also, the fact that prior indentures did not contain these provisions could adversely affect the amount of available funds for any monthly collection period to the extent any shortfall or offset affects the trust and the trust cannot be adequately compensated.

A DECLINE IN THE FINANCIAL
HEALTH OF GUARANTEE
AGENCIES COULD ADVERSELY
AFFECT THE ABILITY TO PAY
PRINCIPAL AND INTEREST ON
YOUR NOTES                          The FFELP loans are not secured by any
                                    collateral of the borrowers. Payments of principal and interest are guaranteed by guarantee agencies to the extent described in this prospectus supplement and in the prospectus. Excessive borrower defaults could impair a guarantee agency's ability to meet its guarantee obligations. In addition, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the FFEL Program. The financial health of a guarantee agency could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal of and interest on your notes.
                                    Although a holder of FFELP loans could
                                    submit claims for payment directly to the Department of Education if the Department determines that a guarantee agency is unable to meet its guarantee obligations, there is no assurance that the Department of Education would ever make that determination or that it would pay claims in a timely manner. In its capacity as holder of FFELP loans, the eligible lender trustee may receive claim payments directly from the Department of Education under Section 432(o) of the Higher Education Act if that determination is made.

POTENTIAL ADVERSE CHANGES
TO FFEL PROGRAM COULD
ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR
NOTES The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. In particular, the level of guarantee payments may be adjusted from time to time which may affect the ability to pay principal and interest on your notes. The issuer cannot predict whether any changes will be adopted or, if adopted, what impact the changes may have on the trust or your notes.

A DECLINE IN THE
FINANCIAL
HEALTH OF ANY EXCHANGE
COUNTERPARTY OR ANY
PROVIDER OF AN EXCHANGE
COUNTERPARTY GUARANTEE
COULD REDUCE THE AMOUNT
OF AVAILABLE FUNDS TO PAY
PRINCIPAL AND INTEREST ON
YOUR NOTES                          If any interest rate exchange agreement
                                    relating to the notes is executed, any time that the exchange rate being paid by an exchange counterparty is greater than the exchange rate being paid by the issuer, the indenture trustee's ability to make principal and interest payments on your notes will be affected by the exchange counterparty's ability or the ability of any provider of an exchange counterparty guarantee to meet its net payment obligation to the indenture trustee. In addition, under some circumstances, the failure by the issuer to make an exchange payment under an interest rate exchange agreement may constitute an event of default under the indenture.

INCREASED COMPETITION
FROM THE FEDERAL DIRECT
STUDENT LOAN PROGRAM
COULD ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR
NOTES The Federal Direct Student Loan Program has been established under the Higher Education Act. This program has resulted and could continue to result in reductions in the volume of loans made under the FFEL Program. If so, the depositor, the administrator, the master servicer and the servicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the master servicer or the servicers to satisfy their obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP loans. The competition currently existing in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans made under the FFEL Program and is expected to result in prepayments of student loans.

PREPAYMENTS BY
BORROWERS MAY CREATE
REINVESTMENT RISK                   Student loans may be prepaid by borrowers at
                                    any time without penalty. The rate of
                                    prepayments cannot be predicted and may be influenced by economic and other factors, such as interest rates, the availability of other financing and the general job market.

                                    To the extent that borrowers elect to borrow money through consolidation loans, the trust will receive as a prepayment of principal the aggregate principal amount of the loan.

                                    If loan prepayments result in a series of notes being prepaid before its expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on the notes. The issuer cannot predict the prepayment rate of any notes, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders of the notes. Generally, the effect of prepayments initially will be to increase the rate of payment on each series of notes on which interest is then being paid. Reinvestment risk resulting from prepayments is expected to be borne first by the holders of any senior series of notes, and then by the holders of subordinated series of notes.

UNCERTAINTY OF THE
MATURITY OF YOUR
INVESTMENT MAY CREATE
REINVESTMENT RISK                   Scheduled payments on the student loans and
                                    the maturities of the student loans may be extended without your consent, which may lengthen the weighted average life of your investment. Prepayments of principal on the student loans, parity percentage payments and other factors may shorten the life of your investment which may result in reinvestment risk to you.

BORROWERS OF STUDENT
LOANS ARE SUBJECT TO A
VARIETY OF FACTORS THAT
MAY ADVERSELY AFFECT
THEIR REPAYMENT ABILITY             Collections on the student loans during a
                                    monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loan for that monthly collection period for a variety of economic, social and other factors.

                                    Failures by borrowers to pay timely the
                                    principal and interest on their student
                                    loans or an increase in deferments or
                                    forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

THE INTEREST RATES ON THE
NOTES ARE SUBJECT TO
LIMITATIONS WHICH MAY
CREATE AN INTEREST
SHORTFALL ON YOUR NOTES
WHICH MAY NOT BE RECOVERED          The interest rate for each series of notes
                                    will be based on the outcome of an auction of notes. The student loans, however, bear interest at rates with an effective rate
                                    (either variable or fixed and taking into account any special allowance payments) equal to the rate borne by Treasury bills plus a stated margin.

                                    The interest rates on each series of notes will be limited by the net loan rate for each series which will equal the weighted average effective interest rate of the student loans in the trust, reduced by the program operating expenses. For a payment date on which the net loan rate applies, the difference between the amount of interest at the rate described above and the amount of interest at the net loan rate will be paid on succeeding payment dates to the extent of available funds and may never be paid.

THE INTEREST RATES ON
STUDENT LOANS AND OTHER
INVESTMENTS MAY BE
INSUFFICIENT TO COVER
INTEREST ON THE NOTES
DUE TO RATE-INDEX
DIFFERENCES                         The interest rates on each series of your
                                    notes are variable and will fluctuate from one interest period to another in response to changes in benchmark rates or general market conditions. The issuer can make no representation as to what these rates may be in the future. As described above, the interest rates on each series of notes will be based on the outcome of an auction of notes, thus the interest rates on the notes are variable and will fluctuate from one interest period to another in response to changes in benchmark rates or general market conditions. The student loans, however, bear interest at rates with an effective rate
                                    (either variable or fixed and taking into account any special allowance payments) equal to the rate borne by Treasury bills plus a stated margin.

                                    As a result of these differences between the interest rates on the notes and the interest rates on the financed student loans, there could be periods of time when the interest rates on student loans are inadequate to cover the interest due on the notes and expenses required under the indenture. To the extent that the interest rates on student loans are fixed or decrease or do not increase as fast as the interest rates on the notes, the interest rates with respect to those notes may be limited to the net loan rate or may be deferred to future periods. There can be no assurance that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of interest on those notes. Further, if there is a decline in the interest rates on student loans, the amount of funds representing interest deposited into the trust may be reduced and, even if there is a similar reduction in the interest rates applicable to any series of notes, there may not necessarily be a similar reduction in the other amounts required to be funded out of these funds (such as some administrative expenses). In addition, proceeds of and revenues relating to the notes in the funds and accounts under the indenture will be used to acquire investment agreements bearing interest at fluctuating interest rates. Although the issuer expects to structure the investment agreements to minimize the risk resulting from differences in the fluctuation of the interest rates on the investment agreements and your notes, there can be no assurance that it will be successful.

THE TRUST'S PURCHASE OF
STUDENT LOANS AT A
PREMIUM MAY RESULT IN
LOSSES The original principal amount of the notes will be equal to approximately 102.6% of the sum of the outstanding principal balance of the student loans plus accrued interest as of the cutoff date and the amount deposited in the reserve fund and the capitalized interest account on the closing date. We cannot assure you as to when the aggregate principal amount of the notes will be equal to or less than the sum of the principal amount of the pool of student loans and the amounts on deposit in the reserve fund. If the student loans were liquidated at a time when the outstanding principal amount of the notes exceeded the sum of the principal amount of the student loans and the amount on deposit in the reserve fund and the collection account, you may suffer a loss.

IF THE INDENTURE TRUSTEE
HAS DIFFICULTY
LIQUIDATING FINANCED
STUDENT LOANS YOU MAY
SUFFER A LOSS                       Generally, during an event of default, the
                                    indenture trustee is authorized to sell the financed student loans. However, the indenture trustee may not find a purchaser for the financed student loans. Also, the market value of the financed student loans might not equal the principal amount of notes plus accrued interest. In either event, you may suffer a loss.

THE INSUFFICIENCY OF
FUNDS FOR PRINCIPAL
DISTRIBUTIONS IS NOT AN
EVENT OF DEFAULT AND YOU
WOULD NOT HAVE ANY
REMEDIES The principal amount required to be paid on the notes on any payment date under the indenture generally is limited to amounts available for payment. Therefore, failure to pay principal will not result in the occurrence of an event of default until the legal final maturity of the notes.

BANKRUPTCY OF DEPOSITOR,
ISSUER OR STUDENT LOAN
FUNDING RESOURCES,
INC. COULD RESULT IN
ACCELERATED PREPAYMENT
ON NOTES, REDUCTIONS IN
PAYMENT OR DELAYS IN
PAYMENT If the depositor becomes bankrupt, and the assets and liabilities of the trust are included in the depositor's bankruptcy estate, the United States Bankruptcy Code could materially limit or prevent the enforcement of the issuer's obligations, including, without limitation, its obligations under the notes. The depositor's trustee in bankruptcy (or the depositor itself as debtor-in-possession) may seek to accelerate payment on your notes and liquidate the assets in the trust. If principal on your notes is declared due and payable, you may lose the right to future payments and face the reinvestment risks mentioned above.

                                    The depositor has structured the issuer as a common law trust under Delaware law, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the United States Bankruptcy Code, a bankruptcy filing by or against the issuer could result in delays in payments on your notes or reductions in the amounts of payments.

                                    The depositor is organized to prevent any voluntary or involuntary application for relief by Student Loan Funding Resources, Inc. under the United States Bankruptcy Code or other insolvency laws, as the case may be, resulting in the consolidation of the assets and liabilities of the depositor with those of Resources.

                                    If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of Resources in a bankruptcy or other proceeding under any insolvency law, then even a "true sale" to the depositor would not be effective to remove the student loans and other assets from the bankruptcy estate of Resources and you could experience delays in payments on your notes or reductions in the amount of payments.

IF SALE OF STUDENT LOANS
FROM THE DEPOSITOR TO THE
ISSUER IS NOT A TRUE SALE,
DELAYS OR REDUCTIONS IN
PAYMENTS TO YOU COULD
RESULT The depositor has taken steps in structuring its purchase of student loans from its affiliates to increase the likelihood that each purchase will be deemed a "true sale."

                                    If any transfer to the depositor of student loans from an affiliate of the depositor is deemed to be a secured financing, other persons may have an interest in the loans superior to the interest of the issuer, the depositor or the eligible lender trustee, as applicable. In addition, if the affiliate became a debtor under the United States Bankruptcy Code and a creditor or trustee in bankruptcy or the affiliate itself took the position that its transfer of student loans to the depositor was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of the creditor, trustee or affiliate) reductions in the amount of payments to you could result.

                                    In addition, the issuer and the eligible lender trustee will treat the transfer of the student loans from the depositor to the eligible lender trustee as a "true sale" and will take all actions that are required so that the issuer, or the eligible lender trustee on behalf of the issuer, will be treated as the legal owner of the student loans. Despite our efforts, if the depositor or the issuer were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to take the position that the transfer should instead be treated as a secured financing, then delays in payments on the notes could occur. If the court ruled in favor of any trustee, debtor or creditor, reductions in the amount of payments on the notes could occur.

CHANGES IN INCENTIVE AND
REPAYMENT TERMS RESULT
IN YIELD UNCERTAINTIES
FOR YOU Under some incentive programs, the depositor and the sellers of the financed student loans may terminate or change the terms of the incentives with respect to any or all of a borrower's loans. The issuer cannot predict which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the financed student loans.

CONSUMER PROTECTION LAWS
MAY INCREASE COSTS AND
UNCERTAINTIES OF YOUR
INVESTMENT                          Consumer protection laws impose substantial
                                    requirements on lenders and servicers. Some state laws impose finance charge ceilings and other restrictions on some transactions and require contract disclosures. These state laws are generally preempted by the Higher Education Act for FFELP loans.
                                    However, the form of promissory notes
                                    required by the Department of Education for FFELP loans provides that holders of promissory notes evidencing some loans made to borrowers attending for-profit schools are subject to any claims and legal defenses that the borrower may have against the school.

BOOK-ENTRY REGISTRATION
MAY LIMIT INVESTORS'
ABILITY TO PARTICIPATE
DIRECTLY AS A HOLDER                The notes will be represented by one or more
                                    certificates registered in the name of Cede
                                    & Co., the nominee for DTC, and will not be registered in the names of the holders of the notes. You will only be able to exercise your rights indirectly through DTC and its participating organizations.

ABILITY OF MAJORITY
HOLDERS TO WAIVE
DEFAULTS UNDER THE
INDENTURE MAY ADVERSELY
AFFECT YOU                          Under the indenture, holders of a majority
                                    in principal amount of notes may amend or supplement provisions of the indenture and the notes and waive defaults, events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the majority of holders votes and you disagree with the majority vote on these matters. The majority of holders may vote in a manner which impairs the ability to pay principal and interest on your notes.

                                    The holders of subordinate notes have no voting rights while any senior notes are outstanding. The holders of subordinate notes have no recourse if the holders of a majority in principal amount of the senior notes vote and the subordinate holders disagree. The majority of holders of senior notes may vote in a manner which impairs the ability to pay principal and interest on the subordinate notes.

DEPOSITOR MAY NOT HAVE
RESOURCES TO MEET ITS
OBLIGATIONS TO PURCHASE
FINANCED STUDENT LOANS
FOR ITS BREACH OF A
REPRESENTATION OR
WARRANTY The depositor is obligated to repurchase student loans if it breaches any of its representations, warranties or obligations and that breach results in a loss of guarantee payments. The depositor may not have the financial resources to repurchase any student loan. The failure of the depositor to repurchase a student loan is a breach of the transfer and sale agreement, enforceable by the trust or by the indenture trustee, but is not an event of default under the indenture.

INABILITY OF SELLER TO
MEET ITS REPURCHASE
OBLIGATIONS MAY
ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR
NOTES The eligible lender trustee on behalf of the issuer, as the successor to the depositor under the transfer and sale agreement, has the right, under each student loan purchase agreement or the transfer and sale agreement, as applicable, to cause any seller, including the depositor as a seller under the transfer and sale agreement, to repurchase any student loan in the event of a breach of the representations, warranties or covenants of the seller with respect to the student loan. There can be no assurance, however, that any seller will have the financial resources to do so. The failure of the seller to so repurchase a student loan would constitute a breach of the related student loan purchase agreement but would not constitute an event of default under the indenture.

PROBLEMS CAUSED BY YEAR
2000 ISSUES COULD RESULT IN
REDUCTIONS OR DELAYS IN
PAYMENT WHICH MAY
ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR NOTES          Many computers and computer chips were not
                                    programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the `00 refers to the year 1900 or the year 2000. To the extent that the computer programs and information systems of the master servicer, any sub-servicer, the administrator, any of the guarantors, the eligible lender trustee, the indenture trustee, the Department of Education, DTC or third parties on which these entities rely, have year 2000 problems, the amount and timing of payments to you could be adversely affected.

PROBLEMS CAUSED BY YEAR
2000 ISSUES WITH THE
DEPARTMENT OF EDUCATION
COULD RESULT IN REDUCTIONS
OR DELAYS IN PAYMENT WHICH
MAY ADVERSELY AFFECT THE
ABILITY TO PAY PRINCIPAL
AND INTEREST ON YOUR NOTES          The Department of Education has undertaken a
                                    year 2000 compliance project to address year
                                    2000 issues. Information regarding the
                                    Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the world wide web at http://www.ed.gov. Officials at the
                                    Department of Education have indicated that compliance for the Department of Education's mission critical systems relating to the Federal Family Education Loan Program student loans was completed on March 8, 1999. Any failure by the Department of Education to resolve year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the Federal Family
                                    Education Loan Program, the federal
                                    guarantors, the master servicer and you.

WITHDRAWAL OR
DOWNGRADING OF INITIAL
RATINGS WILL ADVERSELY
AFFECT THE PRICES FOR THE
NOTES A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable notes. The ratings do not address the likelihood of the ultimate payment to you of any interest not paid as a result of the interest rate being limited by the net loan rate.

THE NOTES ARE NOT
SUITABLE INVESTMENTS FOR
ALL INVESTORS                       The notes are not a suitable investment if
                                    you require a regular or predictable
                                    schedule of payments or payment on any
                                    specific date. The notes are complex
                                    investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                   THE ISSUER

THE TRUST

Student Loan Funding 1999-A/B Trust (known as the issuer or the trust) is a common law trust formed under the laws of the State of Delaware. The trust will not engage in any activity other than:

(1) acquiring, holding, selling and managing the financed student loans and the other assets of the trust and proceeds from the financed student loans,

(2)  issuing one or more classes of its certificates and notes,

(3)  making payments on its certificates and notes, and

(4) engaging in other activities related to the activities listed in (1) through (3) above.

The trust initially will be capitalized with a nominal cash payment for the trust certificate. The right to receive any amount remaining after payment of the notes will be represented by the trust certificate which initially will be held by the depositor. The equity of the trust, together with the proceeds of the sale of the notes, will be used by the trust acting on its own behalf or through an eligible lender trustee, to acquire student loans from the depositor under a transfer and sale agreement.

The assets of the trust will include:

(1)  the pool of financed student loans,

(2) all funds related to the financed student loans collected on or after the cut-off date, and

(3) all moneys and investments on deposit in the collection account, capitalized interest account, note payment account, expense account, reserve fund and excess surplus account.

All of the accounts in (3) above are held in the name of the indenture trustee. To facilitate servicing and to minimize administrative burden and expense, the servicers will be appointed custodians of the promissory notes representing the financed student loans by the eligible lender trustee.

Under the trust agreement, the co-owner trustee, when acting on behalf of the trust, will not engage in any activity other than:

(1) assigning, granting, transferring, pledging, mortgaging and conveying the assets of the trust to the indenture trustee for the benefit of the holders of the notes,

(2) holding, managing and distributing to the holder any portion of the assets of the trust released from the lien of, and remitted to the co-owner trustee for the trust,

(3)  issuing the certificates and notes of the issuer,

(4)  making payments on the certificates and notes of the issuer, and

(5) engaging in other activities related to the activities listed in (1) through (4) above.

The depositor has structured the issuer as a common law trust, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code or other insolvency laws. Common law trusts may not be eligible to be debtors under the insolvency laws if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement so that it would not be characterized as a business trust eligible to be a debtor under the insolvency laws. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the insolvency laws, a bankruptcy filing by or against the issuer could result in delays in payments on your notes or reductions in the amounts of these payments.

The trust's principal offices are located in the offices of the co-owner trustee, c/o Firstar Bank, National Association, 425 Walnut Street, Cincinnati, Ohio 45202.

The notes are obligations of the trust only and are payable solely from the assets of the trust under the indenture. See "Security for the Notes -- The Trust Assets" in the prospectus.

CO-OWNER TRUSTEE

Firstar Bank, National Association, a national banking corporation, will serve as co-owner trustee of the trust. Its address is 425 Walnut Street, Cincinnati, Ohio 45202. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, National Association and its affiliates from time to time.

OWNER TRUSTEE

First Union Trust Company, National Association, a national banking corporation, will serve as owner trustee of the trust. Its address is One Rodney Square, Suite 100, 920 King Street, Wilmington, Delaware 19801. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with First Union Trust Company, and its affiliates from time to time.

YEAR 2000

For information describing the trust's, the depositor's and the administrator's readiness for year 2000, see "The Depositor -- Year 2000."

                                  THE DEPOSITOR

Student Loan Funding Riverfront LLC, a Delaware limited liability company organized as a bankruptcy remote special purpose entity, is the depositor. The sole member of the depositor is Student Loan Funding Holdings LLC, a Delaware limited liability corporation. The members of Student Loan Funding Holdings LLC are:

(1) Student Loan Funding Resources, Inc. (99% ownership), an Ohio corporation that also acts as the administrator for the depositor's business activities and the master servicer, and

(2) SLF Enterprises, Inc. (1% ownership), an Ohio corporation and wholly owned subsidiary of Resources.

YEAR 2000

The "year 2000" issue refers to a wide variety of potential computer program and electronic processing and functionality issues that may arise from the inability to properly process date-sensitive information relating to the year 2000, later years and to a lesser degree, the year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar "19," which could result in system failure or miscalculations. The inability or failure to adequately address year 2000 issues by any of the parties below (including by any party on which any of the parties rely) could have a material adverse impact on the timely receipt and amount of collections on the financed student loans. If the collections were to be so affected, the timing and amount of payments on the notes could be adversely affected.

The issuer and the depositor are wholly dependent on the administrator's information systems. The administrator has conducted a review of its own information systems and has completed all critical modifications to those systems. The administrator also has developed high level contingency plans for its mission-critical applications though, it is not clear whether adequate contingency plans can be developed for all possible problems. The administrator's year 2000 efforts did not materially adversely impact its student loan program or the timely payment of the notes. The administrator spent approximately $43,000 in 1998 and $40,000 in 1999 on year 2000 efforts.

The administrator has made inquiries of the indenture trustee, the eligible lender trustee, each of the servicers and each of the guarantee agencies that guarantee more than 10% of the initial financed student loans, and each of these parties has confirmed to the administrator that it has reviewed its own information systems and has taken or is taking the necessary steps to make any necessary modifications to those systems.

The administrator made follow-up inquiries to material servicers to reasonably assure the adequacy of year 2000 testing and contingency plans. The administrator visited key servicers as necessary to review these test plans, test results and contingency plans. There can be no assurance that the computer systems of these entities or other companies on which:

          - the issuer,
          - the depositor,

          - the administrator,
          - the master servicer,
          - owner trustee,
          - co-owner trustee,
          - the indenture trustee,
          - the eligible lender trustee,
          - any servicer, or
          - any guarantee agency

relies will be compliant on a timely basis, or that a failure to resolve year 2000 issues by any of these parties or another party on which any of these parties rely, or a remediation or conversion that is incompatible with the administrator's, the master servicer's, indenture trustee's, eligible lender trustee's, any guarantee agency's or any servicer's computer systems, will not have a material adverse effect on the issuer, the depositor, the administrator, the indenture trustee, the eligible lender trustee, a guarantee agency or a servicer.

Also, to the extent any additional eligible lender trustee, guarantee agency or servicer is added for financed student loans in the trust, or a replacement or successor to the initial indenture trustee is necessary, the relative state of preparedness or unpreparedness of these entities with regard to year 2000 issues may have an adverse impact on the issuer, the depositor or the administrator and the timing and amount of payments on the notes. The administrator will continue to monitor the progress of the master servicer, the indenture trustee, the eligible lender trustee, each of the servicers and each of the guarantee agencies in addressing their respective year 2000 issues. For information regarding the efforts of DTC in addressing year 2000 issues, see "Description of the Notes -- Book-entry Registration."

The administrator maintains other material third party vendor relationships with human resources, finance and facilities providers. The administrator made inquiries of those vendors whose failure of year 2000 readiness would constitute a potential material impact on its business. These inquiries have confirmed that the administrator's vendors have taken, or are taking reasonable necessary steps toward resolution of year 2000 issues, if any, which may materially affect the administrator. The administrator will continue to monitor the process of third party vendors and has developed or is developing reasonable contingency plans to address any material year 2000 failures or deficiencies.

The administrator has also made inquiries to the Department of Education, and the Department of Education has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems. The Department of Education has undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the world wide web at http://www.ed.gov. This website indicates that the Department of Education completed the five phases recommended by the General Accounting office for all its mission critical systems on March 8, 1999. Any failure by the Department of Education to resolve its year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the FFEL Program and the timely receipt of payments on financed FFELP loans, such as interest subsidy payments and special allowance payments.

Even if the depositor or the administrator does not incur significant direct costs in modifying its own information systems, there can be no assurance that the failure or delay of the indenture trustee, any eligible lender trustee, any servicer, any guarantee agency, the Department of Education or any other third parties (including any party on which any of these parties rely or any calculation agent, exchange counterparty, investment agreement provider or provider of credit enhancement under the indenture or any other indenture of the depositor) in addressing year 2000 issues or the costs involved in this process will not have a material adverse impact on the timely receipt and amount of collections on the financed student loans. If the collections were to be so affected, the timing and amounts of payments on the notes could be adversely affected.

                                 USE OF PROCEEDS

The proceeds of the sale of the notes, net of underwriters' discount of $____________ (____% of gross proceeds), will be transferred to the indenture trustee for deposit to the credit of the following funds and accounts in the following estimated amounts:

                                                               Percentage of
           Fund or Account                         Amount       Net Proceeds
           ---------------                     ------------     ------------

           Acquisition Fund                    $                          %
           Reserve Fund                                                   %
           Capitalized Interest Account                                   %
           Expense Account                                                %
                                               ------------      ----------
           Total Uses                          $                       100%



                           THE FINANCED STUDENT LOANS

This section sets forth tables and other information describing some characteristics, as of September 30, 1999, of the financed student loans expected to be acquired by the eligible lender trustee on behalf of the trust on or about October 28, 1999. The financed student loans will be FFELP loans that meet several criteria, including the following. Each financed student loan:

     (1) was or will be originated in the United States or its territories or possessions under the FFEL Program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act;

     (2) bears interest at the maximum interest rate permitted under the Higher Education Act, or the lesser rate of interest as is approved by the rating agencies under the indenture;

     (3) contains terms required by the FFEL Program, the guarantee agreements and other applicable requirements; and

     (4) is not more than 120 days past due as of the date the financed student loan is financed.

As of the cut-off date:

     (1) $39,225,994 principal amount of the initial financed student loans were delinquent between 1 and 30 days;

     (2) $17,305,498 principal amount of the initial financed student loans were delinquent between 31 and 60 days;

     (3) $12,746,219 principal amount of the initial financed student loans were delinquent between 61 and 90 days;

     (4) $6,405,875 principal amount of the initial financed student loans were delinquent between 91 and 120 days; and

     (5) none of the initial financed student loans was delinquent for more than 120 days.

For this purpose, delinquency refers to the number of days for which any part of a payment is past due. All of the financed student loans in the trust are FFELP loans.

Each financed student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for special allowance payments and, with respect to each financed student loan that is a subsidized Stafford Loan, interest subsidy payments paid by the Department of Education. See "Description of the FFEL Program" in the prospectus.

Additional student loans may be substituted for financed student loans in the trust if the additional student loans meet specific characteristics including:

     - an aggregate principal amount no less than the aggregate principal amount of the financed student loans being exchanged,

     -   the same rates of interest,

     -   eligible, after exchange, for the same special allowance payments, and

     -   the same status, whether interim, grace or repayment.

The aggregate characteristics of the financed student loans include the composition of the financed student loans, the borrowers of the financed student loans and the distribution by interest and by principal balance described by the tables below.

Each of the financed student loans provides for the amortization of the outstanding principal balance of that financed student loan over a series of regular payments. Each regular payment consists of an installment of interest. The interest installment is calculated on the basis of the outstanding principal balance of that financed student loan multiplied by the applicable interest rate and further multiplied by the period elapsed since the preceding payment of interest was made. As payments are received in respect of that financed student loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment, and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made, will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable grace periods, deferment periods or forbearance periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the borrower's financed student loan.

The tables below describe characteristics of the initial financed student loans as of the cut-off date.

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE

Aggregate Outstanding Principal Balance .....................................    $471,045,381
Aggregate Outstanding Accrued Interest ......................................    $ 10,221,477
Number of Borrowers .........................................................          58,604
Average Outstanding Principal Balance Per Borrower ..........................    $      8,038
Number of Loans .............................................................         166,211
Average Outstanding Principal Balance Per Loan ..............................    $      1,530
Weighted Average Annual Borrower Interest Rate ..............................            7.93%
Weighted Average Remaining Term (months) (does not include the months
   remaining for the in-school, grace, deferment or forbearance periods)(1)..             127
Weighted Average Remaining Term (months) (including the months
   remaining for the in-school, grace, deferment or forbearance periods)(1)..             131

---------------
(1)Refers to the payment status of the borrower of each financed student loan as of the cut-off date, i.e., the borrower may still be attending school, may be in a grace period after completing school and prior to repayment commencing, may be currently required to repay the loan or may have temporarily ceased repaying the loan through a deferral or a forbearance period. See "Description of the FFEL Program" in the prospectus.

      DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY LOAN TYPE AS OF
                                THE CUT-OFF DATE

                                                                                  Percent of
                                                                                   Loans by
                                                            Outstanding           Outstanding
                                        Number of            Principal             Principal
Loan Type                                  Loans              Balance               Balance
---------                                  -----              -------               -------
Stafford-Subsidized ...........            98,813          $196,075,226              41.62%
Stafford-Unsubsidized .........            11,532           112,342,462              23.85%
Consolidation .................            49,600           137,296,080              29.15%
PLUS ..........................             4,081            15,212,899               3.23%
SLS ...........................             2,194            10,118,714               2.15%

        Total .................           166,211          $471,045,381             100.00%

  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY MINIMUM GUARANTEE LEVEL
                             AS OF THE CUT-OFF DATE

                                                                                                      Percent of
                                                                                                       Loans by
                                                                                    Outstanding      Outstanding
                                                                   Number of         Principal        Principal
Minimum Guarantee Level                                               Loans            Balance          Balance
-----------------------                                               -----            -------          -------
FFELP Loan Guaranteed 100% .................................        106,165        $194,033,627         41.19%
FFELP Loan Guaranteed 98% ..................................         60,046         277,011,754         58.81%

    Total ..................................................        166,211        $471,045,381        100.00%

     DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTEE AGENCY
                             AS OF THE CUT-OFF DATE

                                                                                                     Percent of
                                                                                                      Loans by
                                                                                    Outstanding      Outstanding
                                                                   Number of         Principal        Principal
Guarantee Agency                                                     Loans            Balance          Balance
----------------                                                     -----            -------          -------

Great Lakes Higher Education Guaranty Corporation ..........        122,800        $262,102,028         55.64%
Pennsylvania Higher Education Assistance Agency ............         12,271         109,972,008         23.35%
United Student Aid Funds, Inc. .............................         23,047          76,785,456         16.30%
Other Guarantee Agencies ...................................          8,093          22,185,889          4.71%

    Total ..................................................        166,211        $471,045,381        100.00%


  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER INTEREST RATE
                             AS OF THE CUT-OFF DATE

                                                                           Percent of
                                                                            Loans by
                                                          Outstanding      Outstanding
                                           Number of       Principal        Principal
  Interest Rate (1)                           Loans         Balance          Balance
  -----------------                           -----         -------          -------

  Less than 7.50% ..............              40,448    $   88,194,179        18.72%
  7.50% to 7.99% ...............              79,188       155,910,966        33.10%
  8.00% to 8.49% ...............              36,675       153,685,494        32.63%
  8.50% to 8.99% ...............               4,477        12,620,142         2.68%
  9.00% to 9.49% ...............               5,302        59,197,430        12.57%
  9.50% or greater .............                 121         1,437,170         0.30%

      Total ....................             166,211      $471,045,381       100.00%


     (1) Determined using the interest rates applicable to the initial financed student loans as of the cut-off date. However, because many of the initial financed student loans bear interest at variable rates per annum, the existing interest rates are not indicative of future interest rates on the financed student loans. See "Description of the FFEL Program" in the prospectus.

   DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY RANGE OF OUTSTANDING
                   PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                      Percent of
                                                                                                       Loans by
                                                                                    Outstanding      Outstanding
                                                                   Number of         Principal        Principal
Principal Balance                                                     Loans            Balance          Balance
-----------------                                                     -----            -------          -------
Less than $500                                                        17,115        $  9,472,681          2.01%
$500-$999.99                                                          22,052          21,068,810          4.47%
$1,000-$1,999.99                                                      53,872          89,062,892         18.91%
$2,000-$2,999.99                                                      26,758          68,025,846         14.44%
$3,000-$3,999.99                                                      15,292          48,797,040         10.36%
$4,000-$5,999.99                                                      12,266          54,201,095         11.51%
$6,000-$7,999.99                                                       5,312          27,266,547          5.79%
$8,000-$9,999.99                                                       3,144          17,438,097          3.70%
$10,000-$14,999.99                                                     5,425          38,810,003          8.24%
$15,000-$19,999,99                                                     2,347          25,959,709          5.51%
$20,000 or greater                                                     2,628          70,942,661         15.06%

    Total                                                            166,211        $471,045,381        100.00%



  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS
                             AS OF THE CUT-OFF DATE

                                                                                      Percent of
                                                                                       Loans by
                                                                     Outstanding      Outstanding
                                                     Number of        Principal        Principal
Borrower Payment Status                                Loans           Balance          Balance
-----------------------                              ---------       -----------      -----------

In School ............................                  25,574      $  59,686,153         12.67%
Grace ................................                  24,984         53,330,462         11.32%
Repayment ............................                 115,317        350,678,187         74.45%
Deferment ............................                     104          2,086,249          0.44%
Forbearance ..........................                     214          5,166,702          1.10%
Claim ................................                      18             97,628          0.02%

    Total ............................                 166,211      $ 471,045,381        100.00%

     DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY REMAINING TERM TO
                   SCHEDULED MATURITY AS OF THE CUT-OFF DATE

                                                                               Percent of
                                                                                 Loans by
Remaining Months                                            Outstanding        Outstanding
Until Scheduled                            Number of         Principal          Principal
Maturity                                     Loans            Balance            Balance
--------                                     -----            -------            -------

1   to  12                                    1,779       $      660,952           0.14%
13  to  24                                    2,482            2,254,166           0.48%
25  to  36                                    3,268            4,267,241           0.91%
37  to  48                                    4,333            7,105,462           1.51%
49  to  60                                    5,049           10,888,463           2.31%
61  to  72                                    7,328           16,579,162           3.52%
73  to  84                                    5,210           14,245,362           3.02%
85  to  96                                   14,888           31,412,552           6.67%
97  to 108                                   25,918           52,352,671          11.11%
109 to 120                                   90,238          237,261,065          50.37%
121 to 180                                    3,535           43,829,982           9.30%
181 to 240                                    1,466           33,327,809           7.08%
241 to 300                                      277           10,722,226           2.28%
Over 300                                        440            6,138,268           1.30%

    Total ............................      166,211       $  471,045,381         100.00%

          GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                             AS OF THE CUT-OFF DATE

                                                                         Percent of
                                                                          Loans by
                                                       Outstanding      Outstanding
                                       Number of         Principal        Principal
Location (1)                             Loans            Balance          Balance
------------                           ---------       -----------      -----------

Ohio                                     41,039         $164,644,096         34.95%
Pennsylvania                             44,925           80,642,153         17.12%
California                               30,248           50,720,217         10.77%
Kentucky                                  6,659           27,113,151          5.76%
Florida                                   6,977           26,930,845          5.71%
Wisconsin                                   635            2,050,191          0.44%
Others(2)                                35,728          118,944,728         25.25%


    Total                               166,211         $471,045,381        100.00%

(1) Based on the current permanent billing addresses of the borrowers of the initial financed student loans shown on the servicers' records.

(2) Consist of locations that include 46 other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations; the aggregate principal balance of the financed student loans relating to any of these locations does not exceed 2.5% of the initial pool balance.

To the extent that states with a large concentration of financed student loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of these borrowers to repay their financed student loans may be impacted to a larger extent than if these borrowers were dispersed more geographically.

The initial financed student loans include loans for students attending four-year public and private schools, two-year public and private schools and proprietary/vocational schools. The issuer estimates that less than 5%, by percent of aggregate outstanding principal balance, of the initial financed student loans are for students attending proprietary/vocational schools.

INCENTIVE PROGRAMS

The depositor and its affiliates currently make available to or have acquired loans that offer incentive programs to borrowers.

One of these incentive programs is the depositor's FastStart(SM) Program. The FastStart Program generally applies to Stafford loans and Unsubsidized Stafford loans which are originated on or after January 1, 1997. The applicable interest rate on a FastStart loan is reduced by 2.25%, after the timely receipt of the initial 48 payments from the borrower; 2% of the initial financed student loans are eligible for the FastStart Program.

The initial financed student loans also may include loans originated by lenders for whom the depositor provides a secondary market. Some of these lenders also offer various incentive loan programs. These other incentive loan programs apply to Stafford loans and Unsubsidized Stafford loans and include programs whereby the applicable interest rate is reduced by:

     - 2.00% after the timely receipt of the initial 48 payments; 24% of the initial financed student loans are eligible for this benefit;

     - 2.00% after the timely receipt of the initial 36 payments; 5% of the initial financed student loans are eligible for this benefit; and

     - 1.00% after the timely receipt of the initial 36 payments; 18% of the initial financed student loans are eligible for this benefit.

All of the financed student loans are also eligible for the EasyPay(SM) program. The EasyPay program applies to student borrowers who authorize automatic payment of student loans from a checking or savings account. These eligible students receive an interest rate which is .25% less than the usual rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

The rate of payment of principal of the notes and the yield on the notes will be affected by:

     (1) prepayments of the financed student loans that may occur as described below;

     (2)       the sale by the issuer of financed student loans;

     (3)       parity percentage payments; and

     (4) deferrals or delays in payments on the financed student loans resulting from defaults, grace periods, deferment periods and, under some circumstances, forbearance periods.

All the financed student loans, including those resulting from consolidation loans, are prepayable in whole or in part by the borrowers at any time without penalty and may be prepaid as a result of:

     (1)       borrower's default, death, disability or bankruptcy;

     (2)       a closing of or false certification by the borrower's school;

     (3) subsequent liquidation or collection of guarantee payments with respect to loans; and

     (4) as a result of financed student loans being repurchased by depositor or the respective sellers as a result of a breach of a representation and warranty.

The rate of prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. As a rule, prepayments are more likely to occur if other financing alternatives are available to borrowers. However, because many of the financed student loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the financed student loans. To the extent borrowers of financed student loans elect to borrow consolidation loans, these financed student loans will be prepaid. See "Description of the FFEL Program -- Loan Terms -- Consolidation Loans."

The issuer has an option to redeem the notes on any auction payment date subject to some limitations. See "Redemption."

Scheduled payments with respect to, and maturities of, the financed student loans may be extended under grace periods, deferment periods and, under some circumstances, forbearance periods. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on financed student loans, by the severity of those losses, and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments with respect to financed student loans.

The rate of prepayment on the financed student loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of financed student loans will be borne entirely by the holders. These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time holders receive payments from the trust than interest rates and spreads would have been had prepayments not been made or had the prepayments been made at a different time.

                                  THE SERVICERS

Student Loan Funding Resources, Inc., in its capacity as the master servicer, will arrange for the servicing of the financed student loans under to the Master Servicing Agreement, dated as of October 1, 1999 between the co-owner trustee, on behalf of the issuer, and the master servicer. The master servicer and the co-owner trustee have entered or will enter into servicing agreements with various approved servicers to service the financed student loans. Initially, AFSA Data Corporation, Great Lakes Higher Education Servicing Corporation, InTuition, Inc., Kentucky Higher Education Student Loan Corporation, Pennsylvania Higher Education Assistance Agency, UNIPAC Service Corporation and USA Group Loan Services, Inc. each are expected to service more than 10% of the initial financed student loans. The financed student loans will be serviced by servicers as may be selected by the master servicer from time to time, and servicers may be replaced or added from time to time by the master servicer (all subject to the approval of the rating agencies). Under a servicing agreement, each servicer has agreed to service and perform all other related tasks with respect to, the financed student loans in compliance with applicable standards and procedures. See "Servicing" in the prospectus.

Information relating to the particular servicers set forth in this prospectus supplement, which is particularly within each servicer's knowledge, has been requested of and has been provided by the respective servicers. This information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the underwriters or their respective counsel, and comprises all information in respect of each servicer that the issuer obtained after a reasonable request and inquiry. With the exception of InTuition, Inc., no servicer is affiliated with the issuer, the depositor, the administrator, the master servicer or any underwriter.

AFSA DATA CORPORATION

AFSA Data Corporation (AFSA) acts as a loan servicing agent for the issuer. AFSA is a for-profit corporation and a wholly-owned subsidiary of Fleet Holding Corporation, a subsidiary of Fleet National Bank, which in turn is a wholly-owned subsidiary of Fleet Financial Group of Boston, Massachusetts, a diversified financial services company. As of September, 1999, AFSA provided loan servicing for approximately $68 billion in student and parental loans, including approximately $54 billion in federal direct student loans under contract with the Department of Education. AFSA has its principal offices in Long Beach, California, and a Regional Processing Centers in Utica, NY; Bakersfield California and Lombard, Illinois. AFSA's principal office is located at One World Trade Center, Suite 2200, Long Beach, California 90831.

AFSA has undertaken an internal year 2000 compliance project and believes that its internal computer systems will be generally year 2000 compliant. However, the remedies available to the issuer or any other party with respect to services performed by AFSA shall be subject to the terms and limitations contained in its servicing agreement. Furthermore, AFSA has not evaluated and provides no assurance regarding year 2000 compliance or performance of any computer system, product or procedure of any third party (including without limitation, guarantors, schools or other parties with whom AFSA may exchange data or other information, whether electronically or otherwise, in order to perform its services ), which may materially adversely affect AFSA's ability to properly perform its servicing activities. The foregoing statements regarding year 2000 matters are both a year 2000 statement and a year 2000 readiness disclosure and are entitled to the protections of the Year 2000 Information and Readiness Disclosure Act of 1998.

More information relating to AFSA, particularly with respect to year 2000 readiness, may be obtained from AFSA's site located on the world wide web at http://www.afsa.com.

(Source:  AFSA)

GREAT LAKES HIGHER EDUCATION SERVICING CORPORATION

As of September 30, 1999, Great Lakes Higher Education Servicing Corporation (GLHESC) serviced 913,822 student and parental accounts with an outstanding balance of $6,880,571,077 for 1,209 lenders nationwide. Less than 6% of the portfolio serviced by GLHESC is made up of loans to students at for-profit trade schools. As of September 30, 1999, 61% of the portfolio serviced by GLHESC was in repayment status, 8% was in grace status and the remaining 31% was in interim status.

The staff and management at GLHESC take the issue of year 2000 compliance very seriously. GLHESC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHESC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems. The remedies available to the issuer or other third parties shall be subject to the terms and limitations of its servicing agreement with GLHESC.

GLHESC has adopted a structured management approach to ensure its systems are compliant. The Chief Information Officer has been assigned overall responsibility for year 2000 compliance. GLHESC has not evaluated any computer system, product or procedure of any third party with whom GLHESC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHESC is unable to provide any assurances regarding the year 2000 compliance of any third parties or their effect on GLHESC's ability to properly perform its activities.

GLHESC will provide a copy of its most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

More information regarding GLHESC, particularly with respect to year 2000 readiness, may be obtained from GLHESC;s site located on the world wide web at http://www.glhec.org.

(Source: GLHESC)

INTUITION, INC.

InTuition, Inc. (InTuition) was incorporated in 1991 as a Florida corporation. InTuition is a wholly owned subsidiary of InTuition Holdings, Inc., a Florida corporation, which is 50% owned by the administrator and 50% owned by parties unrelated to the administrator and the issuer. InTuition provides complete student loan servicing and administration to lending institutions and secondary markets nationwide. InTuition has approximately 190 employees, all of whom are in its Jacksonville, Florida office.

As of September 30, 1999, InTuition serviced 507,800 student loan accounts with an outstanding balance of $2.1 billion for 14 lenders and secondary markets nationwide. Approximately 10% of the portfolio serviced by InTuition is made up of loans to students at for-profit trade schools. As of September 30, 1999, 67% of the portfolio serviced by InTuition was in repayment status, 8% was in grace status and the remaining 25% was in interim status. InTuition is located at 6420 Southpoint Parkway, Jacksonville, Florida 32216. Telephone: (904) 281-7100.

InTuition understands the concerns and importance regarding the effectiveness of computer systems beyond December 31, 1999. InTuition has developed a plan to deal with year 2000 issues and to make its computer systems year 2000 compliant. It is InTuition's intent to have all systems and processes year 2000 compliant on or before December 31, 1999 and InTuition is planning to be ready to perform normal business functions after January 1, 2000. No representations or warranty is made with respect to whether any third parties are or will be year 2000 compliant. InTuition is unable to make any representation or warranty at this time that all year 2000 related problems will be avoided.

(Source:  InTuition)

KENTUCKY HIGHER EDUCATION STUDENT LOAN CORPORATION

The General Assembly of the Commonwealth of Kentucky established the Kentucky Higher Education Student Loan Corporation (KHESLC) in 1978 to provide a program of financing, making, purchasing and servicing insured student loans in the Commonwealth. KHESLC is an independent de jure municipal corporation and political subdivision of the Commonwealth. KHESLC is authorized to service and collect educational loans for other lenders, holders and educational institutions.

KHESLC has a staff of approximately 117 full-time employees as of October 1, 1999, most of whom are currently assigned to its ongoing Federal Family Education Loan Program activities. Its principal office is located at 10180 Linn Station Road, Post Office Box 24266, Louisville, Kentucky 40224-0266, telephone number (502) 329-7079.

As of September 30, 1999, KHESLC serviced approximately $409 million outstanding principal amount of FFELP loans which are pledged to secure its own obligations and approximately $134 million of FFELP Loans on behalf of other eligible lenders pursuant to servicing agreements, including servicing agreements which provide for the acquisition by KHESLC of the FFELP Loans serviced. KHESLC currently subcontracts certain FFELP Loan servicing functions such as computer programming and mailing service.

KHESLC understands the concerns and the importance regarding the effectiveness of computer systems beyond December 31, 1999. KHESLC is not aware of any non-compliance with respect to its computer applications or electronic interfaces or of any costs to achieve year 2000 compliance that will have a material negative impact on its operations or financial status. However, KHESLC can give no representation or warranty that it is or will be year 2000 compliant, that its year 2000 efforts will be successful in whole or in part, or that entities with whom KHESLC does business will achieve year 2000 compliance in whole or in part. More information relating to KHESLC, particularly with respect to year 2000 readiness, may be obtained from KHESLC's site located on the world wide web at http://www.kheslc.com.

(Source:  KHESLC)

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Pennsylvania Higher Education Assistance Agency (PHEAA) is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of June 30, 1999 it had approximately 2,300 employees.

As of June 30, 1999, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $2.5 billion. As of June 30, 1999, PHEAA owned approximately $1.8 billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $507 million.

PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $20.4 billion principal amount of Stafford Loans and approximately $2.1 billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $34.7 million as of June 30, 1999.

PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of June 30, 1999, PHEAA was servicing under its full service operation approximately 1.3 million student loan accounts representing approximately $13.4 billion outstanding principal amount for more than 450 customers and under its remote servicing operation, approximately 725,000 student loans representing approximately $4.5 billion outstanding principal amount for 8 customers.

PHEAA understands the concerns and importance regarding the effectiveness of computer systems beyond December 31, 1999. PHEAA has developed a plan to deal with year 2000 issues and is in the process of converting its computer systems to be year 2000 ready. PHEAA will have all mission critical systems and processes year 2000 ready on or before December 31, 1999, and PHEAA will be ready to perform business functions after January 1, 2000. No representations or warranties are made with respect to whether any third parties are or will be year 2000 ready. Every effort is being made to avoid year 2000 related problems.

This year 2000 readiness disclosure is made pursuant to the Year 2000 Information and Readiness Disclosure Act, Public Law 105-271. The information provided in this disclosure is for general informational purposes only and does not represent any commitment, warranty, solicitation, offer, acceptance, notation, amendment or alteration or any present or future obligation, contract or tariff existing or contemplated between PHEAA, joint ventures or partnerships and any other entity. The information contained herein is believed to be reasonably accurate as of the time of printing. This disclosure may be changed from time to time, as circumstances warrant, including updates or corrections, without prior notice.

PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

More information relating to PHEAA, particularly with respect to year 2000 readiness may be obtained from PHEAA's site located on the world wide web at http://www.pheaa.org.

(Source:  PHEAA)

UNIPAC SERVICE CORPORATION

UNIPAC Service Corporation, a Nebraska corporation (UNIPAC), began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and Guarantee Agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 754 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of September 30, 1999 employed approximately 273 people. In November 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which as of September 30, 1999, employed approximately 173 people. As of September 30, 1999, UNIPAC's servicing volume was approximately $9.3 billion for its full-service and secondary market clients. In addition, UNIPAC has approximately 2.2 billion in loans in its Remote Servicing System.

The following information covers UNIPAC's Year 2000 Plan and provides a status of UNIPAC's Year 2000 compliance initiative to date. UNIPAC's student loan servicing system, UNISTAR, has been modified to process dates into the next century. UNIPAC's Private Loan System (STAR) is written in a combination of SQL Server version 6.5 and Visual Basic version 4.0. These software programming languages are believed to be year 2000 compliant and address year 2000 dates.

For the last several years (since 1994), UNIPAC has been planning system changes for the year 2000. As a result, UNIPAC completed major program changes for its student loan servicing mainframe system during

1997. As of May 1997, all date fields, stored in the files and processed in program logic, contain 8 digits for the expanded century usage. All phases (analysis, design, construction, quality assurance, testing, and implementation) of the project were completed relative to the 8 byte dates usage. These processes have been documented as part of UNIPAC's quality assurance processes. Systems integration testing was completed in April 1997 and production implementation occurred in May 1997.

More information relating to UNIPAC, particularly with respect to year 2000 readiness, may be obtained from UNIPAC's site located on the world wide web at http://www.unipac.org.

(Source:  UNIPAC)

USA GROUP LOAN SERVICES, INC.

USA Group Loan Services, Inc. now referred to as Loan Services, formerly known as Education Loan Servicing Center, Inc., is a private, nonprofit, non-stock membership corporation which was organized in 1982 under the provisions of the General Corporation Law of the State of Delaware. Loan Services is an affiliate of USA Group, Inc., a nonprofit corporation which is also affiliated with United Student Aid Funds, Inc., a student loan guarantee agency and one of the issuer's guarantee agencies. As of September 30, 1999 (Loan Services' fiscal year end), Loan Services provided loan servicing for student and parent loans with outstanding balances of over $15.5 billion for approximately 130 different lenders and secondary market corporations. Loan Services' principal office is located in Indianapolis, Indiana, where, as of September 30, 1999, it had nearly 859 full-time employees.

Loan Services is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999 known as year 2000. Loan Services is dedicated to resolving the potential impact of the year 2000 on the ability of Loan Services' computerized information systems to accurately process information that may be date sensitive. Loan Services is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to Loan Services or on whose computer software and operating systems Loan Services may rely are taking sufficient actions to avoid year 2000 related problems. No representation or warranty is made with respect to whether third parties are or will be year 2000 compliant. Loan Services is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, Loan Services is unable to give any assurances at this time that all year 2000 related problems will be avoided.

More information relating to Loan Services, particularly with respect to year 2000 readiness, may be obtained from Loan Services' site located on the world wide web at http://www.usagroup.com.

(Source:  Loan Services)

                             THE GUARANTEE AGENCIES

Great Lakes Higher Education Guaranty Corporation, Pennsylvania Higher Education Assistance Agency and United Student Aid Funds, Inc. are the principal guarantee agencies for the financed student loans. These guarantee agencies collectively guarantee in excess of 95% of the initial financed student loans. Set forth below is certain current and historical information with respect to each of these guarantee agencies. No such information is provided with respect to other guarantors because the aggregate principal amount of financed student loans guaranteed by these other guarantors is less than 5% of the financed student loans.

Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (net of cancellations and after transfers and refinanced loans) that have first become guaranteed by each guarantee agency and by all guarantee agencies in each of the last five federal fiscal years:*

                                                 STAFFORD, SLS AND PLUS LOANS GUARANTEED
                                                          (DOLLARS IN MILLIONS)

                                  ----------------------------------------------------------------------
                FEDERAL FISCAL      GREAT LAKES                           USA                 ALL
                     YEAR             GUARANTY           PHEAA           FUNDS            GUARANTORS
                     ----             --------           -----           -----            ----------

                     1994            $1,544.0          $1,809.1        $ 4,711.7          $13,931.1
                     1995             1,027.6           2,009.6         10,129.6           25,470.9
                     1996             3,927.8           2,259.7          9,805.0           26,468.2
                     1997             4,851.0           2,327.5          6,510.4           23,389.5
                     1998             3,519.9           1,991.3          6,371.6           25,170.5

     * The information set forth in this table has been obtained from the Joseph Boyd & Associates, Guaranty Agency Report for the applicable year.

Reserve Ratio. Each guarantee agency's reserve ratio is expressed as the dollar amount potentially payable for each dollar reserve. The following table sets forth for each of Great Lakes Guaranty, PHEAA and USA Funds, their respective reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*

                                                              RESERVE RATIO
                                  ----------------------------------------------------------------------
                FEDERAL FISCAL      GREAT LAKES                            USA             NATIONAL
                     YEAR             GUARANTY           PHEAA            FUNDS            AVERAGE
                     ----             --------           -----            -----            -------

                     1994             $ 111.21          $  84.33          $ 74.99           $ 79.56
                     1995               103.54             81.95            79.70             83.92
                     1996               155.96             78.47            71.71             78.72
                     1997               165.30             96.32            73.96             88.18
                     1998               167.01             99.70            82.21             98.23

         * The information set forth in this table has been obtained from the Joseph Boyd & Associates, Guaranty Agency Report for the applicable year.

Recovery Rates. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the guarantee agency by the aggregate amount of default claims paid by the guarantee agency during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of Great Lakes Guaranty, PHEAA and USA Funds for the last five federal fiscal years:*

                                                              RECOVERY RATE

                                  ----------------------------------------------------------------------
                    FEDERAL         GREAT LAKES                            USA             NATIONAL
                  FISCAL YEAR         GUARANTY           PHEAA            FUNDS            AVERAGE
                  -----------         --------           -----            -----            -------

                     1994              35.24%            52.89%           29.29%            39.25%
                     1995              35.79             53.29            34.91             40.69
                     1996              39.82             55.04            39.21             43.44
                     1997              43.86             54.83            40.89             45.03
                     1998              42.88             59.18            44.29             48.64

         * The information set forth in this table has been obtained from the Joseph Boyd & Associates, Guaranty Agency Report for the applicable year.

Claims Rate. For each of the past five federal fiscal years, the lender's default claims percentages for each of Great Lakes Guaranty, PHEAA and USA Funds are presented below along with the national average.*

                                                               CLAIMS RATE
                                  ----------------------------------------------------------------------
                    FEDERAL         GREAT LAKES                            USA             NATIONAL
                  FISCAL YEAR         GUARANTY           PHEAA            FUNDS            AVERAGE
                  -----------         --------           -----            -----            -------

                     1994              13.50%            11.88%           14.71%            15.18%
                     1995              15.49             12.06            15.25             15.14
                     1996              10.33             11.29            16.40             15.82
                     1997               8.19             11.08            16.81             15.44
                     1998               9.35             11.19            16.74             15.53

         * The information set forth in this table has been obtained from the Joseph Boyd & Associates, Guaranty Agency Report for the applicable year.

Loss Rate. A guarantee agency's loss rate is determined by comparing its write offs to its mature paper (student loans in repayment). The loss rates for each of Great Lakes Guaranty, PHEAA and USA Funds for the last five federal fiscal years are presented in the table below:*

                                                                LOSS RATE

                                  ----------------------------------------------------------------------
                    FEDERAL         GREAT LAKES                            USA             NATIONAL
                  FISCAL YEAR         GUARANTY           PHEAA            FUNDS            AVERAGE
                  -----------         --------           -----            -----            -------

                     1994               .02%             .18%              .62%              .29%
                     1995               .03               .22              .70               .31
                     1996               .04               .23              .72               .39
                     1997               .04               .19              .73               .31
                     1998               .08               .19              .73               .33

         * The information set forth in this table has been obtained from the Joseph Boyd & Associates, Guaranty Agency Report for the applicable year.

The most recent national default rate reported by the Department of Education was 9.6% for the federal fiscal year 1996. As recently as federal fiscal year 1990, this national default rate was over 22%. This trend, coupled with the claims and recovery information listed above, shows improvement in the repayment of student loans by borrowers. The claims rate of each of the three guarantee agencies described in this section for the financed student loans is lower than 5% resulting in the maximum reimbursement for reinsurance claims. The depositor is not aware of any circumstances which would cause the reimbursement levels for those guarantors to be less than the maximum levels permitted.

                               EXCHANGE AGREEMENTS

Under the indenture, the issuer has the right to enter into one or more interest rate exchange agreements with one or more exchange counterparties. Any exchange counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a rating agency. Payments by the issuer under any exchange agreement may be on a parity with the Series 1999A Notes, a senior exchange agreement, or on a parity with the Series 1999B-1 Notes, a subordinate exchange agreement. If the issuer enters into an agreement with an exchange counterparty, the exchange counterparty will agree to pay the indenture trustee on each applicable auction payment date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any series of the notes. The issuer will agree to have the indenture trustee pay to the exchange counterparty a fixed or variable exchange rate on the notional amount. The issuer expects that any exchange agreement will provide that the payment obligations of the issuer and an exchange counterparty to each other will be netted on the applicable payment date and only one payment will be made by one party to the other. The exchange counterparty will deposit any payment to the collection account under the agreement. Payments made under exchange agreements on a parity with the Series 1999A Notes issued under the indenture are senior exchange payments. Payments made under exchange agreements on a parity with the Series 1999B-1 Notes issued under the indenture are subordinate exchange payments.

If the exchange counterparty's exchange rate is greater than the issuer's exchange rate, the indenture trustee's ability to make principal and interest payments on the notes will be affected by the exchange counterparty's ability to meet its net payment obligation to the indenture trustee. In addition, under some circumstances, the issuer's failure to make an issuer exchange payment may constitute an event of default under the indenture. See "Risk Factors" in this prospectus supplement and "The Indentures -- Events of Default" in the prospectus. Prior to the date the issuer enters into an exchange agreement, the issuer must obtain written evidence from each rating agency then rating any of the notes that the execution and delivery of the exchange agreement will not adversely affect that rating agency's rating on those notes.

                            DESCRIPTION OF THE NOTES

The notes will be issued under the terms of the indenture. The following summary describes the material terms of the notes as described in the indenture. Other terms of the notes are set forth in the prospectus. See "Description of the Notes" in the prospectus. This summary does not restate the entire indenture. We encourage you to read the indenture because it, not this summary, defines your rights as holders. We filed a copy of the form of the indenture as an exhibit to the registration statement of which this prospectus summary is part.

The notes will be offered in minimum denominations of $50,000 and integral multiples of $50,000 in book-entry form only. The notes will initially be represented by one or more notes registered in the name of DTC's nominee, the security depository. Unless definitive notes are issued under the limited circumstances described under "Description of the Notes -- Definitive Notes" in the prospectus, no holder will be entitled to receive a physical certificate representing a note. All references to actions by holders refer to actions taken by DTC on instructions from its participating organizations and all references to distributions, notices, reports and statements to holders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to holders under DTC's procedures. See "Description of the Notes -- Book-entry Registration" in the prospectus.

INTEREST

Interest Accrual Period

Interest will accrue during each interest accrual period on the principal balance of each series of notes at a rate equal to the related series interest rate calculated as described below. Interest on the auction rate notes will be payable to the applicable holders on the business day following the expiration of each auction period, an auction payment date. The auction payment date is subject to change as described under the heading "Determination of the Auction Rate."

Record Date

The record date for each series of the notes is the business day immediately preceding a related auction payment date. Interest accrued as of any auction payment date for a series of notes but not paid on the applicable auction payment date will be payable on the next applicable auction payment date for that series, together with interest on that series at the applicable series interest rate. Interest will be paid pro rata to the holders of each series of outstanding notes.

The first interest accrual period for a series of notes will begin on the closing date. All later interest accrual periods shall begin on the preceding auction payment date for that series and end on the day preceding the next succeeding auction payment date.

Interest Determination Date

The interest determination date for each series of notes is as follows:

     - the Series 1999A-1 Notes interest determination date is ______ and every _________ after that date;

     - the Series 1999A-2 Notes interest determination date is ______ and every _________ after that date;

     - the Series 1999A-3 Notes interest determination date is ______ and every fourth _______ after that date;

     - the Series 1999A-4 Notes interest determination date is ______ and every fourth _______ after that date;

     - the Series 1999A-5 Notes interest determination date is ______ and every fourth _______ after that date;

     - the Series 1999A-6 Notes interest determination date is ______ and every fourth _______ after that date; and

     - the Series 1999B-1 Notes interest determination date is ______ and every fourth _______ after that date.

Determination of Interest Rates

The series interest rate for each series of notes for each interest accrual period will equal the formula rate, subject to a cap of the net loan rate for the applicable interest accrual period.

The formula rate for each interest accrual period for each series of notes will equal the auction rate for the interest accrual period, but never greater than 17%. Interest on each series of the notes will be calculated on the basis of actual number of days elapsed in each interest accrual period divided by 360. See "Determination of the Auction Rate."

Net Loan Rate

The net loan rate will be calculated by the administrator. The series interest rate for each series of the notes will be determined by the auction agent which initially is Bankers Trust Company, New York, New York, as described under the heading "-- Determination of the Auction Rate."

Information concerning the current series interest rates will be available by telephoning the indenture trustee at (513) 762-8870 between the hours of 9 a.m. and 5 p.m. Eastern time on any day on which the Cincinnati Corporate Trust Office of the indenture trustee is open for business and will also be available through Dow Jones Telerate Service of Bloomberg L.P.

The net loan rate for any interest accrual period is equal to the annualized percentage rate determined by multiplying (a) the ratio of 360 to the actual number of days in the interest accrual period, and (b) the ratio of (1) expected interest collections for the applicable monthly collection period less program operating expenses for that monthly collection period, to (2) the pool balance as of the first day of that monthly collection period. The applicable monthly collection period for each series of the notes is the second preceding monthly collection period prior to the first business day of each month.

Expected interest collections mean, with respect to any monthly collection period, the sum of:

         (1) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantee agencies, with respect to the financed student loans in the trust for the applicable monthly collection period (whether or not the interest is actually paid);

         (2) interest subsidy payments and special allowance payments under claims submitted for the monthly collection period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to financed FFELP loans in the trust, to the extent not included in (1) above;

         (3) plus or minus the net of any counterparty exchange payments less any issuer exchange payments to be made on any auction payment date during that calendar month; and

         (4) investment earnings on the amounts on deposit allocable to the trust with respect to the applicable monthly collection period prior to any auction payment date during that calendar month.

Carryover Interest

If interest at the formula rate for any series of the notes for any interest accrual period exceeds interest at the net loan rate, carryover interest consisting of the excess interest, together with interest on the notes at the applicable formula rate will be paid on subsequent distribution dates only to the extent funds are available after other required payments on the notes. See "The Indenture-- Collection Fund." Carryover interest will continue to be so payable although the principal amount of the applicable series of notes is paid until (1) no notes remain outstanding and (2) the balances in the indenture funds and accounts have been reduced to zero. The ratings of the notes do not address the likelihood of payment of carryover interest. Any reference in this prospectus supplement or the prospectus to interest excludes carryover interest.

DETERMINATION OF THE AUCTION RATE

The auction rate for each series of notes will be determined by the auction agent under the auction procedures described under "Auction Procedures" in the prospectus and in Appendix B on each interest determination date for each interest accrual period, initially based on a: (a) 7-day auction period for the Series 1999A-1 Notes and the Series 1999A-2 Notes and (b) 28-day auction period for the Series 1999A-3 Notes, the Series 1999A-4 Notes, the Series 1999A-5 Notes, the Series 1999A-6 Notes and the Series 1999B-1 Notes, each generally beginning:

     - for the Series 1999A-1 Notes, on ______, 1999 and each ________ after that date;

     - for the Series 1999A-2 Notes, on ______, 1999 and each ________ after that date;

     - for the Series 1999A-3 Notes, on ______, 1999 and each fourth _________ after that date;

     - for the Series 1999A-4 Notes, on ______, 1999 and each fourth ___________ after that date;

     - for the Series 1999A-5 Notes, on ______, 1999 and each fourth ___________ after that date;

     - for the Series 1999A-6 Notes, on ______, 1999 and each fourth ___________ after that date; and

     - for the Series 1999B-1 Notes, on ______, 1999 and each fourth ___________ after that date;

subject to adjustment as described below.

If you are the current holder of an auction rate note, the possible results of an auction may be:

     - you submit an order to hold your note at any rate, so you will continue to hold the note and will be notified of the interest rate after the auction, or

     - you submit any order to hold your note at a specified interest rate, so if the rate set by the auction is equal to or higher than the rate you specified you will continue to hold your note at that rate and if the rate is lower you will have sold your note in the auction, or

     - you submit an order to sell your note and your note is sold at the auction.

If there are ever insufficient buy orders and the auction is not successful, holders may not be able to sell their notes in the auction and the interest rate for the next auction period will be the lower on the net loan rate and the maximum auction rate.

If you are not a current holder and wish to purchase notes in an auction, or are a current holder and wish to purchase additional notes, the basic outcomes of an auction are:

     - you submit an order to buy at a specified rate and the interest rate set in the auction is equal to or higher than the rate you specified, so you will have purchased the note and the interest rate will be the rate set by the auction, or

     - you submit an order to buy at a specified rate and the interest rate set in the auction is lower than the rate you specified, so your bid order will be unsuccessful.

The outcomes described might vary slightly in some cases, as when only part of an order can be filled from available notes or if an auction is not successful, as described under "Auction Procedures," in the prospectus and in Appendix B.

AUCTION PERIOD ADJUSTMENT

With respect to each series of auction rate notes, the issuer may, subject to the indenture, change, the length of one or more auction periods in order to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the auction period or the auction rate (as hereinafter described, an auction period adjustment). An auction period adjustment may be made to change an auction period to a period of between 7 and 91 days (a short auction period) or to a period of between 92 days and the legal final maturity of the auction rate notes (a long auction period). For auction rate notes with a short auction period, no auction period adjustment may result in an auction period of less than 7 nor more than 91 days. For auction rate notes with a long auction period, no auction period adjustment may result in an auction period that is more than three months shorter or longer than the auction period established on the issuance of a series of auction rate notes or auction period conversion of these auction rate notes. For any auction period adjustment, specific prescribed conditions must be satisfied. See Appendix B, "Auction Procedures."

AUCTION PERIOD CONVERSION OF AND MANDATORY TENDER OF THE AUCTION RATE NOTES

The issuer may, from time to time, change the length of one or more auction periods for any series of auction rate notes under an auction period conversion. An auction period conversion means a change in the length of an auction period for any series of the auction rate notes as follows:

- from an auction period between 7 and 91 days, inclusive, to an auction period between 92 days and the legal final maturity for these series, inclusive,

- from an auction period between 92 days and the legal final maturity for these series, inclusive, to an auction period between 7 and 91 days, inclusive, or

- from an auction period between 92 days and the legal final maturity for these series inclusive, to an auction period between 92 days and the legal final maturity for these series, inclusive, if the latter auction period is at least 3 months shorter or at least 3 months longer than the auction period established on the initial issuance of these series or under an auction period conversion.

All auction rate notes subject to auction period conversion are subject to mandatory tender to the indenture trustee on the auction period conversion date at the purchase price of par plus accrued interest plus accrued and unpaid carryover interest, if any.

The holders of auction rate notes that are subject to mandatory tender do not have the right to elect to retain the auction rate notes. If, however, any auction rate notes of a series so tendered are not remarketed, or the indenture trustee does not receive the purchase price for that series of auction rate notes subject to the auction period conversion, none of the auction rate notes of that series tendered will be converted. The series interest rate for that series of auction rate notes will equal the lesser of the net loan rate or the maximum auction rate, but never greater than 17%, as of the date of the failed auction period conversion, as applicable, for the auction period commencing on that date. The length of the auction period will remain the same as it was prior to the failed auction. See Appendix B, "Auction Procedures."

PRINCIPAL

Unless an event of default has occurred,

- no principal will be paid on the Series 1999A-2 Notes until the Series 1999A-1 Notes have been paid;

- no principal will be paid on the Series 1999A-3 Notes until the Series 1999A-1 Notes and the Series 1999A-2 Notes have been paid;

- no principal will be paid on the Series 1999A-4 Notes until the Series 1999A-1 Notes, the Series 1999A-2 Notes and the Series 1999A-3 Notes have been paid;

- no principal will be paid on the Series 1999A-5 Notes until the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes and the Series 1999A-4 Notes have been paid;

- no principal will be paid on the Series 1999A-6 Notes until the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes and the Series 1999A-5 Notes have been paid; and

- except as described under the caption " -- Series 1999B-1 Notes," no principal will be paid on the Series 1999B-1 Notes until the Series 1999A Notes have been paid.

Following the occurrence of an event of default, principal payments on the Series 1999A Notes will be made pro rata, without preference or priority, and prior to any principal payments on the Series 1999B-1 Notes.

In any case, we will make principal payments on the notes only in integral multiples of $50,000.

Series 1999A-1 Notes

Principal payments on the Series 1999A-1 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-1 Notes is paid.

Series 1999A-2 Notes

After the Series 1999A-1 Notes have been paid, principal payments on the Series 1999A-2 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-2 Notes is paid.

Series 1999A-3 Notes

After the Series 1999A-2 Notes have been paid, principal payments on the Series 1999A-3 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-3 Notes is paid.

Series 1999A-4 Notes

After the Series 1999A-3 Notes have been paid, principal payments on the Series 1999A-4 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-4 Notes is paid.

Series 1999A-5 Notes

After the Series 1999A-4 Notes have been paid, principal payments on the Series 1999A-5 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-5 Notes is paid.

Series 1999A-6 Notes

After the Series 1999A-5 Notes have been paid, principal payments on the Series 1999A-6 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999A Holders' Principal Distribution Amount for the auction payment date less the amount of principal, if any, paid or provided for on the Series 1999B-1 Notes until the principal balance of the Series 1999A-6 Notes is paid.

Series 1999B-1 Notes

While any Series 1999A Notes are outstanding, principal will be paid in the Series 1999B-1 Notes before principal on the Series 1999A Notes is paid, but only to the extent that after the payment of principal on the Series 1999B-1 Notes the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes.

After the Series 1999A Notes have been paid, principal payments on the Series 1999B-1 Notes will be made on the first auction payment date occurring after the first business day of a month for which timely notice of a payment of principal can be given, in an amount generally equal to the Series 1999B-1 Holders' Principal Distribution Amount for the auction payment date until the principal balance of the Series 1999B-1 Notes is paid.

After receiving the monthly information regarding the receipt of principal payments on the financed student loans for the relevant collection period, the issuer must give 15 days' notice of any payment of principal prior to making the payment of principal.

Parity Percentage Payments

In addition, subject to available funds in the collection account, parity percentage payments will be payable on each date on which principal payments are made (to the series of Series 1999A Notes then receiving principal payments and afterwards to the Series 1999B-1 Notes) until the parity percentage equals 101%.

Final Maturities

The final payment of principal and interest will be made no later than:

     -   December 1, 2020 for the Series 1999A-1 Notes,
     -   December 1, 2020 for the Series 1999A-2 Notes,
     -   December 1, 2020 for the Series 1999A-3 Notes,
     -   December 1, 2020 for the Series 1999A-4 Notes,
     -   December 1, 2020 for the Series 1999A-5 Notes,
     -   December 1, 2020 for the Series 1999A-6 Notes and
     -   December 1, 2027 for the Series 1999B-1 Notes

(each, a legal final maturity). The actual maturity of one or more series of notes is expected to occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

Principal Shortfall

If available funds are insufficient to pay the Series 1999A Principal Distribution Amount or the Series 1999B-1 Principal Distribution Amount on an applicable auction payment date, this shortfall will be added to the principal payable to these holders on subsequent auction payment dates, as applicable, AND (EXCEPT WITH RESPECT TO THE LEGAL FINAL MATURITY OF A SERIES OF NOTES) THIS SHORTFALL WILL NOT CONSTITUTE AN EVENT OF DEFAULT. Additionally, on the legal final maturity for a series of notes and on any date the notes are to be redeemed in whole, amounts in the reserve fund will be available to pay the principal balance of the series of notes. See "The Indenture -- Reserve Fund."

SUBORDINATION OF THE SERIES 1999B-1 NOTES

The rights of the holders of the Series 1999B-1 Notes to receive principal and interest payments will be subordinated to the same rights of the holders of the Series 1999A Notes and to exchange counterparties under senior exchange agreements to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt of principal and interest by the holders of the Series 1999A Notes and the payment of any senior issuer exchange payments. See "The Indenture -- Collection Fund."

The rights of the holders of the Series 1999A Notes are on a parity with the rights of any exchange counterparty under any senior exchange agreement. The rights of the holders of the Series 1999A Notes and exchange counterparties under any senior exchange agreements are superior to the rights of the holders of the Series 1999B-1 Notes and the rights of any exchange counterparty under any subordinate exchange agreement with respect to the trust.

The rights of the holders of the Series 1999B-1 Notes are on a parity with the rights of exchange counterparties under any subordinate exchange agreements with respect to the trust.

                                   REDEMPTION

The notes will be subject to redemption prior to maturity only as described below.

OPTIONAL REDEMPTION

The Series 1999A Notes are subject to redemption in whole at any time or in part on any auction payment date at the option of the issuer at a price equal to the principal balance of the notes to be redeemed plus accrued interest and unpaid carryover interest, except that in the case of any redemption in part, the redemption is permitted only if the rating agencies rating the notes confirm that the redemption will not result in the withdrawal or reduction of any rating on notes remaining outstanding.

While any Series 1999A Notes are outstanding, the Series 1999B-1 Notes will be subject to redemption in whole or in part on any auction payment date at the option of the issuer, to the extent that after any redemption, the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes.

After the Series 1999A Notes have been paid, the Series 1999B-1 Notes will be subject to redemption in part if after any redemption, the parity percentage is not less than 100%, or in whole at any time.

If only a part of a series is redeemed, the notes redeemed will be selected by lot by the indenture trustee. No notes will be subject to redemption in part in an amount less than an authorized denomination, and no portion of the notes is to be retained by a holder in an amount less than an authorized denomination.

In connection with the optional redemption of any notes, all unpaid carryover interest on the series must be paid on or before the date of optional redemption of the series.

NOTICE OF REDEMPTION

The indenture trustee must give written notice of redemption of the notes to the holders not less than 15 days prior to the redemption date. Each note must be surrendered to the indenture trustee in exchange for payment of the redemption price. If the indenture trustee gives notice of redemption as provided above, and on deposit with the indenture trustee of moneys for payment of the redemption price, including accrued interest, to the redemption date, the notes so called for redemption will become due and payable at the redemption price specified in the notice. On the redemption date, interest on these notes will cease to accrue, and interest on any unpaid carryover interest also will cease to accrue.

                                  THE INDENTURE

The notes will be issued under an Indenture of Trust, as supplemented from time to time, and a related Terms Supplement, each dated as of October 1, 1999 (known together as the indenture), among the issuer, the eligible lender trustee and the indenture trustee. On the closing date, the issuer and the eligible lender trustee will pledge the financed student loans and other moneys received from the net proceeds of the notes to the indenture trustee under the indenture.

INDENTURE TRUSTEE

Firstar Bank, National Association, a national banking association organized under the laws of the United States, is the indenture trustee for the notes. The indenture trustee's corporate trust office is located at 425 Walnut Street, ML5125, Cincinnati, Ohio 45202, and its telephone number is (513) 762-8870. The indenture trustee is also acting as the initial eligible lender trustee under the indenture, as a co-owner trustee of the trust and may serve from time to time as trustee under other indentures or eligible lender trust agreements with the depositor or its affiliates relating to other issues of securities. In addition, the issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, National Association and its affiliates from time to time.

ELIGIBLE LENDER TRUSTEE

Firstar Bank, National Association also is the initial eligible lender trustee for the issuer under the Eligible Lender Trust Agreement, dated as of October 1, 1999, between the issuer and the eligible lender trustee. The office of the eligible lender trustee is located at 425 Walnut Street, Cincinnati, Ohio 45202. The eligible lender trustee, on behalf of the issuer, will hold legal title to the financed FFELP loans in the trust. The eligible lender trustee on behalf of the issuer has entered or will enter into a guarantee agreement with each of the guarantee agencies with respect to each financed FFELP loan. The eligible lender trustee is qualified as an eligible lender for all purposes under the Higher Education Act and the guarantee agreements with respect to the financed FFELP loans. Failure of the financed FFELP loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect to financed FFELP loans. See "Description of the FFEL Program."

The issuer, the depositor, the administrator and their affiliates may maintain other banking relationships with Firstar Bank, National Association, its affiliates, any other eligible lender trustees and their affiliates from time to time.

REPORTS TO HOLDERS

The indenture trustee will provide by each applicable distribution date to rating agencies and the applicable holders of record as of the related record date, a statement setting forth substantially the information set forth under the heading "The Indentures -- Reports to Holders" in the prospectus.

ACQUISITION FUND

In connection with the issuance of the notes, the indenture trustee will establish an acquisition fund under the indenture. See "The Indentures -- Funds and Accounts" in the prospectus. On the closing date, the indenture trustee will deposit $________ in cash or eligible investments into the acquisition fund. See "Use of

Proceeds." The trust will use this amount to acquire the financed student loans described under the heading "The Financed Student Loans" on or about October 28, 1999, acting on its own behalf or through the eligible lender trustee. No pre-funding account will be established under the indenture.

Any balance of the acquisition fund not used to acquire financed student loans prior to January 25, 2000 will be transferred to the collection account.

STUDENT LOAN PORTFOLIO FUND

In connection with the issuance of the notes, the indenture trustee will establish a student loan portfolio fund. All financed student loans will be included in the balances of the student loan portfolio fund. Financed student loans may also be disposed of:

     - as provided in the applicable student loan purchase agreements with respect to rejections and repurchases of financed student loans;

     -   as provided in the applicable servicing agreements;

     -   as provided for defeasance of the indenture;

     - as required to obtain the benefits of a guarantee in case of default on that financed student loan; and

     - in connection with the consolidation of that financed student loan by the borrower.

To the extent necessary or appropriate, the issuer and the indenture trustee may establish accounts within the student loan portfolio fund and subaccounts within these accounts.

The indenture trustee shall permit the sale of financed student loans selected by the issuer only:

     (1) to avoid an event of default or, if an event of default has occurred, as may be required or appropriate under the indenture, and

     (2) in an exchange of financed student loans as described below.

The issuer may at any time and from time to time instruct the indenture trustee to exchange financed student loans for other student loans having the same characteristics including:

     - an aggregate principal amount no less than the aggregate principal amount of the financed student loans being exchanged;

     -   the same rate of interest;

     -   eligible, after exchange, for the same special allowance payments; and

     -   the same status, whether interim, grace or repayment.

Any sale, exchange or other disposition of financed student loans will be only to or with one or more eligible lenders under the Higher Education Act so long as the Higher Education Act requires the owner or holder of FFELP loans to be an eligible lender.

COLLECTION FUND

In connection with the issuance of the notes, the following accounts will be established in the collection fund: a collection account, a capitalized interest account, a note payment account, an expense account and an excess surplus account.

Collection Account

The issuer will, and will cause each seller and servicer under the applicable student loan purchase agreement or servicing agreement to, transfer all available funds received by it to the indenture trustee. The indenture trustee will, on receipt of any available funds with respect to the financed student loans held in the student loan portfolio fund, immediately deposit and credit the available funds to the collection account.

The indenture trustee will also deposit to the credit of the collection account the amount of any related counterparty exchange payment received by the indenture trustee from an exchange counterparty under the provisions of its exchange agreement.

Expenses relating to the notes may be paid from time to time from available funds in the collection account by transfers to the expense account for payment of these expenses. See "-- Expense Account."

On the first business day of each month, as described below, from funds on deposit at the end of the second preceding monthly collection period, the indenture trustee will apply or set aside to be applied on applicable auction payment dates occurring during that month or, in the case of principal payments, during the next succeeding month in some cases, funds from the collection account the following amounts in the following priority:

         (1) to the expense account, to the extent required to increase the balance of the account to the program expense requirement calculated as of the applicable distribution date;

         (2)      to the note payment account:

                  (a) an amount up to the Series 1999A-1 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-1 Notes;

                  (b) an amount up to the Series 1999A-2 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-2 Notes;

                  (c) an amount up to the Series 1999A-3 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-3 Notes;

                  (d) an amount up to the Series 1999A-4 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-4 Notes;

                  (e) an amount up to the Series 1999A-5 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-5 Notes;

                  (f) an amount up to the Series 1999A-6 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999A-6 Notes; and

                  (g) an amount up to any senior issuer exchange payment for payment to the senior exchange counterparty, including any early termination payment resulting from a default by the issuer;

         (3)      to the note payment account,

                  (a) an amount up to the Series 1999B-1 Holders' Interest Distribution Amount for payment on each auction payment date during the calendar month to the holders of the Series 1999B-1 Notes; and

                  (b) an amount up to any subordinate issuer exchange payment for payment to the subordinate exchange counterparty, including any early termination payment resulting from a default by the issuer;

         (4) to the note payment account, an amount up to the Series 1999B-1 Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999B-1 Notes;

         (5)      to the note payment account:

                  (a) an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-1 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above; then

                  (b) once the Series 1999A-1 Notes are no longer outstanding, an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-2 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above; then

                  (c) once the Series 1999A-1 Notes and the Series 1999A-2 Notes are no longer outstanding, an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-3 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above; then

                  (d) once the Series 1999A-1 Notes, the Series 1999A-2 Notes and the Series 1999A-3 Notes are no longer outstanding, an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-4 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above; then

                  (e) once the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes and the Series 1999A-4 Notes are no longer outstanding, an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-5 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above; then

                  (f) once the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes and the Series 1999A-5 Notes are no longer outstanding, an amount up to the Series 1999A Holders' Principal Distribution Amount for payment on the first auction payment date occurring after the first business day of that month for which timely notice of payment of principal can be given to the holders of the Series 1999A-6 Notes until the principal balance is paid, less the amount paid pursuant to item (4) above.

         (6) to the reserve fund, the amount, if any, required to increase the balance to the specified reserve fund balance as described under the heading "-- Reserve Fund;"

         (7) to the note payment account, the amount of parity percentage payments to the extent then required:

                  (a) for payment to the holders of the Series 1999A-1 Notes on the same date as other payments of principal on the Series 1999A-1 Notes are made; then

                  (b) for payment to the holders of the Series 1999A-2 Notes on the same date as other payments of principal on the Series 1999A-2 Notes are made; then

                  (c) for payment to the holders of the Series 1999A-3 Notes on the same date as other payments of principal on the Series 1999A-3 Notes are made; then

                  (d) for payment to the holders of the Series 1999A-4 Notes on the same date as other payments of principal on the Series 1999A-4 Notes are made; then

                  (e) for payment to the holders of the Series 1999A-5 Notes on the same date as other payments of principal on the Series 1999A-5 Notes are made; then

                  (f) for payment to the holders of the Series 1999A-6 Notes on the same date as other payments of principal on the Series 1999A-6 Notes are made; then

                  (g) for payment to the holders of the Series 1999B-1 Notes on the same date as other payments of principal on the Series 1999B-1 Notes are made;

         (8) to the note payment account, an amount up to any carryover interest:

                  (a) ratably to the holders of the Series 1999A Notes for payment on the first auction payment date during that calendar month; then

                  (b) to the holders of the Series 1999B-1 Notes for payment on the first auction payment date during that calendar month;

         (9) to the note payment account, an amount up to the amount, if any, owed an exchange counterparty in respect of an early termination payment or damages for early termination resulting from any event other than a default by the issuer;

         (10) at the option of the issuer, to pay redeem the Series 1999B-1 Notes but only if after that redemption, the parity percentage is not less than 101% and the senior parity percentage is not less than 109% and the outstanding principal amount of Series 1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes; and

         (11) to transfer any remainder to the depositor if after giving effect to the transfer the parity percentage is not less than 102% and the senior parity percentage is not less than 109%; if these parity requirements are not met, then any remainder shall be retained in the collection account.

When any principal payment is to be made on the notes, it will be made on the first auction payment date for which the notice of redemption, as required by the indenture, can be given. If, at the time interest on the notes is to be set aside, the interest rate is unknown, the interest to be set aside will be calculated at the net loan rate. In any case, principal payments on the notes will be made only in integral multiples of $50,000.

If, on the first business day of any month, following all payments to be made on any auction payment date in that month, either:

         (A) the aggregate principal amount of the Series 1999A Notes would exceed the sum of the principal amount of the financed student loans (including capitalized interest) plus accruals of special allowance payments and interest subsidies payable with respect to the financed student loans as of the end of the preceding monthly collection period plus the balance of the reserve fund as of the computation date, or

         (B) a payment event of default has occurred (but prior to the acceleration of the maturity of the notes), then, until the applicable conditions described in clauses (A) and (B) above no longer exist, the Series 1999B-1 Holders' Interest Distribution Amount and the Series 1999B-1 Holders' Principal Distribution Amount will not be paid to the holders of the Series 1999B-1 Notes under clauses (3) and (4) above and no subordinate issuer exchange payments will be made. As long as any Series 1999A Notes remain outstanding, a deferral in the payment of the Series 1999B-1 Holders' Interest Distribution Amount, Series 1999B-1 Holders' Principal Distribution Amount or subordinate issuer exchange payments (except with respect to the legal final maturity of the Series 1999B-1 Notes) will not constitute an event of default under the indenture. In addition, as long as the applicable conditions described in clause (B) above exist, the Series 1999A Holders' Principal Distribution Amount will be allocated and paid pro rata among each series of Series 1999A Notes. See "The Indentures -- Event of Default" in the prospectus.

Principal payments will be made to the holders of the notes only in amounts equal to $50,000 and integral multiples in excess of $50,000. If the amount in the note payment account otherwise required to be applied as a payment of principal either (1) is less than $50,000 or (2) exceeds an even multiple of $50,000, then, in the case of (1), the entire amount or, in the case of (2), the excess amount, will not be paid as principal on the upcoming auction payment date, but will be retained in the note payment account until the amount therein available for payment of principal equals $50,000.

For any series of auction rate notes entitled to receive payments of principal, the indenture trustee will select the actual notes of the series that will receive payments of principal on each applicable auction payment date no later than 15 business days prior to the related auction payment date. The indenture trustee will make the selection by lot in a manner it determines and which will provide for the selection for payment of principal in minimum denominations of $50,000, and integral multiples in excess of $50,000.

The indenture trustee will give notice of the specific notes to receive payments of principal by first-class mail, postage prepaid, mailed to the address of the applicable holder appearing on the registration books not less than 15 days before the applicable auction payment date. Any defect in or failure to give the mailed notice shall not affect the validity of proceedings for the payment of any other notes not affected by failure or defect. All notices of payment are to state:

         (1)      the applicable auction payment date;

         (2)      the amount of principal to be paid, and

         (3)      the series of the auction rate notes to be paid.

Capitalized Interest Account

A portion of the proceeds from the sale of the notes will be deposited into the capitalized interest account. See "Use of Proceeds." On each auction payment date, funds in the capitalized interest account will be used to pay interest on the notes if there is a deficiency in the collection account prior to any transfer from the reserve fund. On January 5, 2000, any funds remaining in the capitalized interest account will be transferred into the acquisition fund.

Note Payment Account

On each auction payment date, following the transfers to the note payment account described above, the indenture trustee will distribute to the applicable holders as of the related record date and exchange counterparties, if any, the amounts transferred to the note payment account, together with any amounts transferred from the reserve fund and any advances, as described under the heading "-- Collection Account."

Expense Account

A portion of the proceeds from the sale of the notes will be deposited into the expense account. See "Use of Proceeds." Funds will also be deposited into the expense account from the collection account and from the reserve fund. See "-- Collection Account" and "-- Reserve Fund." Funds in the expense account will be applied to pay costs of issuance of the notes and expenses to operate the program, as described in the indenture. In addition, expenses relating to the notes may be paid from time to time from available funds on deposit in the collection account by transfers to the expense account for payment of expenses.

RESERVE FUND

In connection with the issuance of the notes, the indenture trustee will establish a reserve fund for the notes. See "Description of the Notes -- Credit Enhancement" in the prospectus. On the closing date, the indenture trustee will deposit $3,937,500 in cash or eligible investments into the reserve fund which is equal to its specified reserve fund balance.

The specified reserve fund balance on the first business day of each month for the reserve fund is equal to the greater of 0.75% of the outstanding principal balance of the notes after giving effect to any payments of principal or redemptions of the notes on that date, or $500,000], but not in excess of the outstanding principal balance of the notes.

At any time the balance of the reserve fund is below the specified reserve fund balance, the indenture trustee will restore the reserve fund to the specified reserve fund balance by transfers on the first business day of each month from the collection account after making or providing for all applicable distributions as described under "-- Collection Fund."

The indenture trustee will continue to transfer funds in the order of priority from the collection account as they become available and under the instructions for transfers from the account as described under the heading "-- Collection Fund," until the deficiency in the reserve fund has been eliminated. Also, if amounts were transferred from the reserve fund to cover any unpaid principal balance (a realized loss) on a financed student loan, any subsequent payments of principal received on or with respect to the financed student loan will be deposited into the reserve fund.

On the first business day of each month, the indenture trustee will transfer any excess over the related specified reserve fund balance in the reserve fund to the collection account. After the transfer of any excess balance, the reserve fund will be used solely for the following purposes in the following order of priority:

         FIRST, to make up any deficiency in the expense account immediately following the transfer of moneys into the account under the indenture;

         SECOND, to increase the amount in the note payment account to the amount required to pay interest on the notes and any related issuer exchange payment (other than carryover interest, interest on the Series 1999B-1 Notes or any subordinate issuer exchange payment when the payment of the interest or subordinate issuer exchange payment is deferred as described under the heading "--Collection Fund") on any auction payment date or on any other date on which interest is due on redemption in whole or payment of the notes or on any other date on which any related issuer exchange payment is due and payable (other than any subordinate issuer exchange payments when their payment is deferred as described under the heading "--Collection Fund"), by transfer and deposit by the indenture trustee to the credit of the note payment account; and

         THIRD, to provide for payment of the principal of any series of notes at the legal final maturity of any series of notes or for the payment of the principal of the series being redeemed in whole as described under the heading "Redemption," by transfer and deposit by the indenture trustee to the credit of the note payment account on the legal final maturity of the series of notes or the date of any redemption, as the case may be.

The reserve fund:

         - enhances the likelihood of timely receipt by the holders of the full amount of interest due them on each auction payment date,

         - enhances the likelihood of timely receipt by the holders of the full amount of the principal due them on the legal final maturity of the notes or a date when the notes are to be redeemed in whole, and

         -    decreases the likelihood that the notes will experience losses.

However, the reserve fund could be depleted. If the amount required to be withdrawn from the reserve fund to cover shortfalls in the amount of available funds exceeds the amount of cash in the reserve fund, a temporary shortfall in the amount of principal and interest distributed to the holders of the notes could result. This shortfall could, in turn, increase the average life of the notes. In addition, amounts on deposit in the reserve fund, other than amounts in excess of the specified reserve fund balance, will not be available to cover any aggregate unpaid carryover interest.

                                  UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated October 27, 1999, among the issuer, the depositor, the master servicer and Salomon Smith Barney Inc. and Banc of America Securities LLC (known as the underwriters), the issuer has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the issuer, the principal balance of each series of notes set forth below its name on the following chart:

Series of Notes                                 Salomon Smith      Banc of America
---------------                                  Barney Inc.        Securities LLC

Series 1999A-1 Notes .................        $  75,000,000
Series 1999A-2 Notes .................           75,000,000
Series 1999A-3 Notes .................           75,000,000
Series 1999A-4 Notes .................                               $100,000,000
Series 1999A-5 Notes .................           75,000,000
Series 1999A-6 Notes .................           95,000,000
Series 1999B-1 Notes .................           30,000,000

                                              -------------          ------------
     Total ...........................        $ 425,000,000          $100,000,000


In the underwriting agreement, the underwriters have agreed severally, subject to the terms and conditions set forth therein, that if they purchase any of the notes they will purchase all of them. The underwriting agreement provides that, in specific circumstances, if any underwriter defaults, purchase commitments of any non-defaulting underwriter may be increased or purchase commitments of all underwriters may be terminated. The underwriters have advised the issuer that the underwriters propose initially to offer the notes to the public at the public offering price with respect to each series set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

The underwriting agreement provides that the issuer, the depositor and the master servicer will indemnify the underwriters against certain liabilities (including liabilities under applicable securities laws), or contribute to payments the underwriters may be required to make as a result of these liabilities.

The notes are new issues of securities with no established trading market. The underwriters intend to make a market in the notes but they do not have to do so and may discontinue market making activities at any time without notice. We cannot assure you that you will be able to sell your notes.

The underwriters and some of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the issuer, the depositor, the master servicer, the administrator and their affiliates.

The issuer may, from time to time, invest the funds in the funds and accounts in eligible investments acquired from the underwriters.

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids under Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. The stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of the transactions.

                                  LEGAL MATTERS

Legal matters relating to the issuer, the depositor, the master servicer, the administrator, the notes and federal income tax matters will be passed on by Thompson Hine & Flory LLP. Specific legal matters relating to the perfection of the transfers of the student loan notes will be passed on for the depositor by Calfee, Halter & Griswold LLP. Certain legal matters will be passed upon for the underwriters by Squire, Sanders & Dempsey L.L.P. Each of these firms has performed legal services for the depositor and/or its affiliates in the past, and it is expected that they will continue to perform these services in the future.

                                     RATING

It is a condition to the sale of each series of Series 1999A Notes that they each be rated "AAA" by Fitch and "Aaa" by Moody's. It is a condition to the sale of the Series 1999B-1 Notes that they be rated at least "A" by Fitch and at least "A2" by Moody's. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes under their terms. The rating agencies do not evaluate the likelihood of prepayments on the notes or the likelihood of payment of carryover interest.

The issuer has furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus supplement or the prospectus. Generally, a rating agency bases its rating on this information and materials, investigations, studies and assumptions obtained by the rating agency. There is no assurance that any the rating will apply for any given period of time or that it will not be lowered or withdrawn entirely by the rating agency.

Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes. The underwriters undertake no responsibility either to bring to the attention of the holders any proposed change in or withdrawal of any rating of the notes or to oppose any change or withdrawal.

                                   APPENDIX A


                        GLOSSARY OF PRINCIPAL DEFINITIONS

Set forth below is a glossary of the principal defined terms used in this prospectus supplement.

         "MONTHLY COLLECTION PERIOD" means the period from the closing date through and including November 30, 1999 and then any calendar month.

         "PROGRAM OPERATING EXPENSES" means all items of expense allocable to the operation of the program, including

         (1) fees and expenses of and any other amounts payable to the indenture trustee, the owner trustee, the co-owner trustee and the authenticating agent, if any, and any fees charged by a depository,

         (2) the fees and expenses of and any other amounts payable to the calculation agent or other agent in connection with the notes issued under the indenture,

         (3) fees and expenses of and any other amounts payable to the servicers, the eligible lender trustee and any bank providing lock-box or similar services in connection with financed student loans and servicing development fees,

         (4) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator in the administration of the program under the Higher Education Act.

         "SERIES 1999A HOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to an applicable auction payment date for a series of Series 1999A Notes, the Series 1999A Principal Distribution Amount for the auction payment date plus the Series 1999A Principal Shortfall as of the close of the preceding auction payment date; provided that the Series 1999A Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1999A Notes. In addition,

         (1) on the legal final maturity of the Series 1999A-1 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding principal balance of the Series 1999A-1 Notes,

         (2) on the legal final maturity of the Series 1999A-2 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding principal balance on the Series 1999A-2 Notes;

         (3) on the legal final maturity of the Series 1999A-3 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding balance of the Series 1999A-3 Notes;

         (4) on the legal final maturity of the Series 1999A-4 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding balance of the Series 1999A-4 Notes;

         (5) on the legal final maturity of the Series 1999A-5 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding balance of the Series 1999A-5 Notes; and

         (6) on the legal final maturity of the Series 1999A-6 Notes, the principal required to be distributed will include the amount required to pay in full the outstanding balance of the Series 1999A-6 Notes.

         "SERIES 1999A NOTES" means the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes, the Series 1999A-5 Notes and the Series 1999A-6 Notes.

         "SERIES 1999A PRINCIPAL DISTRIBUTION AMOUNT" means

         (1) with respect to the Series 1999A-1 Notes, an amount equal to the decline in the pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month;

         (2) with respect to the Series 1999A-2 Notes on and after the principal balance of the Series 1999A-1 Notes has been paid, an amount equal to the decline in the pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month;

         (3) with respect to the Series 1999A-3 Notes on and after the principal balance of the Series 1999A-1 Notes and the Series 1999A-2 Notes has been paid, an amount equal to the decline in pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month;

         (4) with respect to the Series 1999A-4 Notes on and after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes and the Series 1999A-3 Notes has been paid, an amount equal to the decline in pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month;

         (5) with respect to the Series 1999A-5 Notes on and after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes and the Series 1999A-4 Notes has been paid, an amount equal to the decline in pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month; and

         (6) with respect to the Series 1999A-6 Notes on and after the principal balance of the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes and the Series 1999A-5 Notes has been paid, an amount equal to the decline in pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month.

         "SERIES 1999A PRINCIPAL SHORTFALL" means, as of the first business day of each month for a series of Series 1999A Notes, the excess of the Series 1999A Principal Distribution Amount on the applicable auction payment date over the amount of principal actually distributed to the holders of Series 1999A Notes on the applicable auction payment date.

         "SERIES 1999A-1 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-1 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of Series 1999A-1 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A Interest Shortfall for the auction payment date; provided that the Series 1999A-1 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-1 Notes.

         "SERIES 1999A-1 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-1 Holders' Interest Distribution Amount on the preceding auction payment date over the amount of interest actually distributed to the holders of Series 1999A-1 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-1 Notes, to the extent permitted by law, at the series interest rate borne by the Section 1999A-1 Notes from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-1 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-1 issued and outstanding.

         "SERIES 1999A-2 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-2 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of the Series 1999A-2 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A-2 Interest Shortfall for the auction payment date; provided that the Series 1999A-2 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-2 Notes.

         "SERIES 1999A-2 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-2 Holders' Interest Distribution Amount on the preceding auction payment on date over the amount of interest actually distributed to the holders of Series 1999A-2 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-2 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-2 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-2 issued and outstanding.

         "SERIES 1999A-3 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-3 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of the Series 1999A-3 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A-3 Interest Shortfall for the auction payment date; provided that the Series 1999A-3 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-3 Notes.

         "SERIES 1999A-3 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-3 Holders' Interest Distribution Amount on the preceding auction payment date over the amount of interest actually distributed to the holders of Series 1999A-3 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-3 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-3 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-3 issued and outstanding.

         "SERIES 1999A-4 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-4 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of the Series 1999A-4 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A-4 Interest Shortfall for the auction payment date; provided that the Series 1999A-4 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-4 Notes.

         "SERIES 1999A-4 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-4 Holders' Interest Distribution Amount on the preceding auction payment on date over the amount of interest actually distributed to the holders of Series 1999A-4 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-4 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-4 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-4 issued and outstanding.

         "SERIES 1999A-5 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-5 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of the Series 1999A-5 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A-5 Interest Shortfall for the auction payment date; provided that the Series 1999A-5 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-5 Notes.

         "SERIES 1999A-5 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-5 Holders' Interest Distribution Amount on the preceding auction payment date over the amount of interest actually distributed to the holders of Series 1999A-5 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-5 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-5 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-5 issued and outstanding.

         "SERIES 1999A-6 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of:

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999A-6 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to holders of the Series 1999A-6 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999A-6 Interest Shortfall for the auction payment date; provided that the Series 1999A-6 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999A-6 Notes.

         "SERIES 1999A-6 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999A-6 Holders' Interest Distribution Amount on the preceding auction payment date over the amount of interest actually distributed to the holders of Series 1999A-6 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999A-6 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999A-6 NOTES" means the Student Loan Senior Auction Rate Callable Asset-Backed Notes, Series 1999A-6 issued and outstanding.

         "SERIES 1999B-1 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction payment date, the sum of

         (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series 1999B-1 Notes on the immediately preceding auction payment date after giving effect to all principal distributions to Series 1999B-1 Notes on the preceding auction payment date (or, in the case of the first auction payment date, on the closing date) plus

         (2) the Series 1999B-1 Interest Shortfall for the auction payment date, provided that the Series 1999B-1 Holders' Interest Distribution Amount will not include any carryover interest on the Series 1999B-1 Notes.

         "SERIES 1999B-1 HOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to an applicable auction payment date, the Series 1999B-1 Principal Distribution Amount for the auction payment date plus the Series 1999B-1 Principal Shortfall as of the close of the preceding auction payment date; provided that the Series 1999B-1 Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1999B-1 Notes. In addition, on the legal final maturity of the Series 1999B-1 Notes, the principal required to be distributed to the holders of Series 1999B-1 Notes will include the amount required to pay in full the outstanding principal balance on the Series 1999B-1 Notes.

         "SERIES 1999B-1 INTEREST SHORTFALL" means, with respect to any auction payment date, the excess of the Series 1999B-1 Holders' Interest Distribution Amount on the preceding auction payment date over the amount of interest actually distributed to the holders of Series 1999B-1 Notes on the preceding auction payment date; plus interest on the amount of the excess interest due to the holders of Series 1999B-1 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction payment date to the current auction payment date.

         "SERIES 1999B-1 NOTES" means the Student Loan Subordinate Auction Rate Callable Asset-Backed Notes Series 1999B-1 issued and outstanding.

         "SERIES 1999B-1 PRINCIPAL DISTRIBUTION AMOUNT" means(1) while any Series 1999A Notes are outstanding, on the first business day of the month an amount equal to the decline in the pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month, but only to the extent that after the payment of principal on the Series 1999B-1 Notes the parity percentage is not less than 101% and the senior parity percentage, is not less than 109% and the outstanding principal amount of Series

1999B-1 Notes is at least equal to 5.75% of the total principal amount of outstanding notes and (2) for any period on and after which the principal balance of the Series 1999A Notes has been paid, on the first business day of the month an amount equal to the decline in the pool balance between the end of the third monthly collection period preceding the first business day of the month and the end of the second preceding monthly collection period preceding the first business day of the month (reduced with respect to the first auction payment date on which principal is to be paid on the Series 1999B-1 Notes by the Series 1999A Holders' Principal Distribution Amount on the auction payment date).

         "SERIES 1999B-1 PRINCIPAL SHORTFALL" means, as of the first business day of each month on and after which the principal balance of the Series 1999A Notes has been paid, the excess of the Series 1999B-1 Principal Distribution Amount on the applicable auction payment date over the amount of principal actually distributed to the holders of Series 1999B-1 Notes on the applicable auction payment date.

                                   APPENDIX B

                               AUCTION PROCEDURES

GENERAL

The following description of the Auction Procedures applies separately to each series of Auction Rate Notes. The term "note," as used in this Appendix B, refers to each series of Auction Rate Notes, and the term "holder" refers to holders holding Auction Rate Notes.

AUCTION PARTICIPANTS

         EXISTING HOLDERS AND POTENTIAL HOLDERS. Participants in each Auction will include: (i) "Existing Holders," which will mean, for purposes of dealing with the Auction agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the business day preceding the Auction, and, for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes and (ii) "Potential Holders," which will mean any Person (including an Existing Holder) that is a Broker-Dealer for purposes of dealing with the Auction Agent, and a potential beneficial owner for purposes of dealing with a Broker-Dealer, who may be interested in acquiring Auction Rate Notes.

         By purchasing the Auction Rate Notes, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the indenture; (ii) so long as the beneficial ownership of the Auction Rate Notes is maintained in book-entry form to sell, transfer or otherwise dispose of Auction Rate Notes, only under a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those under an Auction, the Existing Holder of Auction Rate Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of the transfer; (iii) to have its beneficial ownership of Auction Rate Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of beneficial ownership, and to authorize the participant to disclose to the Auction Agent information with respect to beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in the Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in the Bid if the rate specified in the Bid is greater than, or in some cases equal to, the interest rate, determined as described in this Appendix B; (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Auction Rate Notes specified in the Bid if the rate specified in the Bid is, respectively, less than or equal to the Auction Rate, determined as described in this Appendix B; and (vii) to tender its Auction Rate Notes for purchase at 100% of the principal amount of the note, plus accrued but unpaid interest and unpaid carryover interest, if any, and interest accrued, on an Auction Period Conversion Date.

         The principal amount of the Auction Rate Notes purchased or sold may be subject to proration procedures on the Interest Determination Date. Each purchase or sale of the Auction Rate Notes on the Interest Determination Date will be made for settlement on the first day of the Interest Accrual Period immediately following the Interest Determination Date at a price equal to 100% of the principal amount plus accrued interest, if any. The Auction Agent is entitled to rely on the terms of any Order submitted to it by a Broker-Dealer.

         AUCTION AGENT. Bankers Trust Company is appointed in the indenture as Initial Auction Agent to serve as agent for the issuer in connection with Auctions. The indenture trustee was directed by the depositor to enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory having its principal place of business in the Borough of Manhattan, New York, or other location as approved by the indenture trustee and the Calculation Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed on it under the indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the indenture by giving at least 90 days' notice to the indenture trustee, the issuer and the Calculation Agent. The Auction Agent may be removed at any time by the indenture trustee on the written direction of the issuer, or the holders of at least 66-2/3 % of the aggregate principal amount of the Auction Rate Notes then outstanding, by an instrument signed by the holders or their attorneys and filed with the Auction Agent, the issuer, the indenture trustee and the Calculation Agent on at least 90 days' notice. Neither resignation nor removal of the Auction Agent under the preceding two sentences will be effective until and unless a substitute Auction Agent has been appointed and has accepted the appointment. If required by the issuer or the Calculation Agent, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. However, the Auction Agent may terminate the Auction Agent Agreement if, within 15 days after notifying the indenture trustee, the issuer and the Calculation Agent in writing that it has not received payment of any Auction Agent Fee due it under the terms of the Auction Agent Agreement, the Auction Agent does not receive payment.

         If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee, at the direction of the issuer (after receipt of a certificate from the Calculation Agent confirming that any proposed substitute Auction Agent meets the requirements described in the preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

         The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         The indenture trustee will pay the Auction Agent the Auction Agent Fee on each Auction Payment Date for the Auction Rate Notes and will reimburse the Auction Agent on its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent under any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The amounts are payable as provided in the indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer

Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under the indenture, the Auction Agent Agreement and the Broker-Dealer Agreement and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, these fees and expenses being payable as described above.

         BROKER-DEALER. Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including Salomon Smith Barney Inc. as the sole initial Broker-Dealer for the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-5 Notes, the Series 1999A-6 Notes and the Series 1999B-1 Notes and Banc of America Securities LLC as the sole initial Broker-Dealer for the Series 1999A-4 Notes or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

         The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the indenture trustee, on each Auction Payment Date. The Broker-Dealer Fee is payable as provided in the indenture and the Broker-Dealer Agreement. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. The Broker-Dealer Agreements provide that a Broker-Dealer shall handle its customers' Orders under their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Auction Rate Notes held for its own account.

         CALCULATION AGENT. Under the Calculation Agent Agreement, and in connection with the Auction Rate Notes, the "Calculation Agent," initially Salomon Smith Barney Inc., will act solely as agent of the issuer and will not assume any obligation or relationship of agency or trust for or with any of the holders or book-entry interest owners of the Auction Rate Notes. The Calculation Agent will receive nominal compensation for the performance of its duties under the Calculation Agent Agreement.

AUCTION PROCEDURES

         GENERAL. Under the indenture, Auctions to establish the Auction Rate for the Auction Rate Notes will be held on each Interest Determination Date, except as described below under the heading "Determination of the Auction Rate", by application of the Auction Procedures described in this Appendix B and in the indenture.

         The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR Rate on each Interest Determination Date. The administrator will calculate and, no later than the business day preceding each Interest Determination Date, will report to the Auction Agent in writing, the net loan rate. On receipt of notice from the indenture trustee of a failed Auction Period Conversion as described in the indenture, the Auction Agent will calculate the Maximum Auction Rate, and the administrator will report to the Auction Agent in writing the net loan rate, for the Auction Rate Notes as of the failed Auction Period Conversion Date and give notice as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the Auction Rate Notes is no longer maintained in book-entry form, the indenture trustee will calculate the Maximum Auction Rate, and the administrator will report to the indenture trustee in writing the net loan rate, for the Auction Rate Notes on the business day immediately preceding the first day of each Interest Accrual Period commencing after delivery of the note certificates. If a payment default has occurred, the indenture trustee will calculate the non-payment rate on the Interest Determination Date for (i) each Interest Accrual Period commencing on or after the occurrence and during the continuance of the payment default and (ii) any Interest Accrual Period commencing less than two business days after the cure of any payment default. The Auction Agent will determine the Applicable LIBOR Rate for each Interest Accrual Period other than the initial period; provided, that if the ownership of the Auction Rate Notes is no longer maintained in book-entry form, or if a payment default has occurred, then the indenture trustee will determine the Applicable LIBOR Rate for each Interest Accrual Period. The determination by the indenture trustee or the Auction Agent, as the case may be, of the Applicable LIBOR Rate will (in the absence of manifest error) be final and binding on the holders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the indenture trustee of the Applicable LIBOR Rate.

         DETERMINATION OF THE AUCTION RATE. The Auction Rate for each series of the Auction Rate Notes for each Auction Period after the initial period will be determined on each Interest Determination Date in accordance with the Auction Procedures. Each such Auction Period will commence on the first business day following each Interest Determination Date (the "Auction Period Commencement Date") and will terminate on and include the day preceding the next Auction Period Commencement Date, subject to adjustment as described below in the event that there are fewer than three business days in a week during which this Auction Period would otherwise be scheduled to expire.

         At the option of the issuer, the length of the Auction Period for a series of the Auction Rate Notes may be adjusted pursuant to an Auction Period Adjustment to an Auction Period of not less than 7 nor more than 91 days in length. See "Description of the Notes -- Auction Period Adjustment" in the prospectus supplement and "Changes in Auction Terms" below. In addition, at the option of the issuer and as described in the prospectus supplement under the caption "Description of the Notes -- Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes," the length of the Auction Period is subject to an Auction Period Conversion on the first day of any Interest Accrual Period (an "Auction Period Conversion Date") from a short Auction Period to a long Auction Period, or vice versa, or to a long Auction Period that is more than three months shorter or longer than the initial long Auction Period. On any Auction Period Conversion, the Auction Rate Notes are subject to mandatory tender. The Calculation Agent, with the consent of the issuer, may change the Interest Determination Date to conform with prevailing market practice.

         SUBMISSION OF ORDERS. So long as the ownership of the Auction Rate Notes is maintained in book-entry form, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Notes only under a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than under Auctions, the Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of the transfer. Except with respect to the Interest Determination Date immediately preceding an Auction Period Conversion Date, Auctions will be conducted on each Interest Determination Date, if there is an Auction Agent on the Interest Determination Date, in the following manner (the procedures will apply to separately to each series of Auction Rate Notes).

         Prior to the Submission Deadline (defined as 12:30 P.M., eastern time, on any Interest Determination Date or other time on any Interest Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Interest Determination Date:

         (a) each Existing Holder of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Auction Rate Notes, if any, held by the Existing Holder which the Existing Holder desires to continue to hold without regard to the series interest rate for the next succeeding Auction Period (a "Hold Order");
(ii) the principal amount of outstanding Auction Rate Notes, if any, which the Existing Holder offers to sell if the series interest rate for the next succeeding Auction Period will be less than the rate per annum specified by the Existing Holder (a "Bid"); and/or (iii) the principal amount of outstanding Auction Rate Notes, if any, held by the Existing Holder which the Existing Holder offers to sell without regard to the series interest rate for the next succeeding Auction Period (a "Sell Order"); and

         (b) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Notes which each Potential Holder offers to purchase, if the series interest rate for the next succeeding Auction Period will not be less than the rate per annum specified by the Potential Holder (also a "Bid").

         Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Holder and each Potential Holder placing an Order is referred to as a "Bidder."

         Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Auction Rate Notes specified in the Bid if the series interest rate will be less than the rate specified in the Bid, (ii) the principal amount or a lesser principal amount of outstanding Auction Rate Notes to be determined as described below in "Acceptance and Rejection of Orders," if the series interest rate will be equal to the rate specified in the Bid or (iii) the principal amount or a lesser principal amount of outstanding Auction Rate Notes to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the series interest rate and Sufficient Clearing Bids (as defined below) have not been made.

         Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Holder will constitute an irrevocable offer to sell:
(i) the principal amount of outstanding Auction Rate Notes specified in the Sell Order or (ii) the principal amount or a lesser principal amount of outstanding Auction Rate Notes as described below under "Acceptance and Rejection of Orders," if Sufficient Clearing Bids have not been made.

         Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Auction Rate Notes specified in the Bid if the series interest rate will be higher than the rate specified in the Bid or
(ii) the principal amount or a lesser principal amount of outstanding Auction Rate Notes as described below in "Acceptance and Rejection of Orders," if the series interest rate is equal to the rate specified in the Bid.

         Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Interest Determination Date all Orders obtained by the Broker-Dealer and will specify with respect to each Order: (i) the name of the Bidder placing the Order; (ii) the aggregate principal amount of Auction Rate

Notes that are the subject of the Order; (iii) to the extent that the Bidder is an Existing Holder: (a) the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by the Existing Holder; (b) the principal amount of Auction Rate Notes, if any, subject to any Bid placed by the Existing Holder and the rate specified in the Bid; and (c) the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by the Existing Holder; and (iv) to the extent the Bidder is a Potential Holder, the rate specified in the Potential Holder's Bid.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round the rate up to the next highest one-thousandth (.001) of one percent.

         If an Order or Orders covering all outstanding Auction Rate Notes held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of the Existing Holder covering the principal amount of outstanding Auction Rate Notes held by the Existing Holder and not subject to an Order submitted to the Auction Agent.

         Neither the issuer, the indenture trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

         An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Notes then held by the Existing Holder. An Existing Holder that offers to purchase additional Auction Rate Notes is, for purposes of the offer, treated as a Potential Holder.

         Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

         VALIDITY OF ORDERS. If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Auction Rate Notes held by the Existing Holder, these Orders will be considered valid as follows and in the order of priority described below.

         HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Auction Rate Notes held by the Existing Holder, and if the aggregate principal amount of Auction Rate Notes subject to the Hold Orders exceeds the aggregate principal amount of Auction Rate Notes held by the Existing Holder, the aggregate principal amount of Auction Rate Notes subject to each the Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to all the Hold Orders equals the aggregate principal amount of outstanding Auction Rate Notes held by the Existing Holder.

         BIDS. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Notes held by the Existing Holder over the aggregate principal amount of Auction Rate Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of the Existing Holder and the aggregate principal amount of outstanding Auction Rate Notes subject to these Bids is greater than the excess, these Bids will be considered valid up to the amount of the excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of the Existing Holder, these Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which the excess exists and then at the rate up to the amount of the excess. In any event, the aggregate principal amount of outstanding Auction Rate Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.

         SELL ORDERS. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Notes held by the Existing Holder over the aggregate principal amount of Auction Rate Notes subject to valid Hold Orders and valid Bids as referred to above.

         If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will not be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Interest Determination Date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined valid under the procedures described above is referred to as a "Submitted Hold Order." a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

         DETERMINATION OF SUFFICIENT CLEARING BIDS AND BID AUCTION RATE. Not earlier than the Submission Deadline on each Interest Determination Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a) the excess of the total principal amount of outstanding Auction Rate Notes over the sum of the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Hold Orders (this excess being hereinafter referred to as the "Available Auction Rate Notes"); and

         (b) from the Submitted Orders whether the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of outstanding Auction Rate Notes subject to Submitted Sell Orders (in the event the excess or the equality exists other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders, the Submitted Bids by Potential Holders above will be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (c) if Sufficient Clearing Bids exist, the "Bid Auction Rate" which will be the lowest rate specified in the Submitted Clearing Bids so that if:

                  (i) each Submitted Bid from Existing Holders specifying the lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling the Existing Holders to continue to hold the principal amount of Auction Rate Notes subject to the Submitted Bids); and

                  (ii) each Submitted Bid from Potential Holders specifying the lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted, the result would be that the Existing Holders described in subparagraph (i) above would continue to hold an aggregate principal amount of outstanding Auction Rate Notes which, when added to the aggregate principal amount of outstanding Auction Rate Notes to be purchased by the Potential Holders described in subparagraph (ii) above, would equal not less than the Available Auction Rate Notes.

         NOTICE OF AUCTION RATE AND SERIES INTEREST RATE. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the indenture trustee of the net loan rate for the Auction Rate Notes, the Maximum Auction Rate, the All Hold Rate and the components on the Interest Determination Date, and based on determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

         (a) if Sufficient Clearing Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Bid Auction Rate so determined;

         (b) if Sufficient Clearing Bids do not exist (other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Maximum Auction Rate; or

         (c) if all outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the All Hold Rate.

         Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the series interest rate, which rate will be the lesser of (a) the formula rate and (b) the net loan rate for the Auction Rate Notes. In no event shall the series interest rate exceed 17%.

         ACCEPTANCE AND REJECTION OF ORDERS. Existing Holders will continue to hold the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the net loan rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate and if Sufficient Clearing Bids, as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take other action as set forth below.

         If the net loan rate for the Auction Rate Notes is greater than the Auction Rate, the series interest rate shall be the Auction Rate. If the net loan rate for the Auction Rate Notes is less than the Auction Rate, the series interest rate will be the net loan rate for the Auction Rate Notes. If the Auction Rate and the net loan rate for the Auction Rate Notes are both greater than 17%, the series interest rate shall be equal to 17%. If the Auction Agent has not received Sufficient Clearing Bids as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate" (other than because all of the outstanding Auction Rate Notes are subject to Submitted Holds Orders), the series interest rate will be the lesser of the Maximum Auction Rate or the net loan rate for the Auction Rate Notes, but in no event greater than 17%. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take other action as described below under "Insufficient Bids."

         SUFFICIENT CLEARING BIDS. If Sufficient Clearing Bids have been made and the net loan rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate (in which case the series interest rate will be the Bid Auction
Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Holders' Submitted Bids specifying any rate that is higher than the series interest rate will be accepted, thus requiring each Existing Holder to sell the aggregate principal amount of Auction Rate Notes subject to the Submitted Bids;

         (b) Existing Holders' Submitted Bids specifying any rate that is lower than the series interest rate will be rejected, thus entitling each Existing Holder to continue to hold the aggregate principal amount of Auction Rate Notes subject to the Submitted Bids;

         (c) Potential Holders' Submitted Bids specifying any rate that is lower than the series interest rate will be accepted;

         (d) Each Existing Holder's Submitted Bid specifying a rate that is equal to the series interest rate will be rejected, thus entitling the Existing Holder to continue to hold the aggregate principal amount of Auction Rate Notes subject to the Submitted Bid, unless the aggregate principal amount of Auction Rate Notes subject to the Submitted Bids will be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event the Submitted Bid of the Existing Holder will be rejected in part and the Existing Holder will be entitled to continue to hold the principal amount of Auction Rate Notes subject to the Submitted Bid, but only equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Auction Rate Notes held by the Existing Holder subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Notes subject to the Submitted Bids made by all the Existing Holders that specified a rate equal to the series interest rate;

         (e) Each Potential Holder's Submitted Bid specifying a rate that is equal to the series interest rate will be accepted, but only equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Notes subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Notes subject to Submitted Bids made by all Potential Holders that specified a rate equal to the series interest rate; and

         (f) Each Potential Holder's Bid specifying a rate that is higher than the series interest rate will be rejected.

         INSUFFICIENT BIDS. If Sufficient Clearing Bids have not been made (other than because all of the outstanding Auction Rate Notes are subject to Submitted Hold Orders) or if the net loan rate for the Auction Rate Notes is less than the Bid Auction Rate (in which case the series interest rate shall be the net loan rate for the Auction Rate Notes) or if the series interest rate would be greater than 17%, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:

         (a) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the series interest rate will be rejected, thus entitling Existing Holders to continue to hold the aggregate principal amount of Auction Rate Notes subject to the Submitted Bids,

         (b) Potential Holders' Submitted Bids specifying (i) a rate that is equal to or lower than the series interest rate will be accepted, and (ii) a rate that is higher than the series interest rate will be rejected, and

         (c) Each Existing Holder's Submitted Bid specifying any rate that is higher than the series interest rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to the Submitted Bid or Submitted Sell Order, but in both cases only equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Notes held by the Existing Holder subject to the Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Auction Rate Notes subject to all Submitted Bids and Submitted Sell Orders.

         ALL HOLD ORDERS. If all outstanding Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

         AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent will, in a manner as in its sole discretion it will determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Notes purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of Auction Rate Notes equal to an Authorized Denomination or any integral multiple of, the Auction Agent will, in a manner as in its sole discretion it will determine, allocate Auction Rate Notes for purchase among Potential Holders so that only Auction Rate Notes in an Authorized Denomination are purchased by any Potential Holder, even if allocation results in one or more of the Potential Holders not purchasing any Auction Rate Notes.

         Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that the aggregate principal amount of Auction Rate Notes to be sold differs from the aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers the Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers the Broker-Dealer will receive, as the case may be, Auction Rate Notes.

         Neither the issuer nor any affiliate of the issuer may submit an Order in any Auction.

         Any calculation by the Auction Agent (or the administrator or the indenture trustee, if applicable) of the series interest rate, the Applicable LIBOR Rate, the Maximum Auction Rate, the All Hold Rate, the net loan rate for the Auction Rate Notes and the non-payment rate will, in the absence of manifest error, be binding on all other parties.

         OTHER APPLICABLE INTEREST RATES AND ADJUSTMENTS.   In any event, for
each series of Auction Rate Notes:

         (A) if the ownership of the Auction Rate Notes is no longer maintained in book-entry form, the Auction Rate for any Auction Period commencing after the delivery of certificates representing the Auction Rate Notes will equal the lesser of the Maximum Auction Rate and the net loan rate for the Auction Rate Notes on the business day immediately preceding the first day of the subsequent Auction Period; or

         (B) if a Payment Default has occurred, the Auction Rate for the Auction Period commencing on or during the Payment Default and for each Auction Period afterwards, to and including the Auction Period, if any, during which, or commencing less than two business days after, such Payment Default is cured in accordance with the indenture, will equal the Non-Payment Rate on the first day of each such Auction Period; or

         (C) if a proposed Auction Period Conversion has failed, as described in the prospectus supplement under the caption "Description of the Notes -- Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes," the Auction Rate on the Auction Rate Notes subject to the failed Auction Period Conversion will be equal to the Maximum Auction Rate as of the date of the failed Auction Period Conversion for the Auction Period commencing on this date, and the length of the Auction Period commencing upon the failed Auction Period Conversion Date will be the same as was in effect immediately preceding the failed Auction Period Conversion Date; or

         (D) the Auction Rate for an Auction Period that commences on an Auction Period Conversion Date will equal the lesser of (i) the interest rate necessary to enable the Auction Agent to sell all of these Auction Rate Notes at par plus accrued interest to the Auction Period Conversion Date or (ii) the Maximum Auction Rate as of the Auction Period Conversion Date, subject to the net loan rate.

         The Auction Agent will promptly give written notice to the indenture trustee and the issuer of the series interest rate (unless the series interest rate is the Non-Payment Rate, in which case the indenture trustee will determine the Non-Payment Rate and give written notice thereof to the issuer) and either the Auction Rate or the net loan rate, as the case may be, when this rate is not the series interest rate, applicable to the Auction Rate Notes. The indenture trustee will notify the holders of the Auction Rate Notes of the series interest rate applicable to the Auction Rate Notes for each Auction Period on the second business date of such Auction Period.

         In the event that there are fewer than three business days in any week during which the Auction Period would otherwise be scheduled to expire, the expiration date and Auction Payment Date for this Auction Period then in effect, and the Interest Determination Date and commencement date for the immediately following Auction Period, may be adjusted to fall on these dates as the Calculation Agent, with the consent of the issuer, may determine to be appropriate under these circumstances. The Calculation Agent will promptly notify the indenture trustee and the Auction Agent in writing of any such determination. The indenture trustee, upon receipt of this notice, will immediately give written notification of this determination to the holders of the Auction Rate Notes.

         In the event that the Auction Agent no longer determines, or fails to determine, when required, the series interest rate with respect to the Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the series interest rate for the next succeeding Auction Period for the Auction Rate Notes will be the net loan rate as determined by the administrator for this Auction Period, and if the administrator fails or refuses to determine the net loan rate, the net loan rate will be determined by a securities dealer appointed by the issuer and capable, in the reasonable judgment of the issuer, of making this determination in accordance with the provisions of the indenture, and written notice of this determination will be given by this securities dealer to the indenture trustee.

         SETTLEMENT PROCEDURES. The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the series interest rate for the next Interest Accrual Period and, if the Order was a Bid or Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Interest Determination Date, if the series interest rate is the Auction Rate, or 4:00 p.m., eastern time, on the Interest Determination Date, if the series interest rate is the net loan rate for the Auction Rate Notes. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise the Bidder of the series interest rate for the next Interest Accrual Period and, if the Order was a Bid or a Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Notes as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of the Auction Rate Notes or to deliver the Auction Rate Notes against payment therefor, as appropriate. Under the Auction Agent Agreement, the Auction Agent will record each transfer of Auction Rate Notes on the Existing Holders Registry to be maintained by the Auction Agent.

         Under DTC's normal procedures, on the business day after the Interest Determination Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Notes delivered as necessary to effect the purchases and sales of Auction Rate Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment under its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds

         If any Existing Holder selling Auction Rate Notes in an Auction fails to deliver the Auction Rate Notes, the Broker-Dealer of any Person that was to have purchased Auction Rate Notes in the Auction may deliver to the Person a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by the Person but in any event equal to an Authorized Denomination. In that event, the principal amount of Auction Rate Notes to be delivered will be determined by the Broker-Dealer. Delivery of the lesser principal amount of Auction Rate Notes will constitute good delivery. Neither the indenture trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Notes or to pay for the Auction Rate Notes purchased or sold under an Auction or otherwise. For a further description of the settlement procedures, see Appendix C, "Settlement Procedures."

INDENTURE TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, CALCULATION AGENT AND BROKER-DEALERS

         The indenture trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, Calculation Agent or any Broker-Dealer under the indenture or under the Auction Agent Agreement, the Calculation Agent Agreement or any Broker-

Dealer Agreement. The indenture trustee may conclusively rely on any information required to be furnished by the Auction Agent, the Calculation Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of the information.

CHANGES IN AUCTION TERMS

         CHANGES IN AUCTION PERIOD OR PERIODS. The issuer may change, from time to time, the length of the one or more Auction periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes (an "Auction Period Adjustment"). The issuer will not initiate a change in the length of the Auction Period unless it has received the written consent of the Calculation Agent, which consent shall not be unreasonably withheld, not less than fifteen days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The issuer will initiate an Auction Period Adjustment by giving written notice to the indenture trustee, the Auction Agent, the Calculation Agent, the Depository and each rating agency then rating the Auction Rate Notes subject to the Auction Period Adjustment, in substantially the form of, or containing substantially the information contained in, the indenture at least 10 days prior to the Interest Determination Date for the Auction period.

         No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Notes with a short Auction Period, or in an Auction period that is more than three months shorter or longer than the Auction Period established on the issuance or Auction Period Conversion of the Auction Rate Notes, with respect to Auction Rate Notes with a long Auction Period. An Auction Period Adjustment will not be allowed unless Sufficient Clearing Bids existed at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

         An Auction Period Adjustment will take effect only if (A) the indenture trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the business day before the Interest Determination Date for the first Auction Period, a certificate from the issuer authorizing an Auction Period Adjustment specified in the certificate and the written consent of the Calculation Agent described above and (B) Sufficient Clearing Bids exist at the Auction on the Interest Determination Date for the first Auction Period. If the condition referred to in (A) is not met, the Auction Rate applicable for the next Auction Period will be determined under the Auction Procedures and the length of the Auction Period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met. the series interest rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the net loan rate for the Auction Rate Notes, but in no event greater than 17%, and the length of the Auction Period will remain the same.

         The issuer, with the written consent of the rating agencies then rating the outstanding Notes, may, from time to time, change the length of one or more Auction Periods under an Auction Period Conversion. In the event of a failed Auction period conversion, the series interest rate for the Auction period for which the proposed Auction Period Conversion was to have been effective will be the lesser of the Maximum Auction Rate and the net loan rate for the Auction Rate Notes. but in no event greater than 17%, and the length of the Auction Period will remain the same.

         CHANGES IN THE INTEREST DETERMINATION DATE. The Calculation Agent may specify an earlier Interest Determination Date than the Interest Determination Date that would otherwise be determined under the definition of "Interest Determination Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Interest Determination Date and the interest rate borne on the Auction Rate Notes. The authorized officer of the issuer will not consent to the change in the Interest Determination Date unless the issuer shall have received from the Calculation Agent not less than 15 days nor more than 20 days prior to the effective date of the change a written request for consent. The Calculation Agent will provide notice of its determination to specify an earlier Interest Determination Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Interest Determination Date to the indenture trustee, the Auction Agent, the issuer and the Depository. This notice will be substantially in the form of, or contain substantially the information contained in, the indenture.

         The changes in Auction terms described above may be made with respect to any of the series of Auction Rate Notes (but in the latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the Auction Agent will provide further notice to the parties as is specified in the Auction Agent Agreement.

USAGE OF TERMS

         As used in this Appendix B, the following terms shall have the meanings set forth below.

         The term "All Hold Rate" means eighty-five percent (85%) of the Applicable LIBOR Rate.

         The term "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One -Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR. The terms One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, mean the rate of interest per annum equal to the rate per annum with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year, respectively.

         The term "Auction" means the implementation of the Auction Procedures on an Interest Determination Date.

         The term "Auction Agent" means, with respect to the Auction Rate Notes, the Initial Auction Agent unless a Substitute Auction Agent Agreement is entered into, after which Auction Agent means the Substitute Auction Agent.

         The term "Auction Agent Agreement" means, with respect to a series of Auction Rate Notes, the Initial Auction Agent Agreement unless a Substitute Auction Agent Agreement is entered into, after which Auction Agent Agreement means the Substitute Auction Agent Agreement.

         The term "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

         The term "Auction Payment Date" means, with respect to a series of Auction Rate Notes, the business day immediately following the expiration of each Auction Period; provided, however, that in connection with any Auction Period Adjustment or Auction Period Conversion, the Auction Payment Date may be changed.

         The term "Auction Period" means with respect to the Series 1999A-1 Notes and the Series 1999A-2 Notes, a period generally consisting of seven (7) days and with respect to the Series 1999A-3 Notes, the Series 1999A-4 Notes, the Series 1999A-5 Notes, the Series 1999A-6 Notes and the Series 1999B-1 Notes, a period generally consisting of twenty-eight (28) days.

         The term "Auction Period Adjustment" means with respect to a series of Auction Rate Notes, the change, from time to time, in the length of an Auction Period and, specifically, (i) with respect to an Auction Period between seven
(7) and ninety-one (91) days, inclusive, from such an Auction Period to any other Auction Period between seven (7) and ninety-one (91) days inclusive, or
(ii) with respect to an Auction Period between ninety-two (92) days and the legal final maturity of a series of Auction Rate Notes, inclusive, from such an Auction Period to an Auction Period between ninety-two (92) days and the legal final maturity of a series of Auction Rate Notes, inclusive, if such latter Auction Period is no more than three (3) months shorter or no more than three
(3) months longer than the Auction Period for such series of Auction Rate Notes established either at the initial issuance of the series of Auction Rate Notes or pursuant to an Auction Period Conversion, whichever has occurred most recently.

         The term "Auction Period Commencement Date" means that each Auction Period will commence on the first business day following each Interest Determination Date.

         The term "Auction Period Conversion" means with respect to a series of Auction Rate Notes, the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to an Auction Period between ninety-two (92) days and the legal final maturity of such series of Auction Rate Notes, inclusive, (ii) from an Auction Period between ninety-two (92) days and the legal final maturity of such series of Auction Rate Notes, inclusive, to an Auction Period between seven (7) and ninety-one (91) days, inclusive, or (iii) from an Auction Period between ninety-two (92) days and the legal final maturity of a series of Auction Rate Notes, inclusive, to an Auction Period between ninety-two (92) and the legal final maturity of such series of Auction Rate Notes, inclusive, if such latter Auction Period is at least three (3) months shorter or at least three (3) months longer than the Auction Period for such series of Auction Rate Notes established either upon initial issuance of such series of Auction Rate Notes or pursuant to an Auction Period Conversion, whichever has occurred most recently.

         The term "Auction Period Conversion Date" means the date on which an Auction Period Conversion is effective which is an Auction Payment Date with respect to the related series of Auction Rate Notes.

         The term "Auction Procedures" means the Auction Procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in the prospectus supplement and in this appendix to the prospectus supplement relating to a series of Auction Rate Notes.

         The term "Auction Rate" shall mean the interest rate that results from the implementation of the Auction Procedures.

         The term "Auction Rate Notes" means the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-4 Notes, the Series 1999A-5 Notes, the Series 1999A-6 Notes and the Series 1999B-1 Notes.

         The term "Authorized Denomination" means $50,000 or any integral multiple of $50,000.

         The term "Broker-Dealer" means Salomon Smith Barney Inc. as the sole initial broker-dealer for the Series 1999A-1 Notes, the Series 1999A-2 Notes, the Series 1999A-3 Notes, the Series 1999A-5 Notes, the Series 1999A-6 Notes and the Series 1999B-1 Notes and Banc of America Securities LLC as the sole initial broker-dealer for the Series 1999A-4 Notes or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

         The term "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, approved by the issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

         The term "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

         The term "Calculation Agent" means Salomon Smith Barney Inc. as Calculation Agent under the terms of the Calculation Agent Agreement, or any successor to it as agent under the Calculation Agent Agreement.

         The term "Calculation Agent Agreement" means the Calculation Agent Agreement dated as of October 1, 1999 between the issuer, the indenture trustee and the Calculation Agent.

         The term "Existing Holder" means, (i) with respect to and for the purpose of dealing with the Auction Agent in connection with the Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the business day immediately preceding the Auction, and
(ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

         The term "Existing Holder Registry" means the registry of Persons who are holders of Auction Rate Notes maintained by the Auction Agent as provided in the Auction Agent Agreement.

         The term "Initial Auction Agent" means Bankers Trust Company, New York, New York.

         The term "Initial Auction Agent Agreement" means the Auction Agent Agreement dated as of October 1, 1999, by and among the issuer, the indenture trustee, and the Initial Auction Agent relating to the Auction Rate Notes.

         The term "Initial Auction Payment Date" means (i) for the Series 1999A-1 Notes ________, ____, (ii) for the Series 1999A-2 Notes ________, ____,
(iii) for the Series 1999A-3 Notes ________, ____, (iv) for the Series 1999A-4 Notes ________, ____, (v) for the Series 1999A-5 Notes ________, _____, (vi) for
the Series 1999A-6 Notes ________, ______ and (vii) for the Series 1999B-1 Notes ________, ____.

         The term "Initial Interest Determination Date" means (i) for the Series 1999A-1 Notes ________, 1999, (ii) for the Series 1999A-2 Notes ________, ____,
(iii) for the Series 1999A-3 Notes ________, ____, (iv) for the Series 1999A-4 Notes ________, ____, (v) for the Series 1999A-5 Notes ________, ____, (vi) for
the Series 1999A-6 Notes ________, ____ and (vii) for the Series 1999B-1 Notes ________, ____.

         The term "Interest Accrual Period" means with respect to each series of notes, the period of time in which interest may accrue commencing on the date of issuance for each series of notes and ending on the day before the Initial Auction Payment Date for each series, and after that date, on each Auction Payment Date for each series of notes and ending on the day before the next Auction Payment Date for the series of notes.

         The term "Interest Determination Date" means (i) the Initial Interest Determination Date and after that date (ii) with respect to the Auction Rate Notes, the business day on which the Auction Rate is Determined by an Auction and that immediately preceded the first day of each Interest Accrual Period, other than (1) an Interest Accrual Period which commences on an Auction Period Conversion Date or an Auction Period Adjustment Date; (2) each Interest Accrual Period commencing after the ownership of the Auction Rate Notes is no longer maintained in book-entry form; (3) each Interest Accrual Period commencing after the occurrence and during the continuance of a payment default; provided however that if such day is not a business day, then the next succeeding business day.

         The term "LIBOR" means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appears on the Telerate Page 3750 as of approximately 11:00 a.m., Greenwich mean time, on the Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis on the Reuters Screen LIBOR page. If at least two such quotations appear, LIBOR shall be the arithmetic mean (rounded to the nearest one-hundredth of one percent (.01%)) of such offered rates. If fewer than two such quotes appear, LIBOR with respect to an Interest Accrual period will be determined at approximately 11:00 a.m., London time, on such applicable Interest Determination Date on the basis of the rate at which deposits in United States dollars having such particular maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR shall be the arithmetic mean (rounded to the nearest one-hundredth of one percent (.01%)) of such offered rates. If fewer than two quotations are provided, LIBOR with respect to such Interest Accrual period shall be the arithmetic mean (rounded to the nearest one-hundredth of one percent (.01%)) of the rates quoted at approximately 11;00 a.m., New York City time on such applicable Interest Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having such particular maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period shall be LIBOR in effect for the immediately preceding Interest Accrual Period.

         The term "Maximum Auction Rate" means (i) prior to an Action Period Conversion, (a) the Applicable LIBOR Rate plus 1.50% (if both of the ratings assigned by the Rating Agencies to the Auction Rate Notes are "Aa3", "AA-" or better) or (b) the Applicable LIBOR Rate plus 2.5% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "Aa3" or "AA-" but at least "A") or (c) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "A" and (ii) after an Auction Period Conversion, the rate set forth in the Supplemental Indenture executed in connection with the Auction period Conversion. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

         The term "Non-Payment Rate" with respect to each series of the Auction Rate Notes will be One-Month LIBOR plus 1.5%.

         The term "Participants" means the participating organizations that utilize the services of the depository.

         The term "Payment Default" means with respect to any series of Auction Rate Notes (a) a default in the due and punctual payment of any installment of interest on such series or (b) a default in the due and punctual payment of any interest on or principal of such series at their legal final maturity.

         The term "Person" means firms, associations, partnerships, limited liability companies, joint ventures, societes, estates, trusts, corporation, public or government bodies, other legal entities and natural persons.

         The term "Potential Holder" means any Person (including an Existing Holder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer), who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional principal amount of Auction Rate Notes).

                                   APPENDIX C

                              SETTLEMENT PROCEDURES

         If not otherwise defined below, capitalized terms used below will have the meanings given the terms in the Indenture. These Settlement procedures apply separately to each series of auction rate notes.

         (a) Not later than (1) 3:00 P.M., eastern time, if the series interest rate is the auction rate or (2) 4:00 P.M., eastern time, if the series interest rate is the net loan rate for the auction rate notes, on each interest determination date, the auction agent will notify by telephone each broker-dealer that participated in the auction held on the interest determination date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

         (i) the series interest rate fixed for the next interest accrual period;

         (ii) whether there were Sufficient Clearing Bids in the auction;

         (iii) if the broker-dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Holder, whether the Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of auction rate notes, if any, to be purchased or sold by the Existing Holder;

         (iv) if the broker-dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, whether the Bid was accepted or rejected, in whole or in part, and the principal amount of auction rate notes, if any, to be purchased by the Potential Holder;

         (v) if the aggregate amount of auction rate notes to be sold by all Existing Holders on whose behalf the Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of auction rate notes to be purchased by all Potential Holders on whose behalf the Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the participant, if any, of each the Buyer's Broker-Dealer) acting for one or more purchasers of excess principal amount of auction rate notes and the principal amount of auction rate notes to be purchased from one or more Existing Holders on whose behalf the Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of the Buyer's Broker-Dealers acted;

         (vi) if the principal amount of auction rate notes to be purchased by all Potential Holders on whose behalf the Buyer's Broker-Dealer submitted a Bid exceeds the amount of auction rate notes to be sold by all Existing Holders on whose behalf the Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the participant, if any, of each the Seller's Broker-Dealer) acting for one or more sellers of the excess principal amount of auction rate notes and the principal amount of auction rate notes to be sold to one or more Potential Holders on whose behalf the Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of the Seller's Broker-Dealers acted; and

         (vii) the interest determination date for the next succeeding auction.

     (b) On each interest determination date, each broker-dealer that submitted an Order on behalf of any Existing Holder or Potential Holder will:

         (i) advise each Existing Holder and Potential Holder on whose behalf the broker-dealer submitted a Bid or Sell Order in the auction on the interest determination date whether the Bid or Sell Order was accepted or rejected, in whole or in part;

         (ii) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf the Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct the Potential Holder's participant to pay to the Buyer's Broker-Dealer (or its participant) through the Depository the amount necessary to purchase the principal amount of the auction rate notes to be purchased under the Bid against receipt of the auction rate notes;

         (iii) in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf the Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct the Existing Holder's participant to deliver to the Seller's Broker-Dealer (or its participant) through the Depository the principal amount of auction rate notes to be sold under the Order against payment therefor;

         (iv) advise each Existing Holder on whose behalf the broker-dealer submitted an Order and each Potential Holder on whose behalf the broker-dealer submitted a Bid of the series interest rate for the next interest accrual period;

         (v) advise each Existing Holder on whose behalf the broker-dealer submitted an Order of the next interest determination date; and

         (vi) advise each Potential Holder on whose behalf the broker-dealer submitted a Bid that was accepted, in whole or in part, of the next interest determination date.

     (c) On the basis of the information provided to it under paragraph (a) above, each broker-dealer that submitted a Bid or Sell Order in an auction is required to allocate any funds received by it in connection with the auction under paragraph (b)(ii) above, and any auction rate notes received by it in connection with the auction under paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf the broker-dealer submitted Bids, the Existing Holders, if any on whose behalf the broker-dealer submitted Bids or Sell Orders in the auction, and any broker-dealers identified to it by the auction agent following the auction under paragraph (a)(v) or (a)(vi) above.

     (d) On each interest determination date:

         (i) each Potential Holder and Existing Holder with an Order in the auction on the interest determination date will instruct its participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

         (ii) each Seller's broker-dealer that is not a participant of the Depository will instruct its participant to (A) pay through the Depository to the participant of the Existing Holder delivering auction rate notes to the broker-dealer following the auction under paragraph (b)(ii) above the amount necessary to purchase the auction rate notes against receipt of the auction rate notes and (B) deliver the auction rate notes through the Depository to a Buyer's Broker-Dealer (or its participant) identified to the Seller's Broker-Dealer under (a)(v) above against payment therefor; and

         (iii) each Buyer's Broker-Dealer that is not a participant in the Depository will instruct its participant to pay through the Depository to Seller's Broker-Dealer (or its participant) identified following the auction under (a)(vi) above the amount necessary to purchase the auction rate notes to be purchased under (b)(ii) above against receipt of the auction rate notes.

     (e) On the business day following each interest determination date:

         (i) each participant for a Bidder in the auction on the interest determination date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for the auction, and the Depository will execute these transactions;

         (ii) each Seller's Broker-Dealer or its participant will instruct the Depository to execute the transactions described in (d)(ii) above for the auction, and the Depository will execute these transactions; and

         (iii) each Buyer's Broker-Dealer or its participant will instruct the Depository to execute the transactions described in (d)(iii) above for the auction, and the Depository will execute these transactions.

     If an Existing Holder selling auction rate notes in an auction fails to deliver the auction rate notes (by authorized book-entry), a broker-dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of auction rate notes that is less than the principal amount of auction rate notes that otherwise was to be purchased by the Potential Holder. In this event, the principal amount of auction rate notes to be so delivered will be determined solely by the broker-dealer. Delivery of the lesser principal amount of auction rate notes will constitute good delivery. In addition to the terms of paragraph (f), any delivery or nondelivery of auction rate notes which will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of the delivery or nondelivery under the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the auction agent shall have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective broker-dealer or participant to take delivery of or deliver, as the case may be, the principal amount of the auction rate notes or to pay for the auction rate notes purchased or sold under an auction or otherwise.

PROSPECTUS


                           STUDENT LOAN FUNDING TRUSTS

                       STUDENT LOAN FUNDING RIVERFRONT LLC
                                    DEPOSITOR

                      STUDENT LOAN FUNDING RESOURCES, INC.
                        MASTER SERVICER AND ADMINISTRATOR


                         STUDENT LOAN ASSET-BACKED NOTES





Notes Offered
-        asset backed notes
-        may include senior and subordinated notes
- rated in one of four highest rating categories by at least one nationally recognized rating organization
-        not listed on any trading exchange
-        obligations only of the related trust

Assets
-        student loans
-        may include one or more forms of credit enhancement







 ---------------------------------
 YOU SHOULD CAREFULLY  CONSIDER
 THE RISK  FACTORS IN  THE
 ACCOMPANYING PROSPECTUS
 SUPPLEMENT.

 THE NOTES ARE OBLIGATIONS ONLY
 OF THE RELATED  TRUST  AND  ARE
 PAYABLE  SOLELY FROM THE STUDENT
 LOANS AND OTHER ASSETS OF THAT
 TRUST.

 THIS  PROSPECTUS  MUST  BE
 ACCOMPANIED BY  A  PROSPECTUS
 SUPPLEMENT FOR THE PARTICULAR
 SERIES.
 ---------------------------------






NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
  OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                OCTOBER 21, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


         The issuer provides information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

  -   the timing of interest and principal payments;
  -   financial and other information about the financed student loans;
  -   information about credit enhancement;
  -   the ratings; and
  -   the method for selling the notes.

         IF THE TERMS OF A PARTICULAR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. The issuer has not authorized anyone to provide you with different information. The notes are not offered in any state where the offer is not permitted.

         The issuer has included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.



                              ____________________

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
FORMATION OF THE TRUSTS ......................................................  1
  The Trusts .................................................................  1
  The Administrator and Master Servicer ......................................  1
  Directors of Resources .....................................................  2
  Officers of Resources ......................................................  3
THE DEPOSITOR ................................................................  3
  Depositor as Bankruptcy Remote Entity ......................................  4
THE FINANCED STUDENT LOAN POOL ...............................................  5
MATURITY AND PREPAYMENT CONSIDERATIONS .......................................  7
DESCRIPTION OF THE FFEL PROGRAM ..............................................  8
  Loan Terms ................................................................. 12
  Contracts with Guarantee Agencies .......................................... 22
  Federal Special Allowance Payments ......................................... 27
  Education Loans Generally Not Subject to Discharge in Bankruptcy ........... 28
  Direct Loans ............................................................... 28
DESCRIPTION OF THE GUARANTEE AGENCIES ........................................ 29
  Federal Agreements ......................................................... 30
  Effect of Annual Claims Rate ............................................... 32
THE PRIVATE LOAN PROGRAMS .................................................... 32
TRANSFER AND SALE AGREEMENTS ................................................. 33
  Conveyance of Financed Student Loans; Representations and Warranties ....... 33
  Repurchase of Financed Student Loans ....................................... 34
  Subsequent Finance Period and Subsequent Financed Student Loans ............ 35
  Amendment .................................................................. 36
SERVICING .................................................................... 36
  Master Servicer ............................................................ 36
  Servicing Procedures ....................................................... 38
  Servicer Covenants ......................................................... 38
  Servicing Compensation ..................................................... 39
DESCRIPTION OF THE NOTES ..................................................... 39
  Payment of Available Funds ................................................. 40
  Interest ................................................................... 43
  Principal .................................................................. 45
  Determination of LIBOR ..................................................... 45
  Determination of the Treasury Bill Rate Index .............................. 46
  Determination of Auction Rate .............................................. 46
  Auction Procedures ......................................................... 47
  Credit Enhancement ......................................................... 49
  Book-entry Registration .................................................... 50
  Definitive Notes ........................................................... 55
  List of Holders ............................................................ 56
  Reports to Holders ......................................................... 56
REDEMPTION ................................................................... 57

SECURITY FOR THE NOTES ....................................................... 57
  The Trust Assets ........................................................... 57
  Exchange Agreements ........................................................ 59
  Proceedings Affecting Eligible Lender Trustee .............................. 60
THE INDENTURES ............................................................... 60
  Indenture Trustee .......................................................... 60
  Eligible Lender Trustee .................................................... 60
  Funds and Accounts ......................................................... 61
  Acquisition Fund ........................................................... 61
  Student Loan Portfolio Fund ................................................ 62
  Collection Fund ............................................................ 63
  Advances ................................................................... 64
  Investment ................................................................. 64
  Covenants of the Issuer .................................................... 66
  Events of Default .......................................................... 66
  Amendment and Supplemental Indentures ...................................... 72
  Defeasance ................................................................. 74
  Nonpresentment ............................................................. 75
  Removal of an Indenture Trustee; Resignation; Successors ................... 76
FEDERAL INCOME TAX CONSEQUENCES .............................................. 76
  Payments Received on Notes ................................................. 77
  Subordination .............................................................. 77
  Characterization of the Notes as Indebtedness .............................. 77
  Characterization of the Trust .............................................. 78
  Original Issue Discount .................................................... 79
  Variable Rate Notes ........................................................ 84
  Anti-Abuse Rule ............................................................ 87
  Market Discount ............................................................ 87
  Amortizable Premium ........................................................ 89
  Gain or Loss on Disposition ................................................ 90
  Backup Withholding, Foreign Holders, and Other Tax Matters ................. 91
STATE TAX CONSIDERATIONS ..................................................... 92
USE OF PROCEEDS .............................................................. 92
ERISA CONSIDERATIONS ......................................................... 92
WHERE YOU CAN FIND MORE INFORMATION .......................................... 93
REPORTS TO HOLDERS ........................................................... 94
INCORPORATION OF DOCUMENTS BY REFERENCE ...................................... 94
PLAN OF DISTRIBUTION ......................................................... 94
RATING ....................................................................... 95
APPENDIX A - GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES ................................................. A-1

                             FORMATION OF THE TRUSTS

THE TRUSTS

Each trust will be formed under the laws of the jurisdiction set forth in the related prospectus supplement under a trust agreement for the transactions described in this prospectus and each prospectus supplement. Each trust will be a common law trust. A trust will not engage in any activity other than:

         (1) acquiring, holding, selling and managing the financed student loans and the other assets of the trust and proceeds from the financed student loans;

         (2)      issuing one or more classes of its certificates and notes;

         (3)      making payments on its certificates and notes; and

         (4) engaging in other activities related to the activities listed in (1) through (3) above.

A trust initially will be capitalized with a nominal cash payment for the trust certificate. The right to receive any amounts remaining after payment of the notes will be represented by the trust certificate which initially will be held by the depositor. The equity of the trust, together with the proceeds from the sale of each series of notes, will be used by the trust, acting on its own behalf or through an eligible lender trustee to acquire financed student loans from the depositor under any transfer and sale agreement. The assets of the trust will include:

         (1)      the pool of financed student loans;

         (2) all funds related to the financed student loans collected after the applicable cut-off date;

         (3) all moneys and investments on deposit in the collection account, capitalized interest account, note payment account, expense account, reserve fund and excess surplus account; and

         (4)      any other property specified in the prospectus supplement.

All of the accounts in (3) above are held in the name of the indenture trustee. To facilitate servicing and to minimize administrative burden and expense, the servicers will be appointed custodians of the promissory notes representing the financed FFELP loans by the eligible lender trustee.

A trust's principal offices will be located at the address of the applicable eligible lender trustee, owner trustee or co-owner trustee set forth in the prospectus supplement. For information regarding the eligible lender trustee, see "The Indentures - Eligible Lender Trustee."

THE ADMINISTRATOR AND MASTER SERVICER

Student Loan Funding Resources, Inc., an Ohio corporation, offers a broad range of educational related financial services, including student loan secondary market services for lenders, education information outreach, and technical and other assistance to colleges and universities. Resources is a wholly-owned subsidiary of the Thomas L. Conlan Education Foundation (formerly known as The Student Loan Funding

Corporation), an Ohio nonprofit corporation. The principal executive offices of Resources are located at One West Fourth Street, Suite 200, Cincinnati, Ohio 45202. Its telephone number is (513) 352-0222.

Resources will undertake some responsibilities of the co-owner trustee, on behalf of the issuer, under the indenture. Under an administration agreement between Resources and the co-owner trustee, on behalf of the issuer, Resources, as administrator, will provide management and administrative services to the issuer. The administrator will receive an administration fee as compensation for the performance of its obligations and as reimbursement for its expenses related to its duties as administrator.

Under a master servicing agreement between Resources, as master servicer, and the co-owner trustee, on behalf of the issuer, Resources will provide for the servicing of the financed student loans. The master servicer will receive a master servicing fee as compensation for the performance of the obligations and the reimbursement for its expenses related to its duties as master servicer. However, the notes are neither obligations of nor guaranteed or insured by Resources in its capacity as the administrator or the master servicer.

DIRECTORS OF RESOURCES

Resources is governed by a board of directors that is currently authorized to have seven members. The following table sets forth some information with respect to the directors of Resources:

                                                        BOARD
                                 JOINED     TERM      POSITIONS         PRINCIPAL ADDRESS        OCCUPATION (PAST
         DIRECTOR         AGE    BOARD     ENDING    AND OFFICES                                    FIVE YEARS)
  Susan E. Arnold          45     1998      2002                    One Procter & Gamble       Vice President &
                                                                    Plaza                      General Manager,
                                                                    Cincinnati, Ohio 45201     Procter & Gamble
                                                                                               North America

  Ronald D. Brown          45     1998      2002                    4701 Marburg Avenue        Senior Vice
                                                                    Cincinnati, Ohio 45209     President & CFO,
                                                                                               Milacron, Inc.

  Lawrence A. Leser        63     1998      2001    Chairman        P.O. Box 5380              Chairman, The E.W.
                                                                    Cincinnati, Ohio 45201     Scripps Company
                                                                                               Chairman & CEO
                                                                                               (1994-96)

                                                                                               Serves as Director of:
                                                                                               ----------------------
                                                                                               The E.W. Scripps
                                                                                               Company, Union
                                                                                               Central Life
                                                                                               Insurance Company &
                                                                                               AK Steel Holding
                                                                                               Company

  William S. Newcomb,      55     1998      2001    Vice Chairman   52 East Gay Street         Partner, Vorys
  Jr.                                                               Columbus, Ohio 43215       Sater, Seymour &
                                                                                               Pease LLP

  Michael H. Shaut         49     1999      2002    President &     One West 4th Street        Previously:
                                                    CEO             Suite 200                  President, Education
                                                                    Cincinnati, Ohio 45202     Planning Services,
                                                                                               Inc.

                                                                                               Previously:
                                                                                               Executive Vice
                                                                                               President and Chief
                                                                                               Operating Officer,
                                                                                               the Student Loan
                                                                                               Funding Corporation

                                                        BOARD
                                 JOINED     TERM      POSITIONS         PRINCIPAL ADDRESS        OCCUPATION (PAST
         DIRECTOR         AGE    BOARD     ENDING    AND OFFICES                                    FIVE YEARS)

  Patricia Mann Smitson    53   Ex-Officio Ex-Officio Secretary     312 Walnut Street          Partner, Thompson
                                                                    Suite 1400                 Hine & Flory LLP
                                                                    Cincinnati, Ohio 45202

  Walker J. Wallace        55     1998      2002                    1017 Choctawhatchee Drive  Retired, Vice
                                                                    Niceville, FL 32578        President, Procter &
                                                                                               Gamble


OFFICERS OF RESOURCES

The principal executive officers of Resources are:

Michael H. Shaut, 49, is President and Chief Executive Officer of Resources. Mr. Shaut assumed that position on May 18, 1999. Mr. Shaut has 19 years of diversified financial services industry experience including student and consumer lending and corporate development. From December, 1995 through June, 1997, Mr. Shaut was Executive Vice President and Chief Operating Officer of the Foundation (then known as The Student Loan Funding Corporation). Mr. Shaut holds a Bachelor of Arts from Colgate University and a Juris Doctorate from Georgetown University Law Center. Mr. Shaut is a member of the Bar Associations of Arizona, Ohio, Pennsylvania, Virginia and the District of Columbia.

Perry D. Moore, 36, is Senior Vice President and Chief Financial Officer of Resources. Mr. Moore has over 10 years of financial management experience. He has also been employed by a major public accounting firm where he participated in the audits of numerous financial institutions including The Student Loan Funding Corporation. Mr. Moore has over 7 years experience in the student loan industry in the areas of accounting, finance, product development and operations. He holds a Bachelor of Science in Accounting from Bowling Green State University and is a member of the American Institute of Certified Public Accountants, Ohio Society of Certified Public Accountants and Institute of Management Accountants.

James H. Eickhoff, Jr., 37, is Senior Vice President of Business Development and Marketing Services of Resources. Mr. Eickhoff has 14 years of sales and marketing leadership experience within the health care and education fields. He has served on several state and national committees promoting literacy and school-to-work initiatives. He holds a Bachelor of Arts from Hope College, Holland, Michigan.

                                  THE DEPOSITOR

Student Loan Funding Riverfront LLC, a Delaware limited liability company organized as a bankruptcy remote special purpose entity, is the depositor. The sole member of the depositor is Student Loan Funding Holdings LLC, a Delaware limited liability company. The members of Student Loan Funding Holdings LLC are Resources (99% ownership) and SLF Enterprises, Inc. (1% ownership), an Ohio corporation and wholly-owned subsidiary of Resources.

The depositor is governed by a five-member management committee, which consists of the following individuals: Daniel R. Bley, Perry D. Moore, Michael H. Shaut, Kathryn A. Widdoes and Sandra K. Zimmerman. Mr. Bley, Mr. Moore and Mr. Shaut are officers and/or employees of Resources and Ms. Widdoes and Ms. Zimmerman are independent members of the management committee. The depositor has no full-time employees. The principal executive offices of the depositor are located at One West Fourth Street, Suite 310, Cincinnati, Ohio 42502. The telephone number of the offices is (513) 352-0570.

Under the depositor's limited liability company agreement, the depositor will not engage in any activity other than:

         (1) acquiring, holding, selling and managing student loans and other assets (consisting of moneys and investment securities on deposit in the funds and accounts under its indentures and the depositor's rights under particular contracts) in any of the trusts established by the depositor;

         (2) issuing one or more series of notes or other debt obligations under one or more indentures of the depositor;

         (3) making payments on the notes or other debt obligations of the depositor; and

         (4) engaging in other activities that are related to those activities.

DEPOSITOR AS BANKRUPTCY REMOTE ENTITY

Resources structured the depositor to prevent any voluntary or involuntary application for relief by Resources under insolvency laws from resulting in consolidation of the assets and liabilities of the depositor with those of Resources. The depositor was created as a separate, special purpose subsidiary under a limited liability company agreement containing limitations (including restrictions on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary proceeding under insolvency laws without the unanimous affirmative vote of its management committee, including the independent members). There can be no assurance that the activities of the depositor will not result in a court concluding that the assets and the liabilities of the depositor should be consolidated with those of Resources in a proceeding under any insolvency laws.

The depositor has received the advice of its counsel to the effect that, subject to specified facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of Resources in the event of the application of any insolvency laws to Resources. Among other things, it is assumed by counsel that the depositor will follow some procedures in the conduct of its affairs, including:

         - maintaining records and books of accounts separate from those of Resources;

         - refraining from commingling its assets with those of Resources; and

         - refraining from holding itself out as having agreed to pay, or being liable for, the debts of Resources.

The depositor intends to follow these and other procedures related to maintaining its separate identity.

There can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of Resources. If a court were to reach that conclusion, or a filing were made under any insolvency laws by or against the depositor, or if an attempt were made to litigate any of the above issues, delays in distributions on the notes could occur or reductions in the amounts of these distributions could result. See "Risk Factors" in the related prospectus supplement.

After the occurrence of any event of bankruptcy or insolvency of the depositor, the financed student loans and other assets of a trust may be liquidated. The proceeds from that liquidation would be treated as collections on these assets and deposited under the indenture. There can be no assurance that the proceeds from the liquidation of these assets and amounts (if any) on deposit in the funds and accounts held under the indenture would be sufficient to pay the notes.

                         THE FINANCED STUDENT LOAN POOL

The notes are secured by and payable solely from the assets of the trust issuing the notes. The trust will include:

         (1) a pool of financed student loans and moneys payable with respect to these loans after their respective dates of acquisition or origination from moneys under the indenture;

         (2) money and investment securities in the funds and accounts held by the indenture trustee under the indenture; and

         (3) all rights of the issuer and the eligible lender trustee in and to specific contracts. See "Security for the Notes- The Trust."

Financed student loans are student loans made or acquired by the trust, on its own behalf or through the eligible lender trustee, with the proceeds of the notes or moneys in the acquisition fund or the collection account. The pool of financed student loans will include the student loans to be financed by the issuer or the eligible lender trustee of the issuer.

The financed student loans will include FFELP loans and private loans that meet several criteria, including the following. Each financed student loan:

         (1) was originated in the United States or its territories or possessions under the FFEL Program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act;

         (2) bears interest at the maximum interest rate permitted under the Higher Education Act, or a lesser rate of interest as is approved by the rating agencies under the related indenture;

         (3) contains terms required by the FFEL Program, the guarantee agreements, private loan programs and other applicable requirements; and

         (4) is not more than 120 days past due as of the date that financed student loan is acquired. See "Description of the FFEL Program" and "Description of the Guarantee Agencies."

The relative percentages of each type of financed student loan to be included in the pool of financed student loans will be determined from time to time under the related indenture. See "Description of the FFEL Program," "Description of the Guarantee Agencies" and "The Private Loan Programs."

In addition to the criteria described in the preceding paragraphs, a provider of credit enhancement may require other characteristics for additional financed student loans in the related trust. However, following each acquisition of additional financed student loans into a trust by the issuer or an eligible lender trustee on behalf of the issuer, the aggregate characteristics of the entire pool of financed student loans in the trust, including the composition and type of the financed student loans, the distribution by weighted average interest rate and the distribution by principal amount to be described in tables included in each prospectus supplement, may vary significantly from those of the financed student loans, if any, acquired by the issuer or the eligible lender trustee on behalf of the issuer and constituting a portion of the trust as of the applicable cut-off date. In addition, the distribution by weighted average interest rate applicable to the financed student loans in the trust on any date following the related cut-off date may vary significantly from that set forth in the tables included in the related prospectus supplement as a result of variation in the effective rates of interest applicable to the financed student loans. The information included in the related prospectus supplement with respect to the original term to maturity and remaining term to maturity of financed student loans as of the related cut-off date may vary significantly from the actual term to maturity of any of the financed student loans as a result of the granting of deferral and forbearance periods.

Each prospectus supplement will set forth information regarding the initial financed student loans in the related trust, including the following:

      -   the composition of the financed student loans,

      -   the distribution by loan type,

      -   the distribution by interest rates,

      -   the distribution by outstanding principal balance,

      -   the distribution by geography,

      -   the distribution by insurance or guarantee level,

      -   the distribution by school type,

      -   the distribution by guarantee agency or private loan program,

      -   the distribution by remaining term to scheduled maturity and

      -   the distribution by borrower payment status.

See "The Financed Student Loans" in the related prospectus supplement. Each prospectus supplement also will contain information with respect to other financed student loans constituting the related trust.

Each of the FFELP loans provides or will provide for the amortization of the outstanding principal balance of the financed student loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the financed student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received for the financed student loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable grace periods, deferment periods or forbearance periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of a financed student loan. Private loans may contain different amortization provisions.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

The rate of payment of principal of the notes and the yield on the notes will be affected by:

         (1) prepayments of the financed student loans that may occur as described below;

         (2)      the sale by the issuer of financed student loans;

         (3)      parity percentage payments; and

         (4) deferrals or delays in payment on the financed student loans resulting from defaults, grace periods, deferment periods and, under some circumstances, forbearance periods or as a result of refinancing through consolidation loans.

All the financed student loans are prepayable in whole or in part by the borrowers at any time (including by means of consolidation loans as discussed below) and may be prepaid as a result of:

         (1)      borrower default, death, disability or bankruptcy;

         (2)      a closing of false certification by the borrower's school;

         (3) subsequent liquidation or collection of guarantee payments (including for the purpose payments by any guarantor or escrow fund under a private loan program); and

         (4) financed student loans being repurchased by the seller as a result of a breach of a representation and warranty.

The rate of the prepayments by borrowers cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the financed student loans. However, because many of the financed student loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the financed student loans.

Scheduled payments with respect to the financed student loans and maturities of, the financed student loans may be extended, due to grace periods, deferment periods and, under some circumstances, forbearance periods. The payments and maturities may also be extended as a result of refinancing through consolidation loans to the extent the consolidation loans are sold to the applicable eligible lender trustee on behalf of the issuer as described above. If that happens, the fact that the consolidation loans will likely have longer maturities than the financed student loans they are replacing may lengthen the remaining term of the financed student loans in the related trust and the average life of the related notes. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on financed student loans, by the severity of those losses and by the timing of those losses, which may affect the ability of guarantee agencies to make guarantee payments with respect to financed student loans.

The rate of prepayment on the financed student loans cannot be predicted and any reinvestment risks resulting from a faster or slower incidence of prepayment of financed student loans will be born entirely by the holders of the notes. These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time the holders of the notes receive payments from the related trust than the interest rates and the spreads would otherwise have been had the prepayments not been made or had the prepayments been made at a different time.

                         DESCRIPTION OF THE FFEL PROGRAM

The Higher Education Act sets forth provisions establishing the FFEL Program, under which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as guarantee agencies) are reimbursed for losses sustained in the operation of their programs, and holders of some loans made under the programs are paid subsidies for owning the loans.

The Higher Education Act currently authorizes FFELP loans to be originated under the FFEL Program through June 30, 2003. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to the following:

      -   the Higher Education Amendments of 1998 (the 1998 Reauthorization
          Bill);

      -   the Intermodal Surface Transportation Efficiency Act of 1998;

      -   the 1997 Budget Reconciliation Act (P.L. 105-33);

      -   the Emergency Student Loan Consolidation Act of 1997;

      -   the Higher Education Technical Amendments Act of 1993;

      -   the Omnibus Budget Reconciliation Act of 1993 (the 1993 Amendments);

      - the Higher Education Amendments of 1992, which reauthorized the FFEL Program;

      -   the Omnibus Budget Reconciliation Acts of 1990, 1989, 1987;

      -   the Higher Education Technical Amendments Act of 1987;

      - the Higher Education Amendments of 1986, which reauthorized the FFEL Program;

      -   the Consolidated Omnibus Budget Reconciliation Act of 1985;

      -   the Postsecondary Student Assistance Amendments of 1981; and

      -   the Education Amendments of 1980.

Omnibus Budget Reconciliation Act of 1993. Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the guarantee agencies, as these changes reduce financial benefits previously enjoyed by guarantee agencies and give the Department of Education broad powers over guarantee agencies and their reserves. See "- Contracts with Guarantee Agencies" and "The Guarantee Agencies" for a more detailed description of the impact of this legislation on guarantee agencies. The changes create a significant risk that the resources available to the guarantee agencies to meet their guarantee obligations will be substantially reduced.

In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department of Education known as the Federal Direct Student Loan Program, to a target of approximately 60% of student loan demand in academic year 1998-1999. Only about 35% of the loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the FFEL Program.

Under the Federal Direct Student Loan Program, the Department of Education directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the master servicer or the servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced. The consequences could occur from reductions in either:

      -   the volume of new loans made under the FFEL Program; or

      - the consolidation of existing loans under the Federal Direct Student Loan Program.

These cost increases could affect the ability of the master servicer or the servicers to satisfy their obligations to service the financed student loans or to purchase financed student loans in the event of breaches of the servicers' covenants. See "Servicing- Servicer Covenants."

Volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted financed FFELP loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the financed FFELP loans and lower prices available in the secondary market for those loans.

Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

         (1) providing that federal direct student loans are eligible to be included in a consolidation loan;

         (2) changing the borrower interest rate on new consolidation loans, previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent, to the annually variable rate applicable to Stafford loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury bills plus 3.10%, not to exceed 8.25%);

         (3) providing that the portion of a consolidation loan that is comprised of subsidized Stafford loans retains its subsidy benefits during periods of deferment; and

         (4) establishing prohibitions against various forms of discrimination in the making of consolidation loans.

Except for the last of the above changes, all of these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFEL Program. These provisions include, among other things, requiring guarantee agencies to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002, to be paid in annual installments, greater restrictions on use of reserves by guarantee agencies and a continuation of the administrative cost allowance payable to guarantee agencies (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed). See "- Contracts with Guarantee Agencies."

1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, President Clinton signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998, known as the 1998 Amendments, that revised interest rate changes under the FFEL Program that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford loans and unsubsidized Stafford loans is reduced to a rate of 91-day Treasury bill rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for special allowance payments on Stafford loans and unsubsidized Stafford loans is calculated to produce a yield to the loan holder of 91-day Treasury bill rate plus 2.80% (2.20% during school, grace and deferment).

1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in the FFEL Program. The major provisions of the 1998 Reauthorization Bill include the following:

         - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFEL Program statute.

         - Guarantee agency reserve funds were restructured so that guarantee agencies are provided with additional flexibility in choosing how to spend the funds they receive.

- Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, some minimum reserve levels are protected from recall.

- The administrative cost allowance was replaced by two new payments, a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

- The percentage of collections on defaulted student loans a guarantee agency is permitted to retain is reduced from 27% to 24% plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender of the student loan. This percentage will be further reduced to 23% beginning on October 1, 2003.

- Federal reinsurance provided to guarantee agencies is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

- The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

- Interest rates charged to borrowers on Stafford loans, and the yield for Stafford loan holders established by the 1998 Amendments, were made permanent.

- Consolidation loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury bill rate plus 3.1% exceeds the borrower's interest rate, special allowance payments are made to make up the difference.

- The lender-paid offset fee on consolidation loans of 1.05% is reduced to .62% for loans made under applications received on or after October 1, 1998 and on or before January 31, 1999.

- The consolidation loan interest rate calculation was revised to reflect the rate of consolidation loans, and will be effective for loans on which applications are received on or after October 1, 1998 and before July 1, 2003.

- Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after this date outstanding loans under the FFEL Program totaling more than $30,000; under these extended schedules the repayment period may extend up to 25 years subject to minimum repayment amounts.

- The Secretary of Education is authorized to enter into six voluntary flexible agreements with guarantee agencies under which various statutory and regulatory provisions can be waived.


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


- Consolidation loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying FFELP loans to issue a consolidation loan to a borrower whose underlying FFELP loans are held by multiple holders.

- Inducement restrictions were revised to permit guarantee agencies and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

- The Secretary of Education is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

- Discharge of FFELP loans and some other student loans in bankruptcy is now limited to cases of undue hardship regardless of whether the student loan has been due for more than seven years prior to the bankruptcy filing.

The new recall of reserves and reduced reinsurance for guarantee agencies increase the risk that resources available to the guarantee agencies to meet their guarantee obligations will be significantly reduced.

There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the guarantee agencies or by the issuer or the eligible lender trustee with respect to financed FFELP loans.

This is only a summary of specific provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

LOAN TERMS

Four types of loans are currently available under the FFEL Program:

      -   Stafford loans;

      -   Unsubsidized Stafford loans;

      -   PLUS loans; and

      -   Consolidation loans.

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits, eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to these loan types.

The primary loan under the FFEL Program is the Stafford loan. Students who are not eligible for Stafford loans based on their economic circumstances may be able to obtain unsubsidized Stafford loans. Parents of students may be able to obtain PLUS loans. Consolidation loans are available to borrowers with existing loans made under the FFEL Program and specific other federal programs to consolidate repayment of these existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS loans were available to

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


students with costs of education that were not met by other sources and that exceeded the Stafford or unsubsidized Stafford loan limits.

Eligibility

General. A student is eligible for loans made under the FFEL Program only if he or she:

- has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education, which includes some vocational schools;

- is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution, which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to a credential;

- has agreed to notify promptly the holder of the loan concerning any change of address;

- if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing;

- does not owe a refund on, and is not, except as specifically permitted under the Higher Education Act, in default under, any loan or grant made under the Higher Education Act;

- has filed with the eligible institution a statement of educational purpose;

-        meets the citizenship requirements; and

- except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

Stafford Loans. Stafford loans generally are made only to student borrowers who meet specific needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of the need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to the student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed under standards set forth in the Higher Education Act.

Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "- General" above is eligible for an unsubsidized Stafford loan without regard to need. Unsubsidized Stafford loans were not available before October 1, 1992.

PLUS Loans. PLUS loans are made only to borrowers who are parents, some legal guardians and, under some circumstances, spouses of remarried parents of dependent undergraduate students. For PLUS loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history, as determined under criteria established by the Department of Education. Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between PLUS loans and SLS loans. Student borrowers were eligible for PLUS loans; however, parents of graduate and professional students were ineligible.


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

SLS Loans.  Eligible borrowers for SLS loans were limited to:

         (a)      graduate or professional students;

         (b)      independent undergraduate students; and

         (c) under some circumstances, dependent undergraduate students, if that student's parents were unable to obtain a PLUS loan and were also unable to provide the student's expected family contribution.

Except as described in clause (c), eligibility was determined without regard to need.

Consolidation Loans.  To be eligible for a consolidation loan a borrower must:

         - have outstanding indebtedness on student loans made under the FFEL Program and/or other federal student loan programs; and

         - be in repayment status or in a grace period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s).

A married couple, each of whom has outstanding loans under the FFEL Program, and agrees to be jointly liable on a consolidation loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a consolidation loan. For consolidation loans disbursed prior to July 1, 1994, the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS loans could not be included in the consolidation loan. For consolidation loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of this indebtedness.

Interest Rates

The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending on when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the depositor, have offered repayment incentives or other programs that involve reduced interest rates on specific loans made under the FFEL Program.

Stafford Loans. A new borrower is one who does not have an outstanding balance on a previous loan made under the FFEL Program. For a Stafford loan made before July 1, 1994, the applicable interest rate for a new borrower:

         (1) is 7% for a loan covering a period of instruction beginning before January 1, 1981;

         (2) is 9% for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

         (3) is 8% for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

         (4) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and after is adjusted annually, and for any 12-month period commencing on a July 1 is equal to the bond equivalent rate of 91-day Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25%, not to exceed 10%; or

         (5) for a loan made on or after October 1, 1992 is adjusted annually, and for any 12-month period commencing on a July 1 is equal to the bond equivalent rate of 91-day Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1%, not to exceed 9%.

A repeat borrower is one who does have an outstanding balance on a previous loan made under the FFEL Program. For a Stafford loan made before July 1, 1994, the applicable interest rate for a repeat borrower is:

         (6) for a loan made prior to July 23, 1992, is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford loan, 8%, or

         (7) for a loan made on or after July 23, 1992, is adjusted annually, and for any twelve month period commencing on a July 1, is equal to the bond equivalent rate of 91-day Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% but not to exceed:

                  (a) 7% in the case of a Stafford loan made to a borrower who has a loan described in clause (1) above;

                  (b)      8% in the case of:

                           (A) a Stafford loan made to a borrower who has a loan described in clause (3) above;

                           (B) a Stafford loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above;

                           (C)      a Stafford loan for which the first
                                    disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford loan or an unsubsidized Stafford loan;

                  (c)      9% in the case of:

                           (A) a Stafford loan made to a borrower who has a loan described in clauses (2) or (5) above; or

                           (B)      a Stafford loan for which the first
                                    disbursement was made on or after December
                                    20, 1993 to a borrower whose previous loans do not include a Stafford loan or an unsubsidized Stafford loan; and

                           (d) 10% in the case of a Stafford loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

The interest rate on all Stafford loans made on or after July 1, 1994 but before July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, but the rate shall not exceed 8.25%. For any Stafford loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25%.

For Stafford loans made on or after July 1, 1998 but before July 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury bills auctioned at the final auction prior to the proceeding June 1, plus (x) 1.7% prior to the time the loan enters repayment and during any deferment periods, and (y) 2.3% during repayment, but not to exceed 8.25%.

Unsubsidized Stafford Loans. Unsubsidized Stafford loans are subject to the same interest rate provisions as Stafford loans.

PlUS Loans. The applicable interest rate on a PLUS loan:

         (1) made on or after January 1, 1981, but before October 1, 1981, is 9%;

         (2) made on or after October 1, 1981, but before November 1, 1982, is 14%;

         (3) made on or after November 1, 1982, but before July 1, 1987, is 12%;

         (4) made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25%, not to exceed 12%;

         (5) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1%, not to exceed 10%;

         (6) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that this rate shall not exceed 9%; or

         (7) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 3.1%, not to exceed 9%.

If requested by the borrower, an eligible lender may consolidate SLS or PLUS loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. This consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS loan. This includes an SLS or PLUS loan held by a different lender who has refused so to refinance this loan at a variable interest rate. If this happens, proceeds of the new loan are used to discharge the original loan.

SLS Loans. The applicable interest rates on SLS loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS loans made at the same time. For SLS loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS loans, except that the ceiling is 11% instead of 10%.

Consolidation Loans. The interest rate on a consolidation loan made prior to July 1, 1994 is the weighted average of the rates on the loans retired, rounded to the nearest whole percent, but not less than 9%. A consolidation loan made on or after July 1, 1994 and before November 13, 1997, bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. Consolidation loans made on or after November 13, 1997 and before October 1, 1998 bear interest at the annual variable rate for Stafford loans. Consolidation loans for which applications are received on or after October 1, 1998 bear interest at a rate equal to the weighted average rate of the loans consolidated rounded to the nearest one-eighth of 1%, but not to exceed 8.25%.

In addition, the portion, if any, of a consolidation loan that repaid a loan made under Title VII, Section 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. This portion is adjusted on July 1 of each year, but is the sum of the average of the Treasury bill rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on consolidation loans, see "- Fees- Rebate Fees on Consolidation Loans."

Loan Limits

Every type of loan other than consolidation loans, is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford loans are also subject to limits based on the needs analysis as described in "- Eligibility-Stafford Loans." Additional limits are described below.

Stafford and Unsubsidized Stafford Loans. Stafford and Unsubsidized Stafford loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who successfully completes the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which these programs are less than one year in length.

A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and unsubsidized Stafford loans (including that portion of a consolidation loan used to repay these loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

At the time that SLS loans were eliminated, the loan limits for unsubsidized Stafford loans to independent students, or dependent students whose parents cannot borrow a PLUS loan, were increased by amounts equal to the prior SLS loan limits.

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second years, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford loans which a borrower could have outstanding, including that portion of a consolidation loan used to repay these loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

PLUS Loans. For PLUS loans made on or after July 1, 1993, the amounts of PLUS loans are limited only by the student's unmet need. Prior to that time PLUS loans were subject to limits similar to those to which SLS loans were then subject (see "- SLS Loans"), applied with respect to each student on behalf of whom the parent borrowed.

SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS loan in an amount of up to $4,000. A student who had successfully completed the first and second years, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS loans were subject to an aggregate maximum of $23,000 for undergraduate students and $73,000 for graduate and professional students. Prior to the 1992 changes, SLS loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS loans per academic year minus the amount of all other FFEL Program loans to that student for that academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. In 1989, the amount of SLS loans for students enrolled in programs of less than an academic year in length were limited similarly to the limits of Stafford loans.

Repayment

Loans, other than consolidation loans, made under the FFEL Program must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A consolidation loan must be repaid during a period not more than 30 years, agreed to by the borrower and lender, subject to maximum repayment periods which vary depending on the principal amount of the borrower's outstanding student loans.

For consolidation loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences:

         (1) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford loans for which the applicable rate of interest is 7%;

         (2) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford loans and unsubsidized Stafford loans (the six month or twelve month periods are the grace periods); and

         (3) on the date of final disbursement of the loan in the case of SLS, PLUS and consolidation loans, except that the borrower of an SLS loan who also has a Stafford or unsubsidized Stafford loan may defer repayment of the SLS loan to coincide with the commencement of repayment of the Stafford or unsubsidized Stafford loan.

During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period, that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

In addition, since 1992, lenders of consolidation loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS loans have been required to offer borrowers the option of repaying under graduated or income-sensitive repayment schedules. The depositor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

No principal repayments need be made during some deferment periods prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

         (1) during a period not exceeding three years while the borrower is a member of the armed forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

         (2) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

         (3) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

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

         (4) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (2) and (3), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the code;

         (5) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

         (6) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

         (7) during a period not to exceed 24 months while the borrower is seeking and unable to find full-time employment;

         (8) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study in a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

         (9) during a period, not in excess of six months, while the borrower is on parental leave; and

         (10) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987;

                  (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and

                  (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

         (1) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study in a graduate fellowship program or rehabilitation training program approved by the Secretary,

         (2) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and

      (3) during a period not in excess of three years for any reason which the lender determines, under regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

Prior to the 1992 changes, only the deferment periods described above in clauses
(6) and (7) (with respect to the parent borrower) and the deferment period described in clause (8) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to PLUS loan borrowers, and only the deferment periods described above in clauses (6), (7) and (8) were available to consolidation loan borrowers. Prior to the 1986 changes, PLUS loan borrowers were not entitled to deferment periods. Deferment periods extend the ten-year maximum repayment term.

The Higher Education Act also provides for forbearance periods during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act, which includes the FFEL Program, equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993.

In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. The forbearance also extends the ten year maximum term.

As described under the heading "-- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments," the Secretary of Education makes interest payments on behalf of the borrower of specific eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

Disbursement

All loans, except consolidation loans, made under the FFEL Program generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of consolidation loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to consolidation loans. For loans made prior to July 1, 1994, the maximum

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


guarantee fee was 3% of the principal amount of the loan, but no guarantee fee was authorized to be charged with respect to unsubsidized Stafford loans.

Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or unsubsidized Stafford loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a PLUS loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, PLUS and SLS loans was 5% and the required fee for unsubsidized Stafford loans was 6.5% of the principal amount of the loan.

Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education an origination fee equal to 0.5% of the initial principal amount of that loan.

Rebate Fee on Consolidation Loans. The holder of any consolidation loan is required to pay to the Secretary of Education a monthly fee at an annualized rate of 1.05% (.62% for applications received between October 1, 1998 and January 31, 1999) of the principal amount of, and accrued interest on, that consolidation loan.

Loan Guarantees

Under the FFEL Program, guarantee agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by these guarantees, see "The Guarantee Agencies." For loans made on or after October 1, 1993, the minimum percentage of the principal amount of loans which a guarantee agency must pay is 98% and the Department of Education has taken the position that a guarantee agency may not pay more than 98% of the principal amount of and accrued interest on that loan. The 1998 Reauthorization Bill further reduces the maximum reinsurance rate to guarantee agencies from 98% to 95% for loans made on or after October 1, 1998. Under some circumstances, guarantees may be assumed by the Secretary of Education or another guarantee agency. See "-- Contracts with Guarantee Agencies."

CONTRACTS WITH GUARANTEE AGENCIES

Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with guarantee agencies. The FFEL Program provides for reimbursements to guarantee agencies for default claims paid by guarantee agencies, support payments to guarantee agencies for administrative and other expenses, advances for a guarantee agency's reserve funds, and interest subsidy payments and special allowance payments to the holders of qualifying student loans made under the FFEL Program.

The Secretary of Education has specific oversight powers over guarantee agencies. Guarantee agencies are required to maintain their reserves at levels based on the amount of outstanding loans that they have guaranteed. If a guarantee agency falls below the required level in two consecutive years, or its claims rate exceeds 5% in any year, or if the Secretary of Education determines that the guarantee agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary of Education can require the guarantee agency to submit and implement a plan by which it will correct the problem(s). If a guarantee


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agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the guarantee agency is in danger of financial collapse, the Secretary of Education may terminate the guarantee agency's reimbursement contract. The circumstances under which the Secretary of Education may terminate these reimbursement contracts also includes a determination that this action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans. See "-- Direct Loans."

The Secretary of Education is authorized to assume the guarantee obligations of a guarantee agency. The Higher Education Act now provides that, if the Secretary of Education terminates a guarantee agency's agreements under the FFEL Program, the Secretary of Education shall assume responsibility for all functions of the guarantee agency under its program. To that end, the Secretary of Education is authorized to, among other options, transfer the guarantees to another guarantee agency or assume the guarantees. It also provides that in the event the Secretary of Education has determined that a guarantee agency is unable to meet its guarantee obligations, holders of loans guaranteed by a guarantee agency may submit claims directly to the Secretary of Education for payment, unless the Secretary of Education has provided for the assumption of these guarantees by another guarantee agency.

Federal Reimbursement

A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by a guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. See "Description of the Guarantee Agencies -- Federal Agreements." Under the Higher Education Act and the federal reimbursement contracts, the Secretary of Education currently agrees to reimburse a guarantee agency for the amounts expended by the guarantee agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the guarantee agency as a result of the default of the borrower).

With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts so expended. For loans made on or after October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for a maximum of 98% of the amount expended with respect to guaranteed loans. The 1998 Reauthorization Bill further reduced the maximum reinsurance rate to guarantee agencies from 98% to 95% for loans made on or after October 1, 1998. Depending on the claims rate experience of a guarantee agency, 100%, 98% or 95% reimbursement may be reduced as discussed in the formula described below.

The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, and in the case of a PLUS loan, the death of the student on behalf of whom the loan was borrowed. In the instance of school closures, reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the federal reimbursement contracts.

The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years, but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the guarantee agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a guarantee agency in any one fiscal year not exceeding 5%

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of the original principal amount of loans in repayment at the end of the preceding fiscal year, are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993 or 95% for loans made on or after October 1, 1998).

Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% or 88% for loans made on or after October 1, 1993, or 85% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then these payments for the balance of that fiscal year will be paid at 80%. This amount is 78% for loans made on or after October 1, 1993 and 75% for loans made on or after October 1, 1998. The original principal amount of loans in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by the guarantee agency less:

         (1)      guarantee payments on these loans;

         (2) the original principal amount of these loans that have been fully repaid; and

         (3) the original principal amount of these loans for which the first principal installment payment has not become due or the first installment need not be paid because of a deferment period.

Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining:

         (1) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed; and

         (2) an amount equal to 24% (23% beginning October 1, 2003) or 18-1/2% in the case of a payment from the proceeds of a consolidation loan of the payments for administrative costs.

The Secretary of Education may require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency. Prior to the 1998 changes, the percentage of collections which guarantee agencies could retain was 27%.

A guarantee agency may enter into an addendum to its interest subsidy agreement, which addendum provides for the guarantee agency to refer to the Secretary of Education specific defaulted guaranteed loans. The loans are then reported to the IRS to offset any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

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

Rehabilitation of Defaulted Loans

Under Section 428F of the Higher Education Act, each guarantee agency must enter into an agreement with the Secretary of Education under which the guarantee agency must sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency must repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of the loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of the repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on that loan. Once rehabilitated, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

Eligibility for Federal Reimbursement

To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act. These rules and regulations include borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days (or 270 days for loans on which the first day of delinquency occurs on or after October 7, 1998) if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the guarantee agency. The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim.

A lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan for the loan to be eligible for guarantee payments and reimbursement by the Secretary of Education. Generally, these procedures require that:

         (1)      completed loan applications be processed;

         (2) a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

         (3) the borrower's responsibilities under the loan be explained to him or her;

         (4) the promissory note evidencing the loan be executed by the borrower; and

         (5) the loan proceeds be disbursed by the lender in a specified manner.

After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform specific collection procedures that vary depending on the length of time a loan is delinquent.

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

Federal Interest Subsidy Payments

Interest subsidy payments are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies entered into the interest subsidy agreements as described in "Description of the Guarantee Agencies -- Federal Agreements," whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting specific requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford loans, and consolidation loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments.

Consolidation loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford loans. However, consolidation loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the consolidation loan that repays Stafford loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described in this prospectus and the other requirements set forth in
Section 428(b) of the Higher Education Act.

The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

Federal Administrative Expense Allowances

Prior to the adoption of the 1993 Amendments, each guarantee agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans other than consolidation loans guaranteed by the guarantee agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other costs related to the guarantee agency's guarantee program. The 1993 Amendments repealed entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support to guarantee agencies, in connection with the transition to direct lending. See "Direct Loans."

Budget legislation adopted since that time has provided for the payment to guarantee agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume, which has been extended through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, these amounts are subject to decreasing aggregate limits.

Under the 1998 Reauthorization Bill, the administrative cost allowance was replaced by two new payments:

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

         (1) a student loan processing fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and

         (2) an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

Federal Advances

Under agreements entered into between the guarantee agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the guarantee agencies for the purpose of establishing and strengthening the guarantee agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to guarantee agencies in various circumstances, on terms and conditions satisfactory to the Secretary of Education, including if the Secretary of Education is seeking to terminate the guarantee agency's reimbursement contract or assume the guarantee agency's functions, to assist the guarantee agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

FEDERAL SPECIAL ALLOWANCE PAYMENTS

The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called special allowance payments, to holders of qualifying student loans. The amount of the special allowance payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter. This average is considered the Treasury bill rate. The quarterly rate for special allowance payments for student loans made on or after October 1, 1981, and generally before November 16, 1986, is computed by subtracting the applicable interest rate on these loans from the Treasury bill rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, 3.25% has been substituted for 3.5% in the above formula. For loans disbursed on or after October 1, 1992, 3.1% has been substituted for 3.5% in that formula. For Stafford and unsubsidized Stafford loans made on or after July 1, 1995, 2.5% has been substituted for 3.1% in that formula prior to the time these loans enter repayment and during any deferment periods. For Stafford and unsubsidized Stafford loans made on or after July 1, 1998, the 1998 amendments to the Higher Education Act substitute 2.2% for 3.1% in that formula prior to the time these loans enter repayment and during any deferment periods, and substitute 2.8% for 3.1% in that formula while these loans are in repayment.

For PLUS and SLS loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on these loans operates to reduce the rate that would otherwise apply based on the applicable formula. See "-- Loan Terms -- Interest Rates -- PLUS Loans" and "-- SLS Loans." Special allowance payments are paid with respect to PLUS loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10%, although the interest rate ceiling on these loans is 9%. Special allowance payments are made on consolidation loans whenever the bond equivalent rate of 91-day Treasury bills plus 3.1% exceeds the borrower's interest rate. The portion, if any, of a consolidation loan that repaid a loan made under Title VII, secs. 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

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

The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to that holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge the borrower as an origination fee, as described above under "-- Loan Terms -- Fees -- Origination Fee." In addition, the amount of the lender origination fee described above under "-- Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to special allowance payments and interest subsidy payments.

EDUCATION LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

Under the United States Bankruptcy Code, educational loans are not generally dischargeable. Title 11 of the United States Code at Section 523(a)(8) provides as follows:

         (a) A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b) of this title does not discharge an individual debtor from any debt;

                  (8) for an educational benefit overpayment or loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution, or for an obligation to repay funds received as an educational benefit, scholarship or stipend unless excepting the debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor's dependents.

DIRECT LOANS

The 1993 Amendments authorized a program of direct loans, to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the Federal Direct Student Loan Program to constitute 5% of the total volume of loans made under the FFEL Program and the Federal Direct Student Loan Program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the Federal Direct Student Loan Program after academic year 1998-1999. Based on available information, participation by schools in the Federal Direct Student Loan Program has not been sufficient to meet the goals for the 1995-1996, 1996-1997, 1997-1998 or 1998-1999 academic years.

The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL Program, though more flexible repayment provisions are available under the Federal Direct Student Loan Program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program, or their parents, may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

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

It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for FFELP loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL Program.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

The financed student loans in a trust may be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the FFEL Program. The particular arrangements of a guarantor or escrow fund with respect to a private loan program will be described in the prospectus supplement for that issuance, as applicable.

A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves, considered its guarantee fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 180 days, or 270 days for loans made on or after October 7, 1998. However, lenders are strongly encouraged not to file a claim until a loan is at least 210 days delinquent.

The default claim package must include all information and documentation required under the FFEL Program regulations and the guarantee agency's policies and procedures. Under the guarantee agencies' current procedures, assuming that the default claim package complies with the guarantee agency's loan procedures manual or regulations, the guarantee agency pays the lender for a default claim within 90 days of the lender's filing the claim with the guarantee agency. Generally, the lender is expected to be reimbursed within 300 days following the date a loan becomes delinquent. The guarantee agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The guarantee agency must file a reimbursement claim with the Department of Education within 45 days after the guarantee agency has paid the lender for the default claim.

In general, a guarantee agency's guarantee fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.


Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their guarantee funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the various recalls of reserves by the Department of Education, the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; and the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24%. Additionally, the adequacy of a guarantee agency's guarantee fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees.

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

The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a guarantee fund, see "Description of the FFEL Program."

The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its guarantee fund at a required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming these guarantees. The Higher Education Act provides that a guarantee agency's guarantee fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under some circumstances, the Secretary of Education may demand payment of amounts in the guarantee fund.

Under the 1997 Budget Reconciliation Act (P.L. 105-33), the Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the guarantee agencies participating in the FFEL Program. The 1998 Reauthorization Bill mandates additional recall of reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, minimum reserve levels are protected from recall. The amounts to be demanded of each guarantee agency shall be determined by formulas included in the Higher Education Act. Each guarantee agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for the payment. The Secretary of Education has made the determinations, and advised the guarantee agencies, of the amounts required to be so transferred by the guarantee agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations. See "Description of the FFEL Program."

Under Section 432(o) of the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by this guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect these loans under guarantee claims processing standards no more stringent than those applied by the guarantee agency. See "Description of the FFEL Program."

There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its guarantee fund to the Secretary of Education.

FEDERAL AGREEMENTS

Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts under Section 428(c) of the Higher Education Act. These include, for older guarantee agencies, a supplemental contract under former
Section 428A of the Higher Education Act. The reimbursement contracts provide for the guarantee agency to receive 75% to 100% reimbursement of insurance payments that the guarantee agency

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


makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The 1998 Reauthorization Bill reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1998. See "-- Effect of Annual Claims Rate." The federal reimbursement contracts provide for termination under some circumstances and also provide for specific actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement."

In addition to guarantee benefits, qualified student loans acquired under the FFEL Program benefit from specific federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act. These entitle the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of some students while the student is in school, during a six to twelve month grace period after the student leaves school, and during some deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the interest subsidy payments.

United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, 1997 and 1998, respectively:

      (1) revoked some rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of advances from the Secretary of Education;

      (2) authorized the Secretary of Education to withhold reimbursement payments otherwise due to specific guarantee agencies until specified amounts of these guarantee agencies' reserves had been eliminated;

      (3) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the federal reimbursement contracts under circumstances that did not previously warrant a termination; and

      (4) expanded the Secretary of Education's authority to terminate these contracts and to seize guarantee agencies' reserves.

There can be no assurance that future legislation will not further adversely affect the rights of the guarantee agencies, or holders of loans guaranteed by a guarantee agency under these contracts.

There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its guarantee fund to the Secretary of Education.

Information relating to the particular guarantee agencies guaranteeing the financed student loans will be set forth in the related prospectus supplement. This information is included in the reports referred to in the related prospectus supplement will not be verified by or independently confirmed by the guarantors, the issuer, the

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depositor, the administrator, the master servicer, the purchasers or their respective counsel, and will comprise all information provided for each guarantee agency by the issuer.

EFFECT OF ANNUAL CLAIMS RATE

A guarantee agency's ability to meet its obligation to pay default claims on financed student loans will depend on the adequacy of its guarantee fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the guarantee agency's guarantee program. A high default experience among lenders participating in a guarantee agency's guarantee program may cause the guarantee agency's claims rate for its guarantee program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the guarantee agency at lower percentages of default claims payments made by the guarantee agency.

In general, guarantee agencies are currently entitled to receive reimbursement payments under the federal reimbursement contracts in amounts that vary depending on the claims rate experience of the guarantee agency. The claims rate is computed by dividing total default claims since the previous September 30 by the total original principal amount of the guarantee agency's guaranteed loans in repayment on September 30. On October 1 of each year the claims rate begins at zero, regardless of the experience in preceding years. For loans made on or after October 1, 1993, if the claims rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is obligated to provide 98% reimbursement; if and when the claims rate exceeds 5% and until this time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 88%. If and when the claims rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 78%. For loans made on or after October 1, 1993, each guarantee agency is entitled to at least 78% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its claims rate. The reimbursement percentages for loans made on or after October 1, 1998 are reduced from 98%, 88% and 78% to 95%, 85% and 75%, respectively. See "Description of the FFEL Program."

                            THE PRIVATE LOAN PROGRAMS

To the extent described in the related prospectus supplement for a series, a trust may include financed private loans issued under one or more private loan programs. The private loan programs will be specifically identified and described in the prospectus supplement for that series. The prospectus supplement for a series may specify a maximum percentage of financed private loans that may comprise part of the related trust. This summary identifies characteristics common to most private loan programs but is qualified by the specific disclosure set forth in the related prospectus supplement.

Private loans made under most private loan programs are based on the credit of the borrower or his or her parents or co-borrowers. In general, applicants are required to have a minimum annual income and a monthly debt burden, including the financed student loan, of no greater than a specified percentage of their monthly income. In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. The various private loan programs have different standards as to what constitutes a satisfactory credit history.

Eligible post-secondary borrowers of a private loan often are required to be engaged in a course of study at a qualifying educational institution, which may include two-year colleges, four-year colleges and for-profit schools. Some private loan programs are specifically designed for graduate or professional students, or for

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


students attending elementary or secondary private schools. The institutions generally must be located in the United States or Canada. Often, the borrower (or a co-applicant) must be a citizen or resident of the United States. Some private loans may be a consolidation of existing private loans.

The amount that may be borrowed under a private loan program varies based on the private loan program. Typically, borrowers must borrow at least a minimum amount with respect to any academic year, and may not borrow more than a maximum amount per academic year, or a maximum amount under the private loan program. However, the amount of the private plan plus other financial aid received by a student, normally may not exceed the cost of education, as determined by the school.

A guarantee fee or origination fee typically is deducted from the private loan proceeds. Depending on the private loan program, all or a portion of this fee is either paid to the agency that has established the private loan program and that guarantees the repayment of all or a substantial portion of the private loan under specified circumstances or deposited into an escrow fund to repay all or a substantial portion of the private loan under specified circumstances. The obligation to guarantee or the right to receive payment from an escrow fund is typically dependent on the proper servicing of the private loan by the servicer of the private loan.

The interest rate on a private loan varies based on the private loan program and can either be fixed or variable. Floating rates may be based on the prime rate, the Treasury bill rate index, or some other objective standard. Interest typically accrues at a rate equal to the index plus a margin, but subject to a maximum rate per annum, with the interest rate being adjusted periodically.

Repayment of a private loan usually is required to commence within 45 to 90 days following the borrowing. However, some private loan programs permit a borrower to defer the repayment of principal while the student is in school (often up to a maximum number of years). In this event, principal repayments typically begin promptly following graduation. Most private loan programs permit prepayment of the private loan at any time without penalty. Borrowers typically may schedule repayment over a 10 to 25-year period, subject to a minimum monthly payment obligation.

                          TRANSFER AND SALE AGREEMENTS

On the closing date for any series of notes, the depositor and its eligible lender trustee will transfer, without recourse, the financed student loans described in the transfer and sale agreement and all collections received and to be received for the period on or after the cut-off date to the trust.

CONVEYANCE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

Under the transfer and sale agreement the depositor will sell the financed student loans to the trust. A court could decide that the financed student loans were not sold to the trust and continue to be the property of the depositor. If this happens, the transfer and sale agreement says that the transfer is a conveyance by the depositor of a lien on and a security interest in the financed student loans to the trust.

The depositor will make representations and warranties with respect to the financed student loans to the trust, including, among other things, that:

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
(1) it and its eligible lender trustee are the sole owners and holders of each financed student loan and have full right and authority to transfer the loans free and clear of all liens, pledges or encumbrances (except for the lien and security interest of the indenture trustee) and to the best of the depositor's knowledge, no counterclaim, offset, defense or right to rescission exists with respect to any financed student loan, with notice, lapse of time, or the occurrence or failure to occur of any act or event;

(2) the information provided by the depositor about the financed student loans is true and correct in all material respects;

(3) to the best of the depositor's knowledge, each financed student loan complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws); and

(4) to the best of the depositor's knowledge, each financed student loan complies in all material respects with:

       (a) the FFEL Program or under any guarantee agreement with respect to FFELP loans, and

       (b) any related private loan program with respect to private loans.

REPURCHASE OF FINANCED STUDENT LOANS

If the Secretary of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a financed student loan:

       (1) because of something that occurred after the depositor took title to that financed student loan but prior to the transfer to the trust, at the request of the trust, the depositor is obligated to repurchase that financed student loan, or

       (2) because something that occurred prior to the date on which the depositor took title to that financed student loan, the depositor is obligated to repurchase that financed student loan, but only after the depositor has had reasonable time to exercise its rights under the applicable student loan purchase agreement to require the seller of that financed student loan to repurchase it.

In either case, the repurchase price will be the sum of:

       (1) the same percentage of the then-outstanding principal balance of that financed student loan as the depositor originally paid;

       (2) interest payable by the obligor accrued and unpaid with respect to that financed student loan including the date of repurchase;

       (3) an amount equal to any special allowance payments or interest subsidy payments, if applicable, in respect of that financed student loan for the same period as the financed student loan was held



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

              by or on behalf of the depositor to which the depositor was not entitled due to ineligibility of that financed student loan; and

       (4) any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the trust or the appropriate successors or assigns in connection with that financed student loan and arising out of the reasons for the repurchase.

The depositor is required to repurchase that financed student loan after receiving notice form the co-owner trustee requesting repurchase by depositor and setting forth the reason for the repurchase. Any financed student loan returned to the depositor which has been endorsed to the co-owner trustee will be endorsed by the trust's eligible lender trustee to the depositor's eligible lender trustee on the form supplied by the trust's eligible lender trustee.

Under some circumstances, the depositor also has the right to repurchase, or transfer a subsequent financed student loan in exchange for, a financed student loan if it has a repurchase obligation as described above. The repurchase and reimbursement obligations of the depositor will constitute, together with the right to receive some amounts from credit enhancement, if any, the sole remedy available to or on behalf of the trust, the holders of the notes for any uncured breach. The depositor's repurchase and reimbursement obligations are contractual obligations under the transfer and sale agreement that may be enforced against the depositor, but the breach of which will not constitute an event of default under the indenture.

SUBSEQUENT FINANCE PERIOD AND SUBSEQUENT FINANCED STUDENT LOANS

During a period from the closing date to a subsequent date identified in the related prospectus supplement, the depositor may, at its option but subject to the conditions set forth in the transfer and sale agreement, transfer to the eligible lender trustee, subsequent financed student loans. The depositor may also direct the eligible lender trustee and the indenture trustee to apply consolidation prepayments on deposit in the collection account to pay the purchase price for the subsequent financed student loans. Subsequent financed student loans that may be transferred by the depositor include:

         (1) consolidation loans, provided, however, that in no event shall the aggregate amount of subsequent financed student loans that are consolidation loans transferred into the related trust exceed any maximum amount identified in the prospectus supplement;

         (2) loans that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same guarantee agency) to an existing financed student loan owned by the related trust, if each subsequent financed student loan entitles the holder to receive interest based on the same interest rate index as the financed student loan to which it is serial, and also in no event will the aggregate amount of subsequent financed student loans that are serial loans transferred into the related trust exceed any maximum amount identified in the related prospectus supplement; and

       (3) similar consolidation or serial loans under applicable private loan programs.

During the subsequent finance period for any series, the depositor may choose not to reimburse lost interest payments and special allowance payments or depositing into the collection account the purchase amount of a financed student loan which has become ineligible for lost interest payments or special allowance payments.



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See "Transfer and Sale Agreements -- Conveyance of Financed Student Loans;
Representations and Warranties." The depositor may instead transfer to the eligible lender trustee on behalf of the related trust, a subsequent financed student loan which satisfies the following criteria (or other criteria as may be set forth in the prospectus supplement for a series):

       (1) the subsequent financed student loan was originated under the same loan program as the financed student loan for which it is being exchanged and entitles the holder to receive interest based on the same interest rate index as the financed student loan for which it is being exchanged;

       (2) the subsequent financed student loan will not, at any level of the interest rate index, have an interest rate that is less than the financed student loan for which it is being exchanged; and

       (3) the average principal balance per borrower of the subsequent financed student loans that are being transferred into the related trust and the existing financed student loans for which they are being exchanged is within 10% (plus or minus) of the average principal balance per borrower of the financed student loans being transferred to the depositor.

If the aggregate outstanding principal balance of the subsequent financed student loans is less than that of the financed student loans for which they are being exchanged, the depositor shall deposit the difference in the collection account concurrently with the transfer. If the aggregate outstanding principal of the subsequent financed student loans is greater than that of the financed student loans for which they are being exchanged, the depositor shall be entitled to the difference from amounts on deposit in the collection account.

The trust may not acquire subsequent financed student loans at any time that an event of default under the indenture or an administrator default under the administration agreement has occurred and is continuing.

AMENDMENT

Each transfer and sale agreement may be amended by the parties, with the consent of the indenture trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of a transfer and sale agreement or of modifying in any manner the rights of holders; but no amendment may:

       (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the financed student loans or distributions that are required to be made for the benefit of the holders; or

       (2) reduce the percentage of the notes which are required to consent to any amendment, without the consent of the holders of all the outstanding notes affected.

                                   SERVICING

MASTER SERVICER

Resources, in its capacity as the master servicer, will arrange for the servicing of the financed student loans under a master servicing agreement between the issuer and the master servicer. The following is a summary


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of the servicing arrangements entered, or to be entered, into with the master servicer and various approved servicers to arrange for the servicing of the financed student loans.

Under the terms of the master servicing agreement between the master servicer and the issuer, the master servicer has agreed to provide, arrange for and maintain the continuous servicing and administration of the financed student loans with one or more approved servicers. The master servicer has full authority to do anything it deems reasonably necessary in providing for, arranging and maintaining servicing relationships with servicers. The master servicer is obligated to assure that adequate arrangements exist at all times to provide for servicing of the financed student loans.

The master servicer and the issuer have entered or will enter into one or more servicing agreements under which the related servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the financed student loans.

The master servicer will not have any liability for any act, error or omission on the part of any servicer under a servicing agreement but will have liability for its own willful misfeasance, bad faith or negligence in the performance of its duties under the master servicing agreement. The master servicer will not be liable for servicing errors or interruptions as a result of year 2000 failures.

The occurrence of any of the following will constitute a default by the master servicer:

       (1) failure to observe or perform in any material respect any covenants or agreements set forth in the master servicing agreement, which materially affects the rights of holders and which continues for 60 days after written notice of the failure;

       (2) judgment in bankruptcy, defaulting on debts, or making creditor assignment; or

       (3) appointing a custodian or similar official for the master servicer or any substantial part of its property.

The master servicer will be entitled to receive a fee as compensation for its services under the master servicing agreement. This fee is payable out of available funds as part of the program operating expenses. The master servicing agreement may be terminated by either party with at least 95 days' notice. This summary of the master servicing agreement is not complete. We filed a copy of the master servicing agreement as an exhibit to the registration statement of which this prospectus is part. We suggest that you read the master servicing agreement because it, not this summary, governs the relationship between the issuer and the master servicer.

As provided in the master servicing agreement, the master servicer and the issuer have entered or will enter into servicing agreements with various approved servicers to service the financed student loans. The servicers will have actual possession of the notes evidencing, and other documents relating to, the financed student loans.

Information relating to the initial servicers for a particular pool of financed student loans will be set forth in the related prospectus supplement. The information, which is particularly within each servicer's knowledge, will be provided by the respective servicers. The information and information included in the reports referred to in the prospectus supplement will not be verified by or independently confirmed by the issuer, the


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depositor, the administrator, the master servicer, the underwriters or each of their counsel, and will comprise all information in respect of each servicer that the issuer obtains after a reasonable request and inquiry.

SERVICING PROCEDURES

Under each servicing agreement, the related servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the financed student loans. Each servicer is obligated to perform all services and duties customary to the servicing of financed student loans, including all collection practices, and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the guarantee agreements, private loan programs and all other applicable federal and state laws.

The duties of the servicer include:

- collecting and depositing all payments with respect to the financed student loans, including any guarantee payments, interest subsidy payments and special allowance payments;

-    responding to inquiries from borrowers on the financed student loans;

-    investigating delinquencies; and

- sending out statements, payment coupons and tax reporting information to borrowers.

In addition, the servicer will keep ongoing records with respect to these financed student loans and collections on these loans and will furnish monthly and annual statements to the related indenture trustee with respect to this information, under the customary standards and as otherwise required in the indenture.

A servicer's failure to properly service financed student loans or otherwise to comply may result in the refusal of the United States Department of Education to make reimbursement payments to a guarantee agency on these loans or in a guarantee agency's refusal to honor its guarantee or make a guarantee payment on these loans to the issuer and/or in the limitation, suspension or termination of the servicer's eligibility to contract to service financed student loans.

SERVICER COVENANTS

In each servicing agreement, the related servicer covenants that:

          (1) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the financed student loans, maintain in effect all qualifications required to service the financed student loans and, if applicable, comply in all material respects with all requirements of law in connection with servicing the financed student loans; and

          (2) it will not permit any rescission or cancellation of a financed student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the issuer.

Following the discovery by or notice to the servicer of a breach of any obligations with respect to any financed student loan that results in the failure of a guarantee agency to make a guarantee payment, the servicer is

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

obligated to purchase that financed student loan and reimburse the issuer for specific payments, all on the terms of the applicable servicing agreement. The servicer's purchase and reimbursement obligations are contractual obligations under the servicing agreement that may be enforced against the servicer, but the breach of contractual obligations will not constitute an event of default under the notes.

SERVICING COMPENSATION

Each servicer will be paid a servicing fee for the servicing of the financed student loans. The servicing fee is payable out of available funds as part of the program operating expenses.

The servicing fee is intended to compensate the servicers for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the financed student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the administrator. The servicing fee also will reimburse the servicers for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the financed student loans.

The financed student loans will be serviced by servicers as may be selected by the master servicer from time to time, subject to the approval of the rating agencies, and servicers may be replaced or added from time to time by the master servicer. Information regarding the initial servicers of student loans relating to each series of notes may be found in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES

The notes are payable solely from the assets of a trust. A separate trust will be established for each issuance of notes under an indenture entered into in connection with that issuance of notes. The notes of any series will be issued under the terms of an indenture. Each indenture will be substantially in the form filed as an exhibit to the registration statement of which this prospectus is part. The following description is a summary of the material terms of the notes as described in the indenture. It does not restate the entire indenture. We urge you to read the indenture because it, not this description, defines your right as holders.

It is expected that each series of the notes will initially be represented by one or more notes registered in the name of the nominee of DTC. Notes generally will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form. The authorized denominations of each series of notes in an issuance will be set forth in the related prospectus supplement. The issuer has been informed by DTC that DTC's nominee will be Cede & Co. Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no holder will be entitled to receive a physical certificate representing his note. All references in this prospectus or in the accompanying prospectus supplement to actions by holders refer to actions taken by DTC on instructions from its participating organizations and all references to distributions, notices, reports and statements to holders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for distribution to holders under DTC's procedures. See "-- Book-entry Registration" and "--Definitive Notes."

Each series of notes will evidence the interests specified in the related prospectus supplement, which may:



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          (1)  include the right to receive payments allocable only to principal, only to interest or to any combination of principal and interest;

          (2) include the right to receive payments only of prepayments of principal during the lives of the notes or during specified periods;

          (3) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments or principal, interest or any combination to one or more other series of notes and any exchange counterparties under any senior exchange agreement, during the lives of the notes or during specified periods or may be subordinated with respect to some losses or delinquencies;

          (4) include the right to receive payments only after the occurrence of events specified in the prospectus supplement;

          (5) include the right to receive payments under a schedule or formula or on the basis of collections from designated portions of the assets in the related trust;

          (6) include, as to notes entitled to payments allocable to interest, the right to receive interest at a fixed rate or an adjustable rate;

          (7) include the right to have interest accrue but not be paid until the occurrence of a specified event or the passing of time; and

          (8) include, as to notes entitled to payments allocable to interest, the right to payments allocable to interest only after the occurrence of events specified in the related prospectus supplement.

One or more series of notes of a trust may be subordinated to other series of notes of that trust. Principal payments on any subordinate notes generally will not begin until the related senior notes are paid. In addition, interest payments on any distribution date on subordinate notes generally will be made only after each related series of senior notes has received its interest entitlement on that distribution date and after each senior exchange payment to be made under a senior exchange agreement, if any, is made, and sometimes will be made only after each related series of senior notes has received its principal distribution amount on the distribution date. See "-- Payment of Available Funds" and "Security for the Notes -- The Trust Assets." The specific terms of any senior notes and subordinate notes in an issuance will be described in the related prospectus supplement.

PAYMENT OF AVAILABLE FUNDS

On each distribution date with respect to an issuance of notes, moneys in the related collection account will be disbursed by the related indenture trustee from available funds for each collection period as set forth in the related prospectus supplement.

Available funds for each issuance of notes means, with respect to any collection period, the excess of:

          (A) the sum, without duplication, of the following amounts with respect to any collection period:

               (1) all collections received by the indenture trustee on the financed student loans during the collection period (including any guarantee payments (including payments received from



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                    any guarantor or escrow fund under any private loan program)
                    received with respect to the financed student loans);

               (2) any payments, including without limitation interest subsidy payments and special allowance payments, received by the eligible lender trustee on the financed student loans during the collection period;

               (3) all proceeds from any sales of financed student loans during the collection period;

               (4) any interest payments received by the indenture trustee during the collection period with respect to a financed student loan for which a realized loss was previously allocated;

               (5) the aggregate purchase amounts received for those financed student loans purchased by the indenture trustee during the related collection period;

               (6) the aggregate amounts, if any, received from the issuer or the indenture trustee as reimbursed of non-guaranteed or uninsured interest amounts (which shall not include, with respect to financed FFELP loans, the portion of the interest amounts for which the guarantee agency did not have an obligation to make a guarantee payment), or lost interest subsidy payments and special allowance payments, with respect to the financed student loans;

               (7)  counterparty exchange payments;

               (8)  advances received;

               (9)  investment earnings for the collection period; and

               (10) any other sums identified in the related prospectus
                    supplement over (B) amounts received by the issuer in connection with balance reconciliations required by virtue of student loan consolidations for the collection period;

          (B)  provided, however, that available funds will exclude:

               (1) all payments and proceeds of any financed student loans the purchase amount of which has been included in available funds for a prior collection period, which payments and proceeds will be paid to the issuer;

               (2) amounts used to reimburse the depositor for advances or any other amounts advanced by the depositor on a voluntary basis with respect to guarantee payments (including payments from any guarantor or escrow fund under any private loan program) or interest subsidy payments applied for but not received as of the end of the collection period immediately preceding the date the advance is made;

               (3) payments by a bond insurance company or other surety, credit enhancer or guarantor who is obligated to pay debt service on a particular series of notes; and

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

               (4)  amounts which are paid to the issuer under the indenture.

Prior to making payments to the note payment account established under the indenture, the indenture trustee will, as described in the prospectus supplement for a series, transfer from the collection account established under the indenture to the expense account funds to pay the program expense requirement calculated as of each distribution date. On each distribution date for a series of notes (other than those relating to accrual notes during the related accrual period), the indenture trustee will, subject to the amount of available funds, transfer from the collection account to the note payment account the holders' interest distribution amount for the series and any related issuer exchange payment including an early termination payment as a result of a default by the issuer, as described in the related prospectus supplement. For each distribution date during the related accrual period relating to a series of accrual notes, the related holders' interest distribution amount will be added to the principal amount of the series of notes and any related issuer exchange payment including an early termination payment as a result of a default by the issuer will be transferred to the note payment account. On each distribution date when a principal distribution is to be made on the notes, the indenture trustee will, subject to the amount of available funds, transfer from the collection account to the note payment account an amount equal to the appropriate holders' principal distribution amount, as described in the related prospectus supplement. The order and priority and timing for payment of interest, principal distributions and issuer exchange payments as between each series of senior notes and senior exchange agreements and each series of subordinate notes and subordinate exchange agreements in an issuance will be described in the related prospectus supplement for the issuance.

Following the payment of all required amounts due on the notes on any distribution date (and deposit of any required amounts in any reserve fund), the indenture trustee will, as provided in the prospectus supplement for a series, transfer from the collection account to the note payment account, to the extent of available funds, the parity percentage payments, if any, to be made on each distribution date. If any available funds are available after the transfer, the indenture trustee will, as provided in the prospectus supplement for a series, transfer from the collection account to the note payment account, to the extent of available funds any carryover interest.

Following the payment of all required amounts as described above, the indenture trustee will, as provided in the prospectus supplement for a series, transfer from the collection account to an exchange counterparty the amount, if any, owed an exchange counterparty in respect of an early termination payment or damages for early termination other than an early termination resulting from a default by the issuer under any exchange agreement.

On each applicable distribution date as described in the related prospectus supplement, if and to the extent specified in the related prospectus supplement, the indenture trustee will, after making all required transfers to the expense account, note payment account, the reserve fund and to any exchange counterparties as described above, transfer to the excess surplus account established under the indenture any remaining available funds. Any amounts withdrawn by the issuer from the excess surplus account will not be available to make payments on the notes. See "The Indentures -- Funds and Accounts."

On each distribution date, the indenture trustee will pay to the holders of the applicable series as of the related record date and any related exchange counterparties all amounts transferred to the note payment account as set forth above and in the related prospectus supplement.

However, if:

         (a) the outstanding principal amount of all senior notes issued under the indenture would exceed the sum of the related pool balance plus the aggregate balance on deposit in the funds and accounts under the indenture (exclusive of the balance of the student loan portfolio fund) at the end of the immediately preceding collection period less all distributions to be made on the distribution date, or

         (b) a payment event of default has occurred (but prior to the acceleration of the maturity of the notes issued under the indenture),

then, until the applicable conditions described in clauses (a) and (b) above no longer exist, holders of subordinate notes issued under the indenture will not be entitled to any payments of principal or interest and no subordinate issuer exchange payments will be made. As long as any related senior notes are outstanding, any deferral in the payment of principal or interest on the subordinate notes or in the payment of subordinate issuer exchange payments (except on the legal final maturity of a related series of subordinate notes) will not constitute an event of default under the indenture.

INTEREST

Interest Accrual Period

Interest will accrue on the principal balance of each series of notes at a rate (calculated as provided below or in the related prospectus supplement) equal to the related series interest rate. The first interest period will begin on the closing date on which the related series was issued under the related prospectus supplement for periods consisting of:

     TYPE OF NOTE                           INTEREST ACCRUAL PERIOD

     LIBOR rate notes                                generally a one-month or three-month period
                                                     beginning and ending on the dates in the
                                                     related prospectus supplement

     auction rate notes                              the period set forth in the related prospectus
                                                     supplement

     fixed rate notes or notes accruing              the period set forth in the related prospectus
     interest based on some other method             supplement


Interest on each series of notes will be payable to the applicable holders on the distribution dates described in the applicable prospectus supplement.

Generally, the series interest rate on each series of notes will equal the lesser of:

     (1)  the interest rate and applicable margin, if any, or

     (2) a cap specified in the related prospectus supplement; as long as it will not exceed the net loan rate for the series, if any, when it is required to be determined.

If on any interest determination date, an auction for a series of auction rate notes is not held, then the series interest rate for this series of notes will be the net loan rate or another rate under the applicable prospectus supplement. The series interest rate on each series of notes bearing interest based on a method other than LIBOR rate, Treasury bill rate index or auction rate will be described in the related prospectus supplement.

For auction rate notes, the issuer may, from time to time, change the length of one or more auction periods to conform with then current market practice or accommodate other economic or financial factors that may affect the length of the auction period or any series interest rate. An auction period adjustment will not cause an auction period to be less than 7 days nor more than one year and will not be allowed unless the conditions described in the auction procedures in an appendix to the related prospectus supplement are satisfied. If an auction period adjustment is made, the intervals between distribution dates will be adjusted accordingly.

Payment of Interest

Payments of interest will be made on each applicable distribution date, as specified in the accompanying prospectus supplement. Interest payments may include interest accrued during one or more interest accrual periods. Interest payments on the notes generally will be funded from available funds and advances (and, when applicable, amounts on deposit in any reserve fund, capitalized interest account or other account as described in a prospectus supplement) remaining after the deposit of the program expense requirement in the expense account, as specified in the related prospectus supplement. If provided in the related prospectus supplement, if sufficient funds are not available to pay the applicable series interest rate on a distribution date, this shortfall will be paid from draws on the applicable forms of credit enhancement as described in the related prospectus supplement. If this is the case, interest payments on subordinate notes and subordinate issuer exchange payments may be deferred or otherwise affected in some circumstances. As long as any related senior notes are outstanding, any deferral in the payment of interest on the subordinate notes (except on the legal final maturity of any subordinate notes) or in the payment of subordinate issuer exchange payments will not constitute an event of default under the related indenture.

Carryover Interest

If under a prospectus supplement, interest at the formula rate for any series of notes for any interest accrual period exceeds the net loan rate, carryover interest consisting of the excess interest, together with interest on the notes at the applicable formula rate will be paid on subsequent distribution dates only to the extent funds are available after other required payments on the notes. Carryover interest will continue to be so payable although the principal amount of the applicable series is paid until:

          (1) no notes issued under the related indenture remain outstanding, and

          (2) the balances in the funds and accounts relating to the notes are zero.

The ratings of the applicable series of notes do not address the likelihood of payments of carryover interest. Any reference to interest in this prospectus or the applicable prospectus supplement excludes carryover interest.

PRINCIPAL

All payments of principal of notes of a series will be made in an aggregate amount determined as set forth in the related prospectus supplement and will be paid at the times and will be allocated among the series of notes in an issuance in the order and amounts, all as specified in the related prospectus supplement. Principal will be paid to the holders of any series of notes pro rata within each maturity of notes in that series, as described in the related prospectus supplement.

Several series of notes may be issued by a trust under an indenture. Any issuance of notes may contain one or more series of senior notes that will get paid principal and interest before any series of subordinate notes or any exchange counterparties under any subordinate exchange agreement. If this happens, then the series of subordinate notes may receive limited or no payments of principal until each related series of senior notes and other parties with a higher payment priority have been paid as explained in the applicable prospectus supplement.

The aggregate outstanding principal amount of each series of notes will be payable in full on the distribution date identified in the related prospectus supplement. The actual date on which the aggregate outstanding principal and accrued interest of any series of notes are paid may be, and in some cases will be expected to be, earlier than its legal final maturity, based on a variety of factors, including those described under "Maturity and Prepayment Considerations."

DETERMINATION OF LIBOR

Under the related prospectus supplement for a series of LIBOR rate notes, for each interest accrual period after the initial interest accrual period, the calculation agent will determine the applicable LIBOR rate for purposes of calculating the series interest rate on the LIBOR rate notes for each given interest accrual period on the date which is two London banking days preceding the commencement of each interest accrual period. London banking day means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

LIBOR means the rate equal to the rate at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the interest determination date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest .01%) of these offered rates. If fewer than two quotations appear, LIBOR for the interest accrual period will be determined at approximately 11:00 A.M., London time, on the interest determination date. LIBOR will be based on the rate at which deposits in a principal amount of not less than U.S. $1,000,000 in United States dollars having a particular maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent. These rates will be representative for a single transaction in the market at this time. The calculation agent will request the principal London office of each representative bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest .01% of the offered rates). If fewer than two quotations are provided, LIBOR for the interest accrual period will be the arithmetic mean (rounded to the nearest .01%) of the rates quoted at approximately 11:00 A.M., New York City time on the interest determination date by three major banks in New York, New York selected by the calculation agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to not less than U.S.

$1,000,000, this amount being representative for a single transaction in the market at this time. If the banks selected are not quoting, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period.

DETERMINATION OF THE TREASURY BILL RATE INDEX

Under the related prospectus supplement for a series of Treasury bill rate notes for each interest accrual period after the initial interest accrual period, the calculation again will determine the Treasury bill rate index for purposes of calculating the series interest rate on each series of Treasury bill rate index notes for each given interest accrual period on the related interest determination date.

Treasury bill rate index means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks sold at the most recent 91-day Treasury bill auction prior to this date, as reported by the U.S. Department of Treasury. If the results of the auctions of 91-day Treasury bills cease to be reported as provided above, or that no auction is held in a particular week, then the Treasury bill rate index in effect as of the last publication or report will remain in effect until the results of auctions of 91-day Treasury bills are reported or an auction is held, as the case may be. The Treasury bill rate index will be subject to a lock-in period.

DETERMINATION OF AUCTION RATE

Under the related prospectus supplement for a series of auction rate notes for each interest accrual period after the initial interest accrual period, the auction rate for each series of auction rate notes will be determined by the auction agent under the auction procedures described under the heading "Auction Procedures" in the related prospectus supplement on each interest determination date for each interest accrual period.

If you are the holder of an auction rate note, the possible results of an auction may be:

     - you submit an order to hold your note at any rate, so you will continue to hold the note and will be notified of the interest rate after the auction; or

     - you submit an order to hold your note at a specified interest rate, so if the rate set by the auction is equal to or higher than the rate you specified you will continue to hold your note at that rate and if the rate is lower you will have sold your note in the auction; or

     - you submit an order to sell your note and your note is sold at the auction.

If there are ever insufficient buy orders and the auction is not successful, holders may not be able to sell their notes in the auction and the interest rate for the next auction period will be the lower of the net loan rate and the maximum auction rate.

If you are not a current holder and wish to purchase notes in an auction, or are a current holder and wish to purchase additional notes, the basic outcomes of an auction are:

     - you submit an order to buy at a specified rate and the interest rate set in the auction is equal to or higher than the rate you specified, so you will have purchased the note and the interest rate will be the rate set by the auction; or

     - you submit an order to buy at a specified rate and the interest rate set in the auction is lower than the rate you specified, so your bid order will be unsuccessful.

The outcomes described might vary slightly, as described under "Auction Procedures," in the related prospectus supplement as when only part of an order can be filled from available notes or if an auction is not successful.

AUCTION PROCEDURES

Any issuance of notes may contain one or more series of auction rate notes. This discussion summarizes some procedures that will be used in determining the interest rates on the auction rate notes. If any auction rate notes are issued, the related prospectus supplement will contain a more detailed description of these procedures. Prospective investors in the auction rate notes should read carefully the following summary, along with the more detailed description in the related prospectus supplement.

The interest rate on each series of auction rate notes will be determined periodically (generally, for periods ranging from seven days to one year) by means of a dutch auction. In this dutch auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate notes the investors wish to buy, hold or sell at various interest rates or at any rate. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. The indenture trustee pays the auction agent fee from the program operating expenses.

In the auction procedures, the following types of orders may be submitted:

         (1) bid/hold orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its auction rate notes for the upcoming interest period (which can also be an order to hold regardless of the upcoming interest rate);

         (2) sell orders - an order by a current investor to SELL a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

         (3) potential bid orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate notes) is willing to accept in order to BUY a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes of the applicable series, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

Example of Auction

In connection with each auction, auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the auction rate notes.

         (a)      Assumptions:

                  1.     Denominations (units) = $50,000
                  2.     Interest period = 28 Days
                  3.     Principal amount outstanding = $25 million (500 units)

         (b)      Summary of All Orders Received For The Auction

                 BID/HOLD ORDERS         SELL ORDERS       POTENTIAL BID ORDERS

                10 units at 2.90%       50 units Sell       20 units at 2.95%
                30 units at 3.02%       50 units Sell       30 units at 3.00%
                60 units at 3.05%      100 units Sell       50 units at 3.05%
                100 units at 3.10%                          50 units at 3.10%
                100 units at 3.12%                          50 units at 3.11%
                                                            50 units at 3.14%
                                                            100 units at 3.15%


Total units under existing bid/hold orders and sell orders must always equal issue size (in this case 500 units).

         (c)      Auction Agent Organizes Orders In Ascending Order

   Order         Number        Cumulative                    Order         Number        Cumulative
  Number        of Units     Total (Units)       %          Number        of Units     Total (Units)        %
     1           10(W)             10          2.90%           7           100(W)           300           3.10%
     2           20(W)             30          2.95%           8            50(W)           350           3.10%
     3           30(W)             60          3.00%           9            50(W)           400           3.11%
     4           30(W)             90          3.02%          10           100(W)           500           3.12%
     5           50(W)            140          3.05%          11            50(L)                         3.14%
     6           60(W)            200          3.05%          12           100(L)                         3.15%


------------------------------

(W) Winning Order
(L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest accrual period. Multiple orders at the winning rate are allocated units on a pro rata basis. In any case, the interest rate will never exceed the lesser of the net loan rate or the maximum auction rate.

The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In some circumstances, there may be insufficient potential bid orders to purchase all the auction rate notes of the applicable series offered for sale. In these circumstances, the interest rate for the upcoming interest accrual period will equal the lesser of the net loan rate and the maximum auction rate. Also, if all the auction rate notes of the applicable series are subject to hold orders (i.e., each holder of a series of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate) the interest rate for the upcoming interest accrual period will equal the lesser of the net loan rate and the rate at which all investors are willing to hold the series of auction rate notes.

CREDIT ENHANCEMENT

The amounts and types of credit enhancement arrangements and the provider, if applicable, with respect to any issuance or series of notes will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of notes may cover one or more other series of notes, and may be exhausted for the benefit of a particular series and afterwards be unavailable to the other series. More information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

Reserve Fund

A reserve fund may be created with respect to any series of notes, and on each closing date the depositor may deposit cash or eligible investments in an amount, if any, equal to or less than the specified reserve fund balance identified in the related prospectus supplement. The issuer and the indenture trustee may establish accounts in the reserve fund and subaccounts within these accounts. The reserve fund may be added to on some distribution dates, as explained in the related prospectus supplement, by deposit of any funds necessary to make the balance of the reserve fund equal to the specified reserve fund balance from the amount of available funds remaining after making all required distributions. Also, if amounts were transferred from the reserve fund to cover a realized loss on a financed student loan, any subsequent payments of principal received on or with respect to that financed student loan will be deposited into the reserve fund or, if provided in the related prospectus supplement, applied as an additional principal distribution. Amounts on deposit in the reserve fund exceeding the specified reserve fund balance will be distributed as explained in the related prospectus supplement.

A reserve fund is intended to enhance the likelihood of timely receipt by the holders of the full amount of interest due them on each distribution date and principal due them on the legal final maturity of the related notes or a date when the related notes are to be redeemed in whole and to decrease the likelihood that the holders will experience losses. In some circumstances, however, a reserve fund could be depleted. Also, amounts otherwise required to be deposited into a reserve fund may, with the consent of any provider of credit enhancement for the related series of notes be applied as additional principal distributions on the related series of notes. If the amount required to be withdrawn from a reserve fund to cover shortfalls in the amount of available funds exceeds the amount of cash in the reserve fund, a temporary shortfall in the amount of principal and interest distributed to the holders could result. This shortfall could increase the average life of the notes. Amounts on deposit in a reserve fund other than amounts in excess of the related specified reserve fund balance will not be available to cover any aggregate unpaid carryover interest.

Subordination

The rights of the holders of a series of notes may be subordinated to the rights of more senior holders and to exchange counterparties under any senior exchange agreement, as described in this prospectus and the related prospectus supplement. In some instances, the rights of the holders of a series of notes also may be subordinated to the rights of holders of other subordinate notes, and to exchange counterparties under any subordinate exchange agreement, as described in this prospectus and the related prospectus supplement.

Surety Bonds

A surety bond with respect to one or more series of notes may be obtained by the issuer in favor of the indenture trustee solely on behalf of the holders of the related issuance. As provided below or in a prospectus supplement, a surety bond may provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related series of notes; if that surety bonds will not ensure payment of any carryover interest.

The amount required to be paid to the issuer of each surety bond will be described in the applicable prospectus supplement.

Other Forms of Credit Enhancement

If specified in the related prospectus supplement, credit enhancement for any issuance or series of notes may also include overcollateralization, letters of credit, liquidity facilities, interest rate cap agreements, exchange agreements, currency swap agreements, insurance policies, spread accounts, one or more series of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees. The credit enhancement for any series of notes may be structured to provide protection against delinquencies and/or losses on the financed student loans, against changes in interest rates, or other risks, under the conditions specified in the related prospectus supplement. Any form of credit enhancement will have some limitations and exclusions from coverage, which will be described in the related prospectus supplement.

BOOK-ENTRY REGISTRATION

The description which follows of the procedures and record keeping with respect to beneficial ownership interests in a series of notes, payment of principal of and interest on the notes to DTC participants, Cedel participants and Euroclear participants or to purchasers of the notes, confirmation and transfer of beneficial ownership interests in the notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC participants, Cedel participants, Euroclear participants and note owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the issuer, the depositor, the administrator, the master servicer or the underwriters.

Holders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if the holders are participants of these systems, or indirectly through organizations that are participants in these systems.

DTC will hold the global notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel participants and the Euroclear participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

DTC management is aware that some computer applications, systems, and the like for processing dates that are dependent on calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed the industry, which consists of its participants and other members of the financial community, that it has developed and is implementing a program so that its computer systems, as they relate to DTC services such as the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent on other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress on them the importance of these services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to its participants and other members of the financial community by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Transfers between DTC participants will occur under DTC rules. Transfers between Cedel participants and Euroclear participants will occur in the ordinary way under their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC under DTC rules on behalf of the relevant European international clearing system by its depository. The cross-market transactions will, however, require delivery of instructions to the relevant European international clearing system by the counterparty in this system under its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Cedel participant or Euroclear participant on this business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the notes, see Appendix A.

Day traders that use Cedel or Euroclear and that purchase the globally offered new notes from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

A buyer may purchase notes under the DTC system only by or through DTC participants. DTC participants will receive a credit for the notes on DTC's records. The ownership interest of each actual owner of a note is in turn to be recorded on the DTC participants' and indirect participants' records. Note owners will not receive written confirmation from DTC of their purchase, but note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the note owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of note owners. Note owners will receive certificates representing their ownership interest in notes, only if use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts these notes are credited, which may or may not be the note owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to note owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached to the proxy).

The indenture trustee will make principal and interest payments on the notes to DTC. DTC's practice is to credit DTC participants' accounts on the applicable distribution date under their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by DTC participants to note owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. The indenture trustee is responsible for payment of principal and interest to DTC. DTC is responsible for disbursement of these payments to DTC participants. DTC participants and indirect participants are responsible for disbursement of these payments to note owners.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the issuer or the indenture trustee. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. The issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive notes will be delivered to holders. See "Definitive Notes."

Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in numerous currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is regulated by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the initial purchasers of any series of new notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, and Societe Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Societe Cooperative. The Societe Cooperative Board establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers of any series of notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

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The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Thus, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. The Terms and Conditions together with the Operating Procedures govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions and Operating Procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Euroclear operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator equal to the amount of interests in securities credited to their accounts. If the Euroclear operator becomes insolvent, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with these interests in securities on the Euroclear operator's records, all Euroclear participants having an amount of interests in securities of this type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with these interests in securities on its records.

Distributions with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants under the relevant system's rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting under relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Cedel participant or Euroclear participant only under its relevant rules and procedures and subject to its depository's ability to effect the actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Neither the issuer, the underwriters nor the indenture trustee will have any responsibility or obligation to participants, to indirect participants or to any note owner with respect to:

(1) the accuracy of any records maintained by DTC, Cedel or Euroclear, any participant or any indirect participant;

(2) the payment by DTC or any participant or any indirect participant of any amount with respect to the principal and purchase price of, or interest or carryover interest, if any, on the notes;

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

(3) any notice which is permitted or required to be given to note owners under the indenture;

(4) the selection by DTC or any direct or indirect participant of any person to receive payment in the event of a partial distribution of principal of the new notes; or

(5)  any consent given or other action taken by DTC as note owner.

In reading this prospectus, you should understand that while the notes are in book-entry system, references in other sections of this prospectus to holders includes the person for whom the participant acquires an interest in the notes, but (1) owners of the notes must exercise all rights of ownership through DTC and the book-entry system and (2) the issuer and the indenture trustee will give notices that are to be given to holders only to DTC.

DEFINITIVE NOTES

If set forth in the accompanying prospectus supplement, notes of any series will be issued in fully registered, certificated form to note owners or their nominees rather than to DTC or its nominee, if:

(1) the issuer advises the indenture trustee for the series of notes in writing that DTC is no longer willing or able to discharge its responsibilities as depository for the series of notes, and the issuer is unable to locate a qualified successor;

(2) the issuer, at its option, advises the indenture trustee for the series of notes in writing that it elects to terminate the book-entry system through DTC or successor securities depository; or

(3) after the occurrence of an event of default under an indenture, holders representing not less than 50% of the outstanding principal balance of the directing notes advise the indenture trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interest of the holders, or as set forth in the prospectus supplement.

On the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will cause DTC to notify all DTC participants of the availability through DTC of definitive notes. On surrender by DTC of the definitive certificate representing the notes and instructions for registration, the indenture trustee will issue the notes as definitive notes, and afterwards the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

Distribution of principal of and interest on the notes will be made by the indenture trustee directly to holders of definitive notes under the procedures set forth in the related indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes), will be made only on presentation and surrender of the note at the office or agency specified in the notice of final distribution to holders. The indenture trustee will provide the notice to registered holders prior to the distribution date on which it expects the final distributions to occur.

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

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charges will be imposed for any registration of transfer or exchange.

LIST OF HOLDERS

By written request to the related indenture trustee, a holder may obtain the list of all holders of notes issued under the related indenture as maintained by the indenture trustee for the purpose of communicating with other holders regarding their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting holder access to the list of holders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting holder, to all holders of notes issued under the related indenture.

REPORTS TO HOLDERS

For each trust, on the dates as set forth in the related prospectus supplement, the indenture trustee will provide to the rating agencies and applicable holders of record as of the related record date, a statement setting forth at least the following information regarding the notes with respect to the preceding collection period or collection periods:

      (1) if applicable for a series of notes, the principal factor for each series of notes;

      (2) the amount of the payment allocable to principal of each series of notes;

      (3) the amount of the payment allocable to interest on each series of notes in the related issuance together with the interest rates applicable (indicating, whether the interest rates are based on the formula rate or on the net loan rate with respect to each series of notes, and specifying what each interest rate would have been if it had been calculated using the alternate basis);

      (4) the amount of the payment, if any, allocable to any carryover interest for one or more series of notes, together with the outstanding amount, if any, after giving effect to any distribution;

      (5) the pool balance for the related trust as of the close of business on the last day of the preceding collection period;

      (6) the aggregate outstanding principal amount of each series of notes as of the applicable distribution date after making distributions allocated to principal on the applicable distribution date;

      (7) the estimated amount to be allocated to program operating expenses on the upcoming distribution date;

      (8) the amount of the aggregate realized losses, if any, for the preceding collection period and the aggregate amount, if any, received (stated separately for interest and principal) during the collection period relating to financed student loans in the related trust for which a realized loss was previously allocated;

      (9) the amount of the distribution attributable to amounts in any reserve fund, acquisition fund, pre-funding account or other account identified in the related prospectus supplement, the amount


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            of any other withdrawals from these funds or accounts for the related distribution date, the balance of these funds or accounts on the distribution date, after making changes in these funds or accounts on the distribution date, the then applicable parity percentage, and the amount of the distribution, if any, attributable to parity percentage payments;

      (10) the aggregate amount, if any, paid for financed student loans purchased from the related trust during the preceding collection period;

      (11) the following information as reported to the indenture trustee by the issuer or servicer: the number and principal amount of financed student loans, as of the end of the preceding collection period, that are:

            (a)   31 to 60 days delinquent,

            (b)   61 to 90 days delinquent,

            (c)   91 to 120 days delinquent,

            (d)   more than 120 days delinquent and

            (e) for which claims have been filed with the appropriate guarantee agency, guarantor or escrow fund and which are awaiting payment; and

      (12) any other information specified in the related prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the indenture, the indenture trustee will mail to each person who at any time during the calendar year was a holder and received any payment, a statement containing some information for the purposes of the holder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

                                   REDEMPTION

Each series of notes may be subject to optional or mandatory redemption and optional and mandatory tender in whole or in part. Each prospectus supplement will set forth various information with respect to the redemption provisions for each series of notes.


                             SECURITY FOR THE NOTES

THE TRUST ASSETS

Each issuance of notes, together with all related exchange agreements and carryover interest, if any, on these notes are secured by and payable solely from the assets of the related trust. The property of each trust includes:

            -     all available funds derived from amounts in that trust;





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


            - the balances of all funds and accounts established under the related indenture, whether derived from proceeds of sale of the notes, from available funds, or from any other source;

            - all rights of the issuer and the related eligible lender trustee in and to the financed student loans, the guarantee agreements with respect to the financed student loans (including any agreements with a guarantor or relating to an escrow fund under a private loan program);

            -     any spread guaranty agreement;

            - the eligible investments, any exchange agreement and any exchange counterparty guarantee, the student loan purchase agreements, the master servicing agreement and the servicing agreements with respect to financed student loans, including all rights of the issuer under the warranties of each seller, master servicer or servicer, as the case may be; and

            -     any proceeds from the above.

Any subordinate notes in a trust will be secured on a basis junior and subordinate to any senior notes in the trust.

To secure payment of principal, interest and carryover interest, if any, on an issuance of notes and payment of any related issuer exchange payment, the issuer and each eligible lender trustee in the related indenture, subject to the lien of the indenture trustee and each eligible lender trustee, each grants a first priority perfected security interest in, and pledges and assigns to the related indenture trustee all of the issuer's and the eligible lender trustee's rights in, the related trust for the equal and ratable benefit:

    FIRST, of the holders of the senior notes issued under the indenture and the exchange counterparties under any related senior exchange agreement subject to the provisions of the indenture permitting their application for the purposes and on the terms and conditions set forth in the indenture, and

    SECOND, to the holders of any subordinate notes issued under the indenture and the exchange counterparties under any related subordinate exchange agreement.

Because the payment obligations of the issuer under any senior exchange agreements would be on a parity with payment of the senior notes, an event of default with respect to the senior exchange agreements could result in an event of default causing the acceleration of the notes and other potentially adverse effects on the payment of the notes.

Each indenture provides for the above-described pledge of and grant of a lien on and security interest in the related trust; however, this pledge, lien or security interest will only be effective to the extent that:

            (1) the trust consists of assets as to which a pledge, lien or security interest can be created or perfected under law by either:

                  (a) the due filing of appropriate Uniform Commercial Code financing statements, or

                  (b) the related indenture trustee's possession or constructive possession of assets;

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

            (2) either the filing or the possession is sufficient under law to create and continue a pledge, lien or security interest which is prior to all other pledges, liens or security interests; and

            (3) either act of filing or act of possession, as applicable, has in fact been taken by the related indenture trustee.

In order to create, perfect and maintain a security interest in the related trust, the indenture trustee intends:

            (1) to file appropriate duly executed financing statements (including continuation statements) with respect to the applicable trust among the appropriate records maintained by the appropriate state and local filing officers under the applicable Uniform Commercial Code;

            (2) to possess or to constructively possess through bailees those assets in the applicable trust as to which a pledge, lien or security interest may be created and perfected by possession; and

            (3) to take or cause to be taken any and all other action necessary to create or perfect the pledge of, lien on or security interest in the applicable trust.

EXCHANGE AGREEMENTS

Under an indenture, the issuer will have the right to enter into one or more interest rate exchange agreements with one or more exchange counterparties. Any exchange counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a rating agency. Payments by the issuer under exchange agreements may be on a parity with any senior or subordinate notes issued under the indenture. If the issuer enters into one of these agreements with an exchange counterparty, the exchange counterparty will agree to pay the related indenture trustee on each applicable distribution date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any series of notes issued under the indenture. The issuer will agree to pay on each applicable distribution date to the exchange counterparty, a fixed or variable exchange rate on the notional amount. The issuer expects that any exchange agreement will provide that the payment obligations of the issuer and an exchange counterparty to each other will be netted on the distribution date and only one payment will be made by one party to the other. Any payment from an exchange counterparty to the indenture trustee under the exchange agreement will be deposited to the collection account.

When the exchange rate being paid by the exchange counterparty is greater than the exchange rate being paid by the issuer, the indenture trustee's ability to make principal and interest payments on the notes will be affected by the exchange counterparty's ability to meet its net payment obligation to the indenture trustee. In addition, under some circumstances, the failure by the issuer to make an issuer exchange payment may constitute an event of default. See "Risk Factors" in the applicable prospectus supplement and "The Indentures -- Events of Default" in this prospectus. Each indenture requires that, prior to the date that the issuer enters into an exchange agreement, the issuer must obtain written evidence from each rating agency rating any of the notes issued under the indenture that the execution and delivery of the exchange agreement will not adversely affect a rating agency's rating on the notes.



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PROCEEDINGS AFFECTING ELIGIBLE LENDER TRUSTEE

The eligible lender trustee is a national banking association. The United States Bankruptcy Code would not apply to the eligible lender trustee because a national banking association cannot be a debtor under the United States Bankruptcy Code. However, the FDIC may be appointed as receiver for a national bank. Generally, to the extent that the indenture trustee has a valid and perfected security interest in the financed student loans, this security interest should be enforceable regardless of the insolvency of or the appointment of a receiver for the eligible lender trustee.

                                 THE INDENTURES

Each issuance of notes will be issued under a separate indenture entered into by and among the issuer, one or more eligible lender trustees and the related indenture trustee, as supplemented from time to time. Provisions applicable to, including but not limited to, any event of default under any indenture are not applicable to and will not constitute or cause an event of default under any other indenture.

The following is a summary of material provisions of each indenture. It does not restate the entire indenture. We urge you to read the indenture because it, not this description, defines your rights as holders. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus is part.

INDENTURE TRUSTEE

The indenture trustee for an issuance of notes will be the entity named in the related prospectus supplement. On the closing date for an issuance of notes, the issuer and the eligible lender trustee will pledge the financed student loans and other moneys received from the net proceeds of the notes to the indenture trustee under the related indenture. The indenture trustee may serve from time to time as an trustee under indentures or eligible lender trust agreements with the issuer or its affiliates relating to other issues of their securities. In addition, the issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with any indenture trustee and its affiliates

ELIGIBLE LENDER TRUSTEE

The eligible lender trustee for be the entity or entities named in the applicable prospectus supplement and will acquire and hold on behalf of the issuer legal title to all financed FFELP loans (and, if so provided in the related prospectus supplement, all financed private loans) acquired by the related trust under one or more related eligible lender trust agreements. The eligible lender trustee on behalf of the issuer will enter into a guarantee agreement with each of the guarantee agencies with respect to the financed FFELP loans. One or more additional eligible lender trustees may be added or substituted for one or more of the initial eligible lender trustees from time to time subject to some conditions described in the related Indenture. Each eligible lender trustee qualifies, or prior to taking title to the financed FFELP loans for which additional qualifications are necessary, will qualify, as an eligible lender and owner of financed FFELP loans for all purposes under the Higher Education Act and the guarantee agreements with respect to the financed FFELP loans. Failure of the financed FFELP loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect to financed FFELP loans. See "Description of the FFEL Program."

The issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with any eligible lender trustee and its affiliates.

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FUNDS AND ACCOUNTS

Each indenture will establish several funds and accounts to be held by the related indenture trustee for the benefit of the holders. Any funds and accounts to be established with respect to a trust, including any reserve fund, will be described in the related prospectus supplement. Each indenture will provide for the balances of these funds and accounts to be applied as described in the related prospectus supplement.

ACQUISITION FUND

An acquisition fund will be established for each trust. The issuer and the indenture trustee may establish accounts within the acquisition fund and subaccounts within these accounts. On the closing date for an issuance of notes, there will be deposited into the acquisition fund the amount specified in the related prospectus supplement. Moneys transferred to the acquisition fund shall be used to finance the initial financed student loans as described in the related prospectus supplement.

If a pre-funding account has been established with respect to a trust, on the closing date, the indenture trustee will make deposits to the related pre-funding account a portion of the proceeds of the notes as described in the prospectus supplement. From the related closing date until a specified date set forth in the related prospectus supplement, moneys in the pre-funding account will be applied by the indenture trustee as described in the related prospectus supplement for the financing by the issuer, directly or indirectly through the eligible lender trustee, of student loans. The financed student loans may include FFELP loans and/or private loans in the amounts as may be set forth in the indenture and satisfying any conditions imposed by the rating agencies and any provider of credit enhancement, if applicable. Any amounts remaining in the pre-funding account at the end of this pre-funding period will be distributed to the holders as an additional principal distribution.

The moneys to be applied from the acquisition fund or a pre-funding account for the financing of student loans will be:

            - the full remaining unpaid principal amount of these student loans that have been fully disbursed,

            - PLUS the full remaining unpaid principal amount of these student loans that have not been fully disbursed,

            - PLUS the amount of accrued and unpaid interest on the student loans payable by the borrowers,

            -     LESS a discount or plus a premium,

and when directed by the issuer:

            - PLUS reasonable transfer fees payable to or on behalf of the sellers with respect to the student loans under the applicable student loan purchase agreements,

            - PLUS any interest paid by the indenture trustee to a seller on the amount of principal and accrued interest on the student loans being financed, from the date of transfer of the student loans until the date funds are actually paid to the seller at an interest rate not to exceed the current yield on funds in the related expense account, in any case not exceeding the amount permitted by law, and

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

            -     LESS any accrued but unpaid interest on the student loans.

At the request of the issuer, moneys in the acquisition fund or a pre-funding account also may be applied for the financing, directly or indirectly through the eligible lender trustee, of student loans from the indenture trustee under another indenture of trust between the depositor or its affiliates and the indenture trustee or from the depositor or its affiliates for student loans financed by the depositor or its affiliates with funds not subject to an indenture of trust, in either case at a price not in exceeding the full remaining unpaid principal amount of the student loans, plus the amount of accrued and unpaid interest on the student loans payable by the borrowers, plus any unamortized premium and plus reasonable transfer fees not exceeding the amount permitted by law. In addition to any other requirements set forth for the use of proceeds from the acquisition fund or a pre-funding account, the issuer may only finance student loans serviced by servicers and guaranteed by guarantee agencies (including for this purpose any guarantor or escrow fund under a private loan program) that have been approved by each rating agency at the time of purchase.

On the date specified in the related prospectus supplement with respect to the acquisition fund, or at the end of the pre-funding period with respect to the pre-funding account, any portion of the balances of the acquisition fund or pre-funding account which is not, or which the issuer at any time determines cannot for any reason be, used to finance student loans shall, at the written direction of the issuer, be transferred to the collection account and used to pay principal.

STUDENT LOAN PORTFOLIO FUND

A student loan portfolio fund will be established for each trust. The issuer and the indenture trustee may establish accounts within the student loan portfolio fund and subaccounts within these accounts. All financed student loans in the related trust shall be included in the balances of that indenture's student loan portfolio fund, as described in the prospectus supplement. Financed student loans also may be applied:

            - as provided in the applicable student loan purchase agreements with respect to rejections and repurchases,

            -     as provided in the applicable servicing agreements,

            -     as provided for defeasance of the related indenture,

            - as required to obtain the benefits of a guarantee in case of default on the financed student loan, and

            - in connection with the consolidation of the financed student loan by the borrower.

The indenture trustee may permit the sale or exchange of financed student loans selected by the issuer in the student loan portfolio fund subject to any conditions imposed under the related indenture as set forth in the related prospectus supplement.

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COLLECTION FUND

The collection fund consists of specific accounts established for an issuance of notes as described in the related prospectus supplement. To the extent necessary or appropriate, the issuer and the indenture trustee may establish accounts within the collection fund and subaccounts within these accounts. The issuer will transfer, and will cause each seller and servicer under the applicable student loan purchase agreement and servicing agreement to transfer, all available funds received by it to the indenture trustee. The indenture trustee will, on receipt of any available funds, immediately deposit and credit these available funds to the collection fund as described in the related prospectus supplement.

Some issuances of notes may permit the application of principal payments or prepayments of financed student loans to be used for the financing of additional financed student loans for a specified period of time before the payments are distributed to the holders of the issuance.

Collection Account. A collection account will be established in the collection fund. On each applicable distribution date for a series of notes, moneys in the collection account will be disbursed by the indenture trustee from available funds for each collection period as set forth in the related prospectus supplement. The order and priority for moneys to be disbursed from the collection account will be described in the related prospectus supplement.

Capitalized Interest Account. A capitalized interest account may be established in the collection fund. On each applicable distribution date for a series of notes, funds in the capitalized interest account will be used to pay interest if there is a deficiency in the collection account prior to depleting the reserve fund. Any funds remaining in the capitalized interest account after a date specified in the related prospectus supplement will be deposited into the collection account.

Note Payment Account. A note payment account will be established in the collection fund. On each applicable distribution date for a series of notes, following the transfers to the note payment account from the collection account, the indenture trustee will distribute to the related holders as of the related record date and exchange counterparties, if any, the amounts transferred to the note payment account, together with any amounts transferred from any reserve fund and any advances, all as described in the related prospectus supplement.

Expense Account. An expense account will be established in the collection fund. Funds will be deposited into the expense account as described in the related prospectus supplement. Funds in the expense account will be applied to pay program operating expenses and costs of issuance, as described in the indenture.

Excess Surplus Account. An excess surplus account will be established in the collection fund. If and to the extent provided in the related prospectus supplement for a series of notes, on some distribution dates, any available funds remaining after all required distributions are made on the distribution date will be deposited to the credit of the excess surplus account. Amounts on deposit in the excess surplus account may be withdrawn by the issuer at any time on written request to the indenture trustee to be used for any lawful purpose; provided that after the withdrawal the parity percentage is at a specified level as set forth in the related prospectus supplement. Any available funds distributed to the issuer from the excess surplus account will not be available to make payments on the notes. Until withdrawal by the issuer, amounts on deposit in the excess surplus account, if provided in the related prospectus supplement, will be available for transfer by the indenture trustee to the reserve fund, if any, if, and to the extent that, a deficiency in the reserve fund remains after transfers from the collection account. The issuer may also direct in writing that the indenture


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trustee transfer amounts on deposit in the excess surplus account as described in the related prospectus supplement.

ADVANCES

If the issuer or the eligible lender trustee on behalf of the issuer has applied for a guarantee payment from a guarantee agency (including for this purpose a payment from a guarantor or escrow fund under a private loan program) or an interest subsidy payment or a special allowance payment from the Department of Education, and the issuer or the eligible lender trustee, as applicable, has not received the related payment prior to the end of the collection period immediately preceding the distribution date on which the amount would be required to be distributed as a payment of interest, the depositor may, no later than the third business day before the distribution date, deposit into the note payment account an amount up to the amount of these payments applied for but not received. The advances are recoverable by the issuer, first, from the source for which the advance was made and second, from payments received from the financed student loans. Funds used to reimburse the depositor for prior advances are excluded from available funds and, accordingly, repayment of advances have priority over all other payments under the related indenture. Neither the issuer nor the depositor will have any obligation, legal or otherwise, to make any advance, and a determination by the issuer or the depositor to make an advance will not create any obligation of the issuer or the depositor, legal or otherwise, to make any future advances.

INVESTMENT

Pending application of moneys in the funds and accounts under an indenture, the moneys will be invested in eligible investments. Eligible investments include the following:

            (1) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

            (2) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -     Export-Import Bank

                  -     Farm Credit System Financial Assistance Corporation

                  - Rural Economic Community Development Administration (formerly the Farmers Home Administration)

                  -     General Services Administration

                  -     U.S. Maritime Administration

                  -     Small Business Administration

                  -     Government National Mortgage Association (GNMA)

                  -     U.S. Department of Housing & Urban Development (PHA's)

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                  -     Federal Housing Administration;

            (3) Senior debt obligations rated "AAA" or "Aaa" by each rating agency issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and senior debt obligations of other federal government-sponsored agencies approved by each rating agency;

            (4) U.S. dollar denominated deposit accounts, federal funds and banker's acceptance with domestic commercial banks which have a rating of their short term certificates of deposit on the date of purchase of "A-1", "F-1" or "P-1" by each rating agency and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating on the bank);

            (5) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1", "F-1" or "P-1" by each rating agency and which matures not more than 270 days after the date of purchase;

            (6) Investments in a money market fund rated in the highest applicable rating category by (1) a nationally recognized rating service acceptable to each rating agency, or (2) each rating agency;

            (7) Pre-refunded municipal obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice;

                  (a) which are rated, based on an irrevocable escrow account or fund, in the highest rating category of each rating agency, or

                  (b) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a) above, which escrow may be applied only to the payment of the principal of and interest and redemption premium, if any, on the bonds or other obligations on the maturity date or dates or the specified redemption date or dates under irrevocable instructions, as appropriate, and

                        (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

            (8) Investment agreements approved in writing by each rating agency and supported by appropriate opinions of counsel for the investment agreement provider; and

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            (9)   Other forms of investments (including repurchase agreements)
                  approved in writing by each rating agency.

Moneys are required to be invested in eligible investments with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that these moneys will be required by the related indenture trustee for the purposes intended. Except as otherwise provided in an indenture, any earnings on or income from these eligible investments will be treated as collections of interest on the related financed student loans and will be deposited in the collection account.

COVENANTS OF THE ISSUER

The issuer covenants under each indenture that:

            - it will require the depositor to administer the depositor's program of financing student loans under the indenture under the Higher Education Act, to the extent applicable;

            - it will maintain or cause to be maintained proper books of record and account and will permit those to be inspected by the indenture trustee and by holders of more than 10% of the aggregate principal amount of the notes issued under the indenture, as provided in the indenture;

            - it will diligently cause to be collected all principal and interest payments on each financed student loan and any grants, subsidies, donations, guarantee payments (including for this purpose payments from any guarantor or escrow fund under a private loan program), interest subsidy payments and special allowance payments with respect to each financed student loan;

            - it will diligently cause to be taken all reasonable steps to enforce all financed student loans, the master servicing agreement, the servicing agreements and the student loan purchase agreements; and

            - it will not create, or permit the creation of, any pledge, lien, charge or encumbrance on the trust except as provided in or permitted by the indenture.

The issuer also covenants that it will file with the related indenture trustee a projection of program operating expenses for each calendar year within the limits provided in the indenture and that it will not, in any calendar quarter, exceed those projected for the calendar quarter except on some conditions described in the related indenture. If the issuer fails to file a report for any calendar year, the report filed for the preceding calendar year will apply.

EVENTS OF DEFAULT

Under an indenture, the following constitute an event of default:

            (1)   Failure in the due and punctual payment of:

                  (a) principal or interest on any note issued under the indenture when due, either at legal final maturity or on redemption or otherwise, excluding:

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                        -     any shortfall on a distribution date other than
                              the legal final maturity of any series of notes if available funds are insufficient to pay the related principal distribution amount on this date,

                        - for so long as any senior notes are outstanding under the indenture, any shortfall on a distribution date other than the legal final maturity of any series of subordinate notes if available funds are insufficient to pay the holders' interest distribution amount of the series of subordinate notes on this date, and

                        - for so long as any senior notes are outstanding under the indenture, any deferral in the payment of interest on the subordinate notes on a distribution date other than the legal final maturity of any series of subordinate notes; or

                  (b)   any issuer exchange payment when due, excluding:

                        - payment in respect of an early termination of the exchange agreement,

                        - for so long as any senior notes are outstanding under the indenture, any shortfall on a distribution date other than the legal final maturity of any series of subordinate notes if available funds are insufficient to pay any subordinate issuer exchange payments relating to the series of subordinate notes on this date, and

                        - for so long as any senior notes are outstanding under the indenture, any deferral in the payment of subordinate issuer exchange payments;

            (2) Failure by the issuer in the observance and performance of any covenants or agreements made in the indenture and the continuation of failure for a period of 30 days after written notice is given to the issuer from the indenture trustee or from the holders of at least a majority of the aggregate principal amount of the outstanding notes;

            (3) Some events of bankruptcy, insolvency, receivership or liquidation with respect to the issuer; and

            (4) The entry of a final judgment against the issuer if judgment will not be discharged within 60 days from the entry, or if an appeal will not be taken therefrom, or from the order or decree on which the judgment was granted or entered in the manner as to conclusively set aside the execution under the judgment or order or the enforcement, if the judgment constitutes or could result in:

                  (a) a lien or charge on the available funds or the trust equal or superior to the lien granted under the indenture for the benefit of the holders of the senior notes,

                  (b) if no senior notes are outstanding under the indenture, a lien or charge on the available funds or the trust equal or superior to the lien granted under the indenture for the benefit of the holders of the subordinate notes, or

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                  (c)   which materially and adversely affects the ownership,
                        control or operation of the program.

Acceleration of the Notes

If an event of default described in clause (1) above occurs and is continuing, the indenture trustee may, and on written direction by the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an event of default described in clause (2) above occurs and is continuing, the indenture trustee may, and on written direction by all of the holders of directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an event of default described in clause (3) above occurs and is continuing, all outstanding notes will become immediately due and payable without notice or any action by the indenture trustee and a declaration of acceleration will be deemed to have been made.

If an event of default described in clause (4) above occurs and is continuing, the indenture trustee may, and on written direction by the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If, after this declaration, but before any judgment or decree for the payment of moneys due will have been obtained or entered unless the same has been discharged:

            (1) all defaults under the indenture (other than the payment of principal and interest due and payable solely by reason of the declaration) will be cured to the satisfaction of the indenture trustee or provision deemed by the indenture trustee to be adequate will be made; and

            (2) the following amounts will either be paid by or for the account of the issuer or provision satisfactory to the indenture trustee will be made for the payment:

                  (a)   all overdue installments of interest on:

                        - the senior notes if senior notes are outstanding, or

                        - the subordinate notes if no senior notes are outstanding, and

                  (b) the reasonable and proper charges, expenses and liabilities of the indenture trustee, any exchange counterparty and the holders and their respective agents and attorneys, and all other sums then payable by the issuer under the indenture (except the principal of and interest accrued since the next preceding distribution date on the notes due and payable solely by virtue of this declaration);

then, the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, by written notice to the issuer and to the indenture trustee, may rescind the declaration and annul an event of



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default, or, if the indenture trustee has acted with respect to the notes without a direction from the holders of at least a majority in aggregate principal amount of the outstanding directing notes and has not received written direction to the contrary by the holders of at least a majority in aggregate principal amount of the outstanding directing notes, then the indenture trustee may annul a declaration and any default by written notice to the issuer. No rescission and annulment will extend to or affect any subsequent event of default or impair or exhaust any right or power with respect to the outstanding directing notes.

On any declaration of acceleration of the notes, the indenture trustee will give notice of the declaration and its consequences to the holders and to any related exchange counterparty as described in the indenture. Interest and carryover interest will cease to accrue on these notes from and after the date set forth in the notice (which will be not more than five days from the date of a declaration).

Prior to a declaration accelerating the maturity of the notes as provided above, the holders of at least two-thirds in aggregate principal amount of the outstanding directing notes and each exchange counterparty that is not in default or their attorneys-in-fact duly authorized may on behalf of the holders of all notes issued under the indenture and each exchange counterparty waive any past failure under the indenture and its consequences with respect to the notes, except a failure in payment of the principal of or interest on any of the notes.

Application of Moneys

If (A) an event of default has occurred and is continuing, and (B) at any time the moneys held by the indenture trustee is insufficient for the payment of principal and interest then due on the notes or for the payment of any issuer exchange payment, then these moneys and all available funds received or collected by the indenture trustee from the trust or otherwise for the benefit or for the account of holders or an exchange counterparty (other than moneys held for the payment or redemption of particular notes, which shall be applied solely to the payment of principal and interest to holders other than the issuer, the depositor, the administrator or their affiliates) will be applied first to the payment of the reasonable and proper fees and expenses of the indenture trustee and other expenses as are necessary in the judgment of the indenture trustee to prevent loss of available funds and to protect the interests of the holders and/or each exchange counterparty, and as follows:

      (1) If the principal of all of the notes issued under the indenture has not become or been declared due and payable:

            FIRST, to the payment of all installments of interest then due on the senior notes, with interest on overdue principal at the rates borne by the senior notes, and to all senior issuer exchange payments then due, in the order that the installments and/or senior issuer exchange payments will have become due, and, if the amounts available are not sufficient to pay all installments and senior issuer exchange payments coming due on the same date, then these payments to be made ratably to the parties entitled to these payments without discrimination or preference;

            SECOND, to the payment of the unpaid holders' principal distribution amount and/or principal due and unpaid on the senior notes at the time of the payment, these payments to be made ratably to the parties entitled to these payments without discrimination or preference;

            THIRD, to the payment of all installments of interest then due on the subordinate notes, with interest on overdue principal at the rates borne by the subordinate notes, and to all


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            subordinate issuer exchange payments then due, in the order that the installments and/or subordinate issuer exchange payments will have become due, and, if the amounts available are not sufficient to pay all installments of interest and subordinate issuer exchange payments coming due on the same date, then these payments to be made ratably to the parties entitled to these payments without discrimination or preference; and

            FOURTH, to the payment of the unpaid holders' principal distribution amount and/or principal due and unpaid on the subordinate notes at the time of the payment, these payments to be made ratably to the parties entitled to these payments without discrimination or preference.

            Payment of carryover interest will be paid only in accordance with the priority of payments as described in the related prospectus supplement, following FIRST through FOURTH. See "The Indenture -- Collection Fund" in the related prospectus supplement.

      (2) If the principal of all of the notes issued under the indenture has become or has been declared due and payable:

            FIRST, to the payment of all principal and interest then due and unpaid on the senior notes and all senior issuer exchange payments then due, these payments to be made ratably to the parties entitled to these payments without discrimination or preference;

            SECOND, to the payment of all principal and interest then due and unpaid on the subordinate notes and all subordinate issuer exchange payments then due, these payments to be made ratably to the parties entitled to these payments without discrimination or preference;

            THIRD, to the payment of all carryover interest due and unpaid on the senior notes, these payments to be made ratably to the parties entitled to these payments without discrimination or preference; and

            FOURTH, to the payment of all carryover interest due and unpaid on the subordinate notes, these payments to be made ratably to the parties entitled to these payments without discrimination or preference.

Remedies on Default

Whenever moneys are to be applied as above, regardless of whether other authorized remedies have been pursued, the indenture trustee may sell, with or without entry, all or part of the trust and all right, title, interest, claim and demand to the assets of the applicable trust and the right of redemption these assets, at any place or places, and at the time or times and notice and terms as may be required by law. On a sale, the indenture trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the issuer and all parties claiming these properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any sale. The issuer and the eligible lender trustee, if so requested by the indenture trustee, shall ratify and confirm any sale or sales by executing and delivering to the indenture trustee or to the purchaser or purchasers all instruments as may be necessary, or in the judgment of the indenture trustee and/or the eligible lender trustee, proper for the purpose which may be designated in a request. The indenture trustee shall not sell or permit the sale or


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assignment of any financed student loan or any interest in any financed student loan as a part of the trust to any party who is not an eligible lender under the Higher Education Act.

If an event of default has occurred and is continuing, then the indenture trustee, either in its own name, as trustee of an express trust, as attorney-in-fact for the related holders and/or each exchange counterparty or in any one or more of the capacities by its agents and attorneys, is entitled and empowered:

            - to institute proceedings at law or in equity for the collection of all sums due in connection with the notes and any issuer exchange payment and

            - to protect and enforce its rights and the rights of the holders and/or each exchange counterparty under the indenture, whether for any specific performance of any covenant contained in the indenture, in aid of the execution of any power therein granted, for an accounting as trustee of any express trust, or in the enforcement or any legal or equitable right as the indenture trustee, being advised by counsel, deems most effectual to enforce any of its rights or to perform any of its duties.

The indenture trustee is entitled and empowered either in its own name, as a trustee of an express trust, or as attorney-in-fact for the holders and each exchange counterparty, or in any one or more capacity, to file proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the indenture trustee, the holders and any related exchange counterparty allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

An indenture trustee, at the written request of holders of at least a majority in aggregate principal amount of the outstanding directing notes and when furnished with reasonable security and indemnity, will take steps and institute suits, actions or proceedings for the protection and enforcement of the rights of any exchange counterparty or the holders, as the case may be, to collect any amount due and owing from the issuer or by injunction or other appropriate proceeding in law or in equity to obtain other appropriate relief.

No holder or exchange counterparty, if any, will have the right to institute any proceeding with respect to the indenture unless:

            (1) the holder or exchange counterparty previously shall have given to the indenture trustee written notice of a continuing event of default;

            (2) with respect to any exchange counterparty, the exchange counterparty is not in default of its obligations under its exchange agreement, all obligations of all of the parties to the agreement have not been satisfied, and the agreement has not been terminated;

            (3) the holders of not less than a majority in aggregate principal amount of the outstanding directing notes have requested in writing that the indenture trustee institute proceeding in its own name as indenture trustee;

            (4) the holders have offered the indenture trustee reasonable indemnity;

            (5) the indenture trustee has for a period of 30 days after notice failed to institute a proceeding; and

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            (6)   no direction inconsistent with the written request has been given to the indenture trustee during a 30-day period by the holders of a majority in aggregate principal amount of the outstanding directing notes.

Remedies Not Exclusive

The remedies conferred on or reserved to the indenture trustee, the noteholders or any exchange counterparty in the indenture are not intended to be exclusive of any other remedy, but each and every remedy will be cumulative and will be in addition to every other remedy given under the indenture or existing at law or in equity or by statute on or after the date of adoption of the indenture.

AMENDMENT AND SUPPLEMENTAL INDENTURES

Without Consent of Holders. The issuer, the eligible lender trustee and the indenture trustee, and, except with respect to item (14) below, with written confirmation from each rating agency then rating the notes that execution of the proposed supplemental indenture will not adversely affect the rating of any rating agency on the notes, from time to time and at any time without the consent or concurrence of any holder, may execute a supplemental indenture for any one or more of the following purposes:

            (1) To make any changes or corrections in the indenture as are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained in the indenture or to insert in the indenture provisions clarifying matters or questions arising under the indenture as are necessary or desirable;

            (2) To add additional covenants and agreements of the issuer for the purpose of further securing the payment of the notes;

            (3) To surrender any right, power or privilege reserved to or conferred on the issuer by the terms of the indenture,

            (4) To confirm as further assurance any lien, pledge, security interest, assignment or charge, or the subjection to any lien, pledge, security interest, assignment or charge, created or to be created by the provisions of the indenture;

            (5) To grant to or confer on the holders any additional rights, remedies, powers, authority or security that lawfully may be granted to or conferred on them, or to grant to or to confer on the indenture trustee for the benefit of the holders or any exchange counterparty any additional rights, duties, remedies, powers or authority;

            (6) To make amendments to the indenture as are required to permit the issuer fully to comply with the Higher Education Act or as required in order for the indenture, as amended by supplemental indenture, not to be contrary to the terms of the Higher Education Act;

            (7) To make amendments to the indenture as may be necessary or convenient to provide for issuance of the notes in coupon form or issuance and registration of the notes in book-entry form and to provide for other related provisions of the notes:

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            (8)   To modify, amend or supplement the indenture or any supplement to the indenture in this manner as to permit the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if the issuer and the indenture trustee so determine, to add to the indenture or any supplement to indenture, other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which will not materially adversely affect the interests of the holders of the notes;

            (9) To authorize the establishment of agreements providing for the pledge of specific funds to other indentures, and for the pledge of specific funds under other indentures to the indenture;

            (10) To permit any changes or modifications of the indenture required by (a) a rating agency to maintain the outstanding rating on the notes or (b) by the issuer of (A) a policy of bond insurance or (B) any similar financial guaranty insuring the payment of the principal of and interest on any notes to obtain an internal rating of at least investment grade or as a condition of the issuance of insurance or guaranty;

            (11) To make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to an interest rate exchange agreement;

            (12) To make amendments to the indenture as may be necessary to permit the issuer to make loans under the Higher Education Act;

            (13) To provide for the issuance of credit enhancement, including, but not limited to, a policy or policies of bond insurance with respect to the notes;

            (14) To add any additional eligible lender trustee or replace any existing eligible lender trustee; and

            (15) To make any other amendment which, in the judgment of the indenture trustee, is not to the material prejudice of the indenture trustee, the holders or any exchange counterparty.

The issuer, each eligible lender trustee and the indenture trustee, from time to time and at any time without the consent or concurrence of any holder may execute a supplemental indenture, if the issuer determines that the provisions of a supplemental indenture are necessary or desirable to maximize available funds.

With Consent of Holders and Exchange Counterparties. The issuer, each eligible lender trustee and the indenture trustee from time to time and at any time may execute a supplemental indenture, with the prior written consent of the holders of not less than a majority in aggregate principal amount of the outstanding directing notes under the indenture (or, with respect to any change affecting only specific series of notes, the holders of a majority in aggregate principal amount of the outstanding notes of this series) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, or modifying or amending the rights and obligations of the issuer, or modifying or amending in any manner the rights of an exchange counterparty or the holders of outstanding notes; provided, however, that, without the specific consent of the holder of each note which would be affected thereby, no supplemental indenture amending or supplementing the provisions of the indenture may:


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            (1)   change the legal final maturity for the payment of the
                  principal of any note or any date for the payment of interest on the notes, or reduce the principal amount of any note or, except on an interest determination date, the interest rate on the notes;

            (2) reduce the aforesaid proportion of notes the holders of which are required to consent to any supplemental indenture amending or supplementing the provisions of the indenture;

            (3) except as shall otherwise be provided in the indenture, give to any note any preference over any other note secured thereby; or

            (4) except as shall otherwise be provided in the indenture, authorize the creation of any pledge of the assets of the trust prior, superior or equal to, or deprive the holders or any exchange counterparty of, the pledge, lien, security interest and assignment created in the indenture for the payment of the notes or any issuer exchange payment.

DEFEASANCE

The obligations of the issuer under the indenture and the liens, pledges, security interests, charges, trusts, assignments, covenants and agreements of the issuer and each eligible lender trustee therein made or provided for, will be fully discharged and satisfied as to (a) any note issued under the indenture, when either of items (1) or (2) below shall have occurred; (b) any program operating expenses, when item (3) shall have occurred; (c) any related interest rate exchange agreement, when item (4) shall have occurred; (d) carryover interest, when item (5) below shall have occurred, and the note, program operating expense, interest rate exchange agreement, or carryover interest will no longer be deemed to be outstanding thereunder (provided, however, that the indenture will not be deemed to be defeased until all of the following have occurred):

            (1)   when the note has been canceled;

            (2) as to any note not canceled, when payment of the principal of this note, plus interest on the principal to the due date of the note (whether the due date is by reason of maturity or on redemption, or otherwise), either:

                  (a) has been made or caused to be made under the terms of the note; or

                  (b) has been provided for by an irrevocable deposit with the indenture trustee or the authenticating agent, which is irrevocably appropriated and set aside exclusively for this payment, and which is derived from a source which is not a transfer of property voidable under Sections 544 or 547 of the United States Bankruptcy Code, should the issuer be a debtor under this code, (accompanied by an opinion of counsel experienced in bankruptcy matters to that effect) of,

                        -     moneys sufficient to make this payment, and/or

                        - eligible investments (which for this purpose shall include only those obligations which are described in item (a) of the definition of eligible investments and which are not subject to call for redemption prior to maturity), maturing as to principal and interest in these amounts and at times as will insure the availability of



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

                              sufficient moneys to make this payment, the sufficiency of said moneys or eligible investments to be verified in writing by a firm of independent certified public accountants;

            (3) all program operating expenses then owed by the issuer, including related necessary and proper fees, compensation and expenses of the indenture trustee, each eligible tender trustee and the authenticating agent when they have been paid or the payment of program operating expenses provided for to the satisfaction of the indenture trustee;

            (4) in the case of payment of any issuer exchange payment and the applicable interest rate exchange agreement, when payment of all issuer exchange payments due and payable to each exchange counterparty under its respective interest rate exchange agreement has been made or duly provided for to the satisfaction of each exchange counterparty and each interest rate exchange agreement has been terminated; and

            (5) in the case of payment of any amount of carryover interest, when the first of the following occurs:

                  (a) payment of all carryover interest that has accrued and remains unpaid has been made or duly provided for to the satisfaction of the indenture trustee, or

                  (b) all amounts held in the related funds and accounts under the indenture which are available under the provisions of the indenture to pay carryover interest have been paid out, and no further amounts, or assets the proceeds of which could be used to pay carryover interest, are so available under the indenture to make payment of carryover interest.

NONPRESENTMENT

The issuer will have no liability for payment if a holder does not present any note for payment when the principal of the note becomes due, whether at maturity or at the date fixed for the redemption of the note, or otherwise, if the indenture trustee holds on the due date moneys and/or eligible investments, in trust sufficient and available to pay the principal of the note, together with all interest due on the principal to the due date of the note (including any carryover interest), or to the date fixed for redemption of the note, as the case may be. Afterwards, the indenture trustee is obligated to hold moneys and/or eligible investments in trust for the benefit of the holder of the note but is not liable to the holder of that note for interest. The holder of the note will be restricted exclusively to the moneys and/or eligible investments, for any claim of whatever nature on its part on or with respect to that note, including any claim for the payment of the note. If any moneys and/or eligible investments held by the indenture trustee are unclaimed by the holders of these notes 4 years after the principal of the respective notes with respect to which moneys and/or eligible investments have been so set aside, has become due and payable (whether at maturity or on redemption or otherwise), moneys and/or eligible investments will be paid to the issuer free from the trusts created by the indenture, and all liabilities of the indenture trustee with respect to moneys and/or eligible investments will cease. If this happens, the holders will be deemed to be general unsecured creditors of the issuer for the amounts so paid to the issuer (without interest), subject to any applicable statute of limitation.


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

REMOVAL OF THE INDENTURE TRUSTEE; RESIGNATION; SUCCESSORS

The indenture trustee may be removed at any time with or without cause by the written direction or on affirmative vote of the holders of a majority in aggregate principal amount of the outstanding directing notes under the indenture or their attorneys-in-fact duly authorized.

In case at any time any of the following occurs:

         (1) the indenture trustee has or shall fail to comply with specific obligations imposed on it under the Trust Indenture Act of 1939 with respect to notes of any series after written request therefor by the issuer or any holder of the series who has been a bona fide holder of a note of this series for at least 6 months;

         (2) the indenture trustee ceases to be eligible under the provisions of the indenture and fails to resign after written request therefor has been given to the indenture trustee by the issuer or by any holder; or

         (3) the indenture trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of reorganization, conservation or liquidation;

then, the issuer may remove the indenture trustee by an instrument in writing, or, subject to specific provisions of the Trust Indenture Act of 1939, any holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the indenture trustee. The court may, after notice, if any, as it may deem proper and prescribe and as may be required by law, remove the indenture trustee.

The indenture trustee may resign by giving not less than 60 days' written notice to the issuer.

A successor trustee may be appointed by the holders of not less than a majority in aggregate principal amount of the outstanding directing notes under the indenture by an instrument or concurrent instruments in writing signed by the holders or their attorneys-in-fact duly authorized. If at any time there is a vacancy in the office of the indenture trustee, the issuer, by an instrument in writing, will appoint a successor to fill the vacancy until a new indenture trustee is appointed by the holders as described above. Any successor trustee must meet the qualifications set forth in the indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary that constitutes the opinion of Thompson Hine & Flory LLP as to all material federal income tax consequences of the purchase, ownership and disposition of the notes. Thompson Hine & Flory LLP is of the opinion that the descriptions of the law and legal conclusions contained in this summary are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are material to the holders. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. However, the Internal Revenue Service may disagree with some aspects of the discussion below. The statutory provisions, regulations, and interpretations on which this discussion is based are subject


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

to change, and a change in one or more of them could apply retroactively. No ruling on any of the tax matters discussed below will be sought from the Internal Revenue Service.

THE DISCUSSION DOES NOT DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY AFFECT PARTICULAR INVESTORS IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES, NOR WITH SPECIFIC CATEGORIES OF INVESTORS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. FOR EXAMPLE, IT DOES NOT DISCUSS THE TAX TREATMENT OF HOLDERS THAT ARE INSURANCE COMPANIES, REGULATED INVESTMENT COMPANIES OR DEALERS IN SECURITIES. THIS DISCUSSION FOCUSES PRIMARILY ON INVESTORS WHO WILL HOLD NOTES AS CAPITAL ASSETS (GENERALLY HELD FOR INVESTMENT) WITHIN THE MEANING OF
SECTION 1221 OF THE INTERNAL REVENUE CODE, BUT MUCH OF THE DISCUSSION IS APPLICABLE TO OTHER INVESTORS AS WELL. THE DISCUSSION DOES NOT ADDRESS THE ANTICIPATED STATE INCOME TAX CONSEQUENCES TO INVESTORS OF OWNING AND DISPOSING OF THE NOTES. CONSEQUENTLY, WE ENCOURAGE POTENTIAL PURCHASERS OF NOTES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE OR LOCAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES.

PAYMENTS RECEIVED ON NOTES

Payments received by holders on the notes will be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable debt instruments. Except as described below for notes issued with original issue discount, acquired with market discount, or issued or acquired at a premium, interest paid or accrued on a note will be treated as ordinary income to the holder and a principal payment on a note will be treated as a return of capital. Interest paid to holders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by holders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The indenture trustee will report annually to the Internal Revenue Service and to holders of record with respect to interest paid or accrued, and original issue discount and market discount, if any, accrued, on the notes.

SUBORDINATION

One or more series of notes may be subordinated to one or more other series of notes issued under the same indenture.

THIS SUBORDINATION WILL NOT AFFECT THE FEDERAL INCOME TAX TREATMENT OF EITHER THE SUBORDINATED OR THE SENIOR NOTES. WE ENCOURAGE EMPLOYEE BENEFIT PLANS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, TO CONSULT THEIR TAX ADVISORS BEFORE PURCHASING ANY SUBORDINATED NOTE. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS AND "SUMMARY OF TERMS-ERISA CONSIDERATIONS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

Based on the assumptions and representations of the depositor and the trust described in the following sentence, in the opinion of Thompson Hine & Flory LLP, the notes will be characterized as debt for federal income tax purposes. The assumptions and representations upon which the above opinion is based are:

            (1) the pertinent provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect will remain in effect and will not otherwise be amended, revised, reversed, or overruled;

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

            (2) the eligible lender trust agreement, the indenture, the notes, and the servicing agreements are executed and delivered in substantially the form as attached as exhibits to this prospectus;

            (3)   there are no changes to the terms of the notes; and

            (4) the depositor, the trust, and the holders treat the notes as indebtedness of the depositor for federal income tax purposes.

This opinion will not be binding on the courts or the Internal Revenue Service. The depositor, the trust and the holders, by accepting the notes have agreed to treat the notes as indebtedness of the depositor for federal income tax purposes. Both the depositor and the trust intend to treat this transaction as a financing reflecting the notes as indebtedness for tax and financial accounting purposes.

Tax Consequences If Notes Are Characterized As Equity

Contrary to the opinion of Thompson Hine & Flory LLP, the Internal Revenue Service might assert that the notes do not represent debt for federal income tax purposes, but rather the notes should be treated as equity interests in the trust. Even if the Internal Revenue Service were to assert successfully that the notes should not be characterized as debt for federal income tax purposes, in the opinion of Thompson Hine & Flory LLP based on the representation of both the trust and the depositor, described in the following sentence, although the trust might be treated as a publicly traded partnership, it would not be taxable as a corporation. Both the trust and the depositor have represented that for 1999 and for any subsequent taxable year 90% or more of the gross income of the depositor, and the trust if treated as a separate entity, will be interest income attributable to loans acquired by either the depositor or the trust and not attributable to loans originated by either the depositor or the trust.

If the notes were treated as equity interests in a publicly traded partnership, some holders could suffer adverse tax consequences. For example, income to tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses. Furthermore, this characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

CHARACTERIZATION OF THE TRUST

In the opinion of Thompson Hine & Flory LLP, for federal income tax purposes, the trust established under each indenture will not be treated as an entity separate from the depositor and thus will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. However, the Internal Revenue Service might assert that the trust is a separate entity from the depositor for federal income tax purposes. If for federal income tax purposes the trust were instead treated as an entity separate from the depositor, the trust might be treated as a partnership among the related holders, and, possibly, the depositor as well. In the opinion of Thompson Hine & Flory LLP, based on the representation of both the trust and the depositor described in "-- Tax Consequences If Notes Are Characterized As Equity," the resulting partnership would not be subject to federal income tax as a publicly traded partnership taxable as a corporation. Rather, each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. This opinion will not be binding on the courts or the


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

Internal Revenue Service. The amount and timing of items of income and deduction of the holders may differ if the notes were held to constitute partnership interests, rather than indebtedness.

The Internal Revenue Service, however, might assert that one or more of the activities of the trust constitutes a financial business so that the qualifying income tests are not met. If qualifying income tests are not met, the trust would constitute a publicly traded partnership taxable as a corporation. If it were determined that the transaction results in the trust being classified as a corporation or a publicly traded partnership treated as an association taxable as a corporation, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the financed student loans and other assets, which would reduce the amounts available for payment to the related holders. Cash payments to these holders would be treated as dividends for tax purposes to the extent of the publicly traded partnership's or corporation's earnings and profits.

ORIGINAL ISSUE DISCOUNT

Notes issued at a price less than their stated principal amount (i.e., discount notes), notes on which interest is accrued and is compounded and added to the principal balance of the notes periodically (i.e., accretion notes), and other series of notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Original issue discount will equal the difference between the "stated redemption price at maturity" of the note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and holders of notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a holder's income in any taxable year will be computed under Section 1272(a)(6) of the Internal Revenue Code, which provides rules for the accrual of original issue discount for debt instruments, such as the notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under Section 1272(a)(6) of the Internal Revenue Code. Accordingly, until the U.S. Treasury Department issues guidance to the contrary, the issuer or other person responsible for computing the amount of original issue discount to be reported to a holder each taxable year (i.e., the tax administrator), except as otherwise provided in this prospectus, expects to base its computations on Section 1272(a)(6) of the Internal Revenue Code and final Treasury Regulations governing the accrual of original issue discount on debt instruments (i.e., the OID Regulations). The amount and rate of accrual of original issue discount on a note will be calculated by the tax administrator based on:

            -     a single constant yield to maturity, and

            - the prepayment rate of the financed student loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the note (i.e., the pricing prepayment assumptions).

Investors should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Section 1272(a)(6) of the Internal Revenue Code, and, accordingly, there can be no assurance that this methodology, which is described below, represents the correct manner of calculating original issue discount on the notes. The tax administrator intends to account for income on notes that provide for one or more contingent payments as described in "-- Variable Rate Notes."

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

Computation of Original Issue Discount

The amount of original issue discount on a note equals the excess, if any, of the note's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest," i.e., deemed principal payments. Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (1) a single fixed rate or (2) a variable rate that meets specific requirements set out in the OID Regulations. See "-- Variable Rate Notes." Thus, in the case of any note providing for this stated interest other than an accretion note, the stated redemption price at maturity generally will equal the total amount of all deemed principal payments due on that note. Because an accretion note generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity this note will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a series of notes generally will equal the initial price at which the series is sold to the public.

De Minimis Rule

Under a de minimis rule, a note will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the note's stated redemption price at maturity multiplied by the weighted average maturity of the note. No Treasury Regulations have been issued with respect to computing the weighted average maturity of instruments like a note. The tax administrator will compute the weighted average maturity of a note as equaling the sum of the amounts obtained by multiplying the number of complete years from the note's issue date until the payment is made by a fraction, the numerator of which is the amount of each deemed principal payment, and the denominator of which is the note's stated redemption price at maturity. A holder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the note are received or, if earlier, on disposition of the note, unless the holder makes the election described below in "All Original Issue Discount Election."

Teaser Notes

Notes of a series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the notes is lower than the rate payable during the remainder of the life of the notes (i.e., teaser notes). The OID Regulations provide a more expansive test under which a teaser note may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the note would be more than de minimis as determined under the regular test. The expanded test applies to a teaser note only if the stated interest on the note would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a teaser note that is measured against the de minimis amount of original issue discount allowable on the note is the greater of (1) the excess of the stated principal amount of the note over its issue price and
(2) the amount of additional stated interest that would be necessary to be payable on the note in order for all stated interest.

Computation of Daily Portions of Original Issue Discount

The holder of a note must include in gross income the sum, for all days during his taxable year on which he holds the note, of the "daily portions" of the original issue discount on the note. The daily portions of original


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issue discount with respect to a note will be determined by allocating to each day in any accrual period the note's ratable portion of the excess, if any, of:

            (1) the sum of (a) the present value of all payments under the note yet to be received as of the close of this period and (b) the amount of any deemed principal payments received on the note during this period, OVER

            (2) the note's "adjusted issue price" at the beginning of this period.

The present value of payments yet to be received on a note will be computed by using the pricing prepayment assumptions and the note's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account deemed principal payments actually received on the note prior to the close of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price.

The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the note at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any deemed principal payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of the note.

The yield to maturity of a note will be calculated based on

            (1)   the pricing prepayment assumptions; and

            (2) any contingencies not already taken into account under the pricing prepayment assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur.

Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the note typically will be subsumed in the pricing prepayment assumptions and thus will be reflected in the note's yield to maturity.

Optional Redemption

The notes of a series may be subject to optional redemption by the issuer before their legal final maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the notes is lower than it would be if the notes were not redeemed early. If the issuer is presumed to exercise its option to redeem the notes, original issue discount on these notes will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the notes of a particular series are issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the notes because a redemption by the issuer would not lower the yield to maturity of the notes.

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

If, however, some notes of a particular series are issued at a premium, the issuer may be able to lower the yield to maturity of the notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem notes when one or more series of the notes are issued at a premium, the tax administrator will take into account all series of notes that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the notes of the series were issued at a premium, the tax administrator will presume that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the notes, and there can be no assurance that the Internal Revenue Service will agree with the tax administrator's position.

All Original Issue Discount Election

The OID Regulations provide that a holder may make an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (see "-- Market Discount"), de minimis market discount that accrues on the note, and unstated interest (as reduced by any amortizable premium, "-- Amortizable Premium") under the constant yield method used to account for original issue discount. To make this election, the holder of the note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the note. The statement must identify the instruments to which the election applies. An election is irrevocable unless the holder obtains the consent of the Internal Revenue Service.

If an election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount. See "-- Market Discount." In addition, if an election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium." Holders should be aware that the law is unclear as to whether an election is effective for a note that is subject to the contingent payment rules. See "-- Variable Rate Notes."

Subsequent Holder

A note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in a note, immediately after its acquisition, exceeds the sum of all deemed principal payments to be received on the note after the acquisition date, the note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the note by the amount of amortizable premium. See "-- Amortizable Premium."

If the subsequent holder's adjusted basis in the note immediately after the acquisition exceeds the adjusted issue price of the note, but is less than or equal to the sum of the deemed principal payments to be received under the note after the acquisition date, the amount of original issue discount on the note will be reduced by a fraction, the numerator of which is the excess of the note's adjusted basis immediately after its acquisition over the adjusted issue price of the note and the denominator of which is the excess of the sum of all deemed principal payments to be received on the note after the acquisition date over the adjusted issue price of the note. Alternately, the subsequent purchaser of a note having original issue discount may make the election described above in "-- All Original Issue Discount Election" with respect to the note.



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Original Issue Discount On Teaser Notes For The First Distribution Period

If the interval period between the issue date of a note that pays interest at the series interest rate on a current basis and the first distribution date contains more days than the number of days of stated interest that are payable on the first distribution date, the effective interest rate received by the holder during the interval period will be less than the note's stated interest rate making the note a teaser note. If the amount of original issue discount on the note measured under the expanded de minimis test (see "-- Teaser Notes") exceeds the de minimis amount of original issue discount allowable on the note, the amount by which the stated interest on the note exceeds the interest that would be payable on the note at the effective rate of interest for the interval period would be treated as part of the note's stated redemption price at maturity. Accordingly, the holder of a teaser note may be required to recognize ordinary income arising from original issue discount attributable to the interval period in addition to any qualified stated interest that accrues in that period.

Original Issue Discount On Rate Bubble Notes For The Distribution Period

Similarly, if the interval period is shorter than the number of days between subsequent distribution dates, the effective rate of interest payable on a note during the interval period will be higher than the stated rate of interest if a holder receives interest on the first distribution date based on a full accrual period. Unless the "pre-issuance accrued interest rule" described below applies, the note would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a rate bubble note attributable to the interval period would be the amount by which the interest payment due on the first distribution date exceeds the amount that would have been payable had the effective rate for that period been equal to the stated interest rate. However, under the pre-issuance accrued interest rule, if:

            (1) a portion of the initial purchase price of a rate bubble note is allocable to interest that has accrued under the terms of the note prior to its issue date (i.e., pre-issuance accrued interest); and

            (2) the note provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, the note's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest.

If the holder opts to apply the pre-issuance accrued interest rule, the portion of the interest received on the first distribution date equal to the pre-issuance accrued interest would be treated as a return of the interest and would not be treated as a payment on the note. Thus, where the pre-issuance accrued interest rule applies, a rate bubble note will not have original issue discount attributable to the interval period, provided that the increased effective interest rate for that period is attributable solely to pre-issuance accrued interest, as typically will be the case.

The tax administrator intends to apply the pre-issuance accrued interest rule to each rate bubble note for which it is available if the note's stated interest otherwise would be qualified stated interest. If, however, the interval period of a rate bubble note is longer than subsequent distribution periods, the application of the pre-issuance accrued interest rule typically will not prevent disqualification of the note's stated interest because its effective interest rate during the interval period typically will be less than its stated interest rate. A note with a long interval period typically will be a teaser note, as discussed above. The pre-issuance accrued interest rule will not apply to any amount paid at issuance for a teaser note that is normally allocable to interest accrued under


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the terms of the note before its issue date. All amounts paid for a teaser note at issuance, regardless of how designated, will be included in the issue price of the note for federal income tax accounting purposes.

IN VIEW OF THE COMPLEXITIES AND CURRENT UNCERTAINTIES AS TO THE MANNER OF INCLUSION IN INCOME OF ORIGINAL ISSUE DISCOUNT ON THE NOTES, WE ENCOURAGE POTENTIAL INVESTORS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE APPROPRIATE AMOUNT AND METHOD OF INCLUSION IN INCOME OF ORIGINAL ISSUE DISCOUNT ON THE NOTES FOR FEDERAL INCOME TAX PURPOSES.

VARIABLE RATE NOTES

A note may pay interest at a variable rate, i.e., a variable rate note. A variable rate note that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations will be governed by the rules applicable to variable rate debt instruments in the OID Regulations, which are described below. A variable rate note qualifies as a variable rate debt instrument under the OID Regulations if:

      (1) the note is not issued at a premium to its noncontingent principal amount in excess of the lesser of:

            (a) .015 multiplied by the product of the noncontingent principal amount and the weighted average maturity of the note, or

            (b)   15 percent of the noncontingent principal amount;

      (2) stated interest on the note compounds or is payable unconditionally at least annually at:

            (a)   one or more qualified floating rates,

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and

      (3) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the note and ends one year following that day).

If the variable rate note provides for any contingent payments (which do not include qualified stated interest), the tax administrator intends to account for the income earned on the note as described below.

Qualified Floating Rate

Under the OID Regulations, a rate is a qualified floating rate if variations in the value of the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous


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variations in borrowing costs for the issuer of the debt instrument or for depositors in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the note, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a note, if the values of all the rates on the issue date of the note are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (i.e., a cap), a restriction or restrictions on the minimum stated interest rate (i.e., a floor), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (i.e., a governor), or other similar restriction only if:

            (1) the cap, floor, or governor is fixed throughout the term of the related note; or

            (2) the cap, floor, governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the note to be significantly less or significantly more than the expected yield on the note determined without such cap, floor, governor, or similar restriction, as the case may be.

Objective Rate

Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that:

            (1)   is determined using a single fixed formula;

            (2)   is based on objective financial or economic information; and

            (3) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), including dividends, profits, or the value of the issuer's (or related party's) stock.

That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

Fixed Rate Followed By A Variable Rate

Under the OID Regulations if interest on a variable rate note is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

Single Rate Variable Rate Debt Instrument Note



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Under the OID Regulations, all interest payable on a variable rate note that qualifies as a variable rate debt instrument and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (i.e., a single rate variable rate debt instrument note), is treated as qualified stated interest. The amount and accrual of OID on a single rate variable rate debt instrument note is determined, in general, by converting the note into a hypothetical fixed rate note and applying the rules applicable to fixed rate notes described under "-- Original Issue Discount" to the hypothetical fixed rate note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a single rate variable rate debt instrument note also must be increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the related hypothetical fixed rate note.

Multiple Rate Variable Rate Debt Instrument Note

Except as provided below, the amount and accrual of original issue discount on a variable rate note that qualifies as a variable rate debt instrument but is not a single rate variable rate debt instrument note (i.e., a multiple rate variable rate debt instrument note), is determined by converting the note into a hypothetical equivalent fixed rate note that has terms that are identical to those provided under the multiple rate variable rate debt instrument note, except that the hypothetical equivalent fixed rate note will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the multiple rate variable rate debt instrument note. A multiple rate variable rate debt instrument note that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate note by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A multiple rate variable rate debt instrument note that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate note by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the multiple rate variable rate debt instrument note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a multiple rate variable rate debt instrument note must be increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the hypothetical equivalent fixed rate note.

Under the OID Regulations, the amount and accrual of original issue discount on a multiple rate variable rate debt instrument note that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other multiple rate variable rate debt instrument notes except that prior to its conversion to a hypothetical equivalent fixed rate note, the multiple rate variable rate debt instrument note is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be a rate so that the fair market value of the multiple rate variable rate debt instrument note as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

Inverse Floater Notes

Notes of a series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (i.e., inverse floater notes). The inverse floater notes are expected to bear interest at objective


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rates. Consequently, if the interest rates of the notes meet the test for qualified stated interest, the income on the notes will be accounted for under the rules applicable to variable rate debt instruments described above.

Contingent Payment Obligations

The OID Regulations contain rules that address the federal income tax treatment of debt obligations with one or more contingent payments (i.e., contingent payment obligations). Under the contingent payment rules of the OID Regulations, any variable rate debt instrument that is not a variable rate debt instrument is classified as a contingent payment obligation. However, the contingent payment rules of the OID Regulations, by their terms, do not apply to debt instruments that are subject to Section 1272(a)(6) of the Internal Revenue Code.

In the absence of further guidance, the tax administrator will account for notes that are contingent payment obligations under Section 1272(a)(6) of the Internal Revenue Code. Income will be accrued on the notes based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the pricing payment assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

The method described in the paragraph for accounting for notes that are contingent payment obligations is consistent with Section 1272(a)(6) of the Internal Revenue Code and the legislative history of that provision. Because of the uncertainty with respect to the treatment of the notes under the OID Regulations, however, there can be no assurance that the Internal Revenue Service will not assert successfully that a method less favorable to holders will apply.

IN VIEW OF THE COMPLEXITIES AND THE CURRENT UNCERTAINTIES AS TO INCOME INCLUSIONS WITH RESPECT TO NOTES THAT ARE CONTINGENT PAYMENT OBLIGATIONS, IT IS SUGGESTED THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE APPROPRIATE AMOUNT AND METHOD OF INCOME INCLUSION ON THE NOTES FOR FEDERAL INCOME TAX PURPOSES.

ANTI-ABUSE RULE

The U.S. Treasury Department issued Treasury Regulations containing an anti-abuse rule because it was concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Internal Revenue Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under Treasury Regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

A subsequent purchaser of a note at a discount from its outstanding principal amount (or, in the case of a note having original issue discount, its "adjusted issue price") will acquire the note with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the note) as ordinary income. A person who purchases a note at a price


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lower than the note's outstanding principal amount but higher than its adjusted issue price does not acquire the note with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "-- Original Issue Discount."

A note will not be considered to have market discount if the amount of the market discount is de minimis (i.e., less than the product of (1) 0.25% of the remaining principal amount (or, in the case of a note having original issue discount, the adjusted issue price of the note), multiplied by (2) the weighted average maturity of the note (determined as for original issue discount) remaining after the date of purchase). Regardless of whether the subsequent purchaser of a note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a note having original issue discount, any deemed principal payments) are received, equal to the lesser of:

            -     the amount of the principal payment received; or

            - the amount of the market discount that has "accrued", but that has not yet been included in income.

Elections

The purchaser of a note with market discount may make a special election, which applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or afterwards, to recognize market discount currently on an uncapped accrual basis. In addition, the purchaser may make the election described in "-- All Original Issue Discount Election," with respect to a note purchased with market discount.

Until the U.S. Treasury Department promulgates applicable Treasury Regulations, the purchaser of a note with market discount may elect to accrue the market discount either:

         (1)     on the basis of a constant interest rate;

         (2) in the case of a note issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of this period; or

         (3) in the case of a note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original discount at the beginning of this period.

Regardless of which computation method is elected, the pricing prepayment assumptions must be used to calculate the accrual of market discount.

Sale or Exchange of a Note With Market Discount

A holder who has acquired any note with market discount generally will be required to treat a portion of any gain on a sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the above three methods, less any accrued market discount previously


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reported as ordinary income as partial principal payments were received.
Moreover, the holder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the note to the extent they exceed income on the note. Any deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder makes the election to recognize market discount currently on an uncapped accrual basis or the election described above in "-- All Original Issue Discount Election," the interest deferral rule will not apply.

Under the contingent payment regulations, a secondary market purchaser of a contingent payment obligation at a discount generally would continue to accrue interest and determine adjustments on the note based on the original projected payment schedule devised by the issuer of the note. The holder of a note would be required, however, to allocate the difference between the adjusted issue price of the note and its basis in the note as positive adjustments to the accruals or projected payments on the note over the remaining term of the note in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury Regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a note subject to redemption at the option of the issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in this case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given series of notes. Therefore, it is suggested that prospective investors consult their own tax advisors regarding the application of the market discount rules to the notes.

Clinton Administration Revenue Proposals

In February 1999, the Clinton administration issued revenue proposals including one that would require taxpayers that use an accrual method of accounting to include market discount in income as it accrues. The taxpayer's yield for purposes of determining and accruing market discount would be limited to the greater of:

            - the original yield-to-maturity of the debt instrument plus 5 percentage points or

            - the applicable federal rate at the time the taxpayer acquired the debt instrument plus 5 percentage points.

This proposal would be effective for debt instruments acquired on or after the date of enactment.

AMORTIZABLE PREMIUM

A subsequent purchaser of a note who purchases the note at a premium over the total of its deemed principal payments may elect to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the notes. Treasury Regulations were issued on December 30, 1997 concerning the treatment of bond premium. Under these Treasury Regulations, bond premium may be amortized to offset interest income only as a holder takes the qualified stated interest into account under the holder's regular accounting method. Moreover, the Treasury Regulations generally provide that in the case of notes subject to optional redemption, the holder is deemed to exercise or not exercise the option in the manner that maximizes the holder's yield on the note while the issuer generally is deemed to exercise or not exercise the option in the manner that minimizes the holder's yield on the note. However, the issuer is



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deemed to exercise or not exercise a call option or a combination of call options in the manner that maximizes the holder's yield on the note. The Treasury Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder elects to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury Regulations would apply to all of the holder's notes held on or after the first day of that taxable year.

Under the contingent payment regulations, a secondary market purchaser of a contingent payment obligation at a premium generally would continue to accrue interest and determine adjustments on the note based on the original projected payment schedule devised by the issuer of the note. The holder of the note would allocate the difference between its basis in the note and the adjusted issue price of the note as negative adjustments to the accruals or projected payments on the note over the remaining term of the note in a manner that is reasonable (e.g., based on a constant yield to maturity).

GAIN OR LOSS ON DISPOSITION

If a note is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the note. The adjusted basis of a note will equal the cost of the note to the holder, increased by any original issue discount or market discount previously includable in the holder's gross income with respect to the note and reduced by the portion of the basis of the note allocable to payments on the note (other than qualified stated interest) previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment with respect to a note will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the note. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a note generally will be capital gain or loss. This gain or loss will be long-term gain or loss if the note is held as a capital asset for the applicable long term holding period.

Special Rules for Banks, Thrifts, and Similar Institutions

If the holder of a note is a bank, thrift, or similar institution described in
Section 582 of the Internal Revenue Code, any gain or loss on the sale or exchange of the note will be treated as ordinary income or loss. In addition, a portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Internal Revenue Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Federal Income Tax Rates

The highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Internal Revenue Service Restructuring


                                       90
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and Reform Act of 1998 established the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for more than one year at 20%. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes.

Generally, the deductibility of capital losses for individuals for a taxable year is limited to the amount of capital gains for the taxable year plus $3,000. The deductibility of capital losses for corporations for a taxable year is limited to the amount of capital gains for the taxable year.

BACKUP WITHHOLDING, FOREIGN HOLDERS, AND OTHER TAX MATTERS

Backup Withholding

A note may, under some circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of notes. This withholding generally applies if the holder of a note:

            - fails to furnish the indenture trustee with its taxpayer identification number;

            - furnishes the indenture trustee or the issuer an incorrect taxpayer identification number;

            - fails to report properly interest, dividends or other "reportable payments" as defined in the Internal Revenue Code; or

            - under some circumstances, fails to provide the indenture trustee or the issuer or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders, including payments to specific exempt recipients (such as exempt organizations) and to specific nonresident alien individuals, foreign corporations, foreign partnerships, or specific foreign estates and trusts complying with requisite certification procedures. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The indenture trustee will report to the holders and to the Internal Revenue Service each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the notes within a reasonable time after the end of each calendar year.

Foreign Holders

Under the Internal Revenue Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to notes held by holders who are nonresident alien individuals, foreign corporations, foreign partnerships or specific foreign estates and trusts or holders holding on behalf of foreign persons generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that:

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            -     the interest is not effectively connected with a trade or
                  business in the United States of the holder and

            - the issuer (or other person who would otherwise be required to withhold tax from these payments) is provided with an appropriate statement that the beneficial owner of a note is a foreign person.

Interest (including original issue discount) paid on notes to holders who are foreign persons will not be subject to withholding if the interest is effectively connected with a United States business conducted by the holder. The interest (including original issue discount) will, however, be subject to the regular United States income tax.

New Withholding Tax Regulations

In 1997, Treasury Regulations were issued which alter the rules described above in some respects. These Treasury Regulations will be effective with respect to payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which these payments are made. It is suggested that prospective investors consult their tax advisors concerning the requirements imposed by these Treasury Regulations and their effect on the holding of the notes.

Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, it is suggested that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the notes.

                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state. We strongly encourage you to consult your own tax advisors with respect to the various state tax consequences of an investment in the notes.

                                 USE OF PROCEEDS

The proceeds of the sale of a series of notes, net of underwriters' discount, will be transferred to the indenture trustee for deposit to the credit of the funds and accounts established under the Indenture, a portion of which will be used to acquire financed student loans from the depositor. The order of application of the net proceeds and the amounts to be deposited in each account will be set forth in the related prospectus supplement. See "Use of Proceeds" in the related prospectus supplement.

                              ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended or corresponding provisions of the Internal Revenue Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which these plans, accounts, annuities or arrangements are invested, persons acting on behalf of a


                                       92
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plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of a series of notes could either give rise to a transaction that is prohibited under ERISA or the Internal Revenue Code or cause the assets of the trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101. You should be aware that, although exceptions from the application of the prohibited transaction rules and the plan asset regulations exist, there can be no assurance that any exception will apply with respect to the acquisition of a note.

The acquisition or holding of the notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the plan. One or more exemptions may be available with respect to prohibited transaction rules of ERISA and might apply in connection with the initial purchase, holding and resale of the notes, depending in part on the type of plan fiduciary making the decision to acquire notes and the circumstances under which decision is made. Those exemptions include, but are not limited to:

            - Prohibited Transaction Class Exemption (PTCE) 95-60, regarding investments by insurance company general accounts;

            - PTCE 91-38, regarding investments by bank collective investment funds;

            - PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

            - PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

Before purchasing notes, a plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Internal Revenue Code should consult with its counsel to determine whether the conditions of any exemption would be met. You should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.


                       WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed with the SEC a registration statement (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the notes offered. This prospectus and the accompanying prospectus supplement, which form part of the registration statement, do not contain all the information contained in the registration statement. For further information, we refer you to the registration statement which you can inspect and copy at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549; and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part may be obtained from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 on the payment of some fees prescribed by the SEC. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. In addition, the registration statement may be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system at the SEC's site on the World Wide Web located at http://www.sec.gov.

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                               REPORTS TO HOLDERS

Unless definitive notes are issued for any series of notes, periodic unaudited reports as described in the related prospectus supplement containing information concerning the financed student loans in the related trust will be prepared by the issuer and sent only to Cede & Co., as nominee of DTC and registered holder of the notes but will not be sent to any beneficial holder of the notes. These reports will not constitute financial statements prepared under generally accepted accounting principles. See "Description of the Notes -- Book-entry Registration and -- Reports to Holders." The master servicer will file with the SEC the periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC under the Securities Exchange Act of 1934. The issuer intends to suspend the filing of these reports under the Securities Exchange Act of 1934, as amended, when and if the filing of these reports is no longer statutorily required.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for the issuer, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of any series of notes shall be deemed to be incorporated by reference into this prospectus and the accompanying prospectus supplement and to be a part hereof. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained in this prospectus or the accompanying prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the accompanying prospectus supplement.

The issuer will provide without charge to each person to whom a copy of this prospectus and the accompanying prospectus supplement are delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated by reference, except the exhibits to these documents (unless the exhibits are specifically incorporated by reference in these documents). Written requests for these copies should be directed to Perry D. Moore, Senior Vice President & Chief Financial Officer, Student Loan Funding Resources, Inc., One West Fourth Street, Suite 200, Cincinnati, Ohio 45202 or "perry_moore@slf.org" on the internet. Telephone requests for these copies should be directed to (513) 352-0222.

                              PLAN OF DISTRIBUTION

Each issuance of notes will be offered in one or more series through one or more underwriters or underwriting syndicates. The prospectus supplement for each issuance of notes will set forth the terms of the offering of each series in the issuance, including the name or names of the underwriters and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the notes will be determined.

The notes may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to conditions precedent, and the underwriters will be obligated to purchase all of a series of notes described in the related prospectus supplement, if any are purchased. If notes of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the seller and purchasers of notes of the series.

The time of delivery for the notes of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                     RATING

It is a condition to the issuance and sale of each series of notes that they each be rated by at least one nationally recognized statistical rating organization in one of its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Rating" in the accompanying prospectus supplement.

                                   APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


Except in some limited circumstances, the Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC") or, if applicable, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way under their nominal rules and operating procedures and under conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective depositories of Cedel and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that holders meet the requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold these positions in accounts as participants of DTC.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

 Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

 Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

 Trading between Cedel and/or Euroclear participants. Secondary market trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

 Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including, the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global.

 Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system under its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails). The Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

 Cedel participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

 As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn on to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges although this result will depend on each participant's particular cost of funds.

 Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

 Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel or Euroclear will instruct the respective depository to deliver the Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

 Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

1. borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) under the clearing system's customary procedures;

2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE NOTES NOR AN OFFER OF THESE NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH THE OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
     SUMMARY OF TERMS ................................  S-1
     RISK FACTORS .................................... S-10
     THE ISSUER ...................................... S-19
     THE DEPOSITOR ................................... S-21
     USE OF PROCEEDS ................................. S-23
     THE FINANCED STUDENT LOANS ...................... S-23
     MATURITY AND PREPAYMENT
        CONSIDERATIONS ............................... S-30
     THE SERVICERS ................................... S-31
     THE GUARANTEE AGENCIES .......................... S-36
     EXCHANGE AGREEMENTS ............................. S-39
     DESCRIPTION OF THE NOTES ........................ S-40
     REDEMPTION ...................................... S-48
     THE INDENTURE ................................... S-49
     UNDERWRITING .................................... S-57
     LEGAL MATTERS ................................... S-59
     RATING .......................................... S-59
     APPENDIX A -- GLOSSARY OF PRINCIPAL
        DEFINITIONS ..................................  A-1
     APPENDIX B -- AUCTION PROCEDURES ................  B-1
     APPENDIX C -- SETTLEMENT PROCEDURES .............  C-1

PROSPECTUS
         FORMATION OF THE TRUSTS .....................    1
         THE DEPOSITOR ...............................    3
         THE FINANCED STUDENT LOAN POOL ..............    5
         MATURITY AND PREPAYMENT CONSIDERATIONS ......    7
         DESCRIPTION OF THE FFEL PROGRAM .............    8
         DESCRIPTION OF THE GUARANTEE AGENCIES .......   29
         THE PRIVATE LOAN PROGRAMS ...................   32
         TRANSFER AND SALE AGREEMENTS ................   33
         SERVICING ...................................   36
         DESCRIPTION OF THE NOTES ....................   39
         REDEMPTION ..................................   57
         SECURITY FOR THE NOTES ......................   57
         THE INDENTURES ..............................   60
         FEDERAL INCOME TAX CONSEQUENCES .............   76
         STATE TAX CONSIDERATIONS ....................   92
         USE OF PROCEEDS .............................   92
         ERISA CONSIDERATIONS ........................   92
         WHERE YOU CAN FIND MORE INFORMATION .........   93
         REPORTS TO HOLDERS ..........................   94
         INCORPORATION OF DOCUMENTS BY
             REFERENCE ...............................   94
         PLAN OF DISTRIBUTION ........................   94
         RATING ......................................   95
         APPENDIX A -- GLOBAL CLEARANCE,
             SETTLEMENT AND TAX
             DOCUMENTATION PROCEDURES ................  A-1



                                  $525,000,000

                       STUDENT LOAN FUNDING 1999-A/B TRUST

                       STUDENT LOAN FUNDING RIVERFRONT LLC

                                  STUDENT LOAN
                               ASSET-BACKED NOTES

                                 SERIES 1999A-1
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999A-2
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999A-3
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999A-4
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999A-5
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999A-6
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES

                                 SERIES 1999B-1
                            SUBORDINATE AUCTION RATE
                                 CALLABLE NOTES

                                 --------------

                                   PROSPECTUS
                                 --------------


                              SALOMON SMITH BARNEY



                                 BANC OF AMERICA
                                 SECURITIES LLC


                                OCTOBER 21, 1999